Exhibit 10.40

Agreement between AT&T Corp.

and

WORLDSPAN, LP

for

AT&T InterSpan® Data Communications Services

Please return all originals of this document to:

Agnes Cooney
AT&T
Room 2C133W
900 Routes 202/206 North
Bedminster, NJ 07921

AT&T INTERSPAN® DATA COMMUNICATIONS SERVICES AGREEMENT

This Agreement (“Agreement”) is between AT&T Corp., a New York corporation with an office at 900 Routes 202/206 North, Room: 2C133W, Bedminster, NJ 07921 (“AT&T”), and WORLDSPAN, LP, with offices at 300 Galleria Parkway NW, Atlanta, GA 30339 (“Customer).

AT&T and Customer agree that the following terms and conditions apply to the provision and use, within the United States and, if applicable, to Canada, of the AT&T InterSpan® Data Communications Services (“Services”) referenced in any Attachments to this Agreement signed by Customer and AT&T. Such Attachments are an integral part of this Agreement.

1.                                      CONTRACT PERIOD

This Agreement is effective when signed by Customer and AT&T (“Effective Date”). The Contract Period commences on the Effective Date and, unless terminated in accordance with the provisions herein, will continue in effect for as long as any Service Period as defined in an Attachment to this Agreement remains in effect.

2.                                      BILLING AND PAYMENT

A.                                   Invoices.

Customer shall pay AT&T all charges due under this Agreement, without deduction or setoff.  Charges that are subject to a bona fide dispute shall not be due until the dispute is resolved.  All payments shall be mailed to the AT&T address stated on the bill.  Bills will be issued monthly and are due forty-five (45) days after the date they are received by Customer, provided that AT&T shall make all reasonable efforts to transmit each bill within five (5) days of the date shown thereon, and Customer will establish and implement a reliable process for date-stamping bills upon their receipt.  AT&T shall make all reasonable efforts to bill Customer for recurring or usage based charges not more than ninety (90) days after the end of the month in which the Services for which such charges are levied are provided, and will not bill Customer for any Service (or related taxes) more than one (1) year after the end of the month in which it is provided.

B.                                     Taxes.

Customer agrees to pay any sales, use, gross receipts, federal excise and other similar taxes, however designated, that are lawfully levied by a duly constituted taxing authority against or upon the Services, unless Customer provides a valid tax exemption certificate.  Customer shall not be billed or liable for taxes on AT&T’s net income, any franchise tax measured by AT&T’s capital, capital stock or net worth, or any interest, penalties or fines incurred due to the failure of AT&T to pay, when due, any taxes owed by it or collected by it for remission under this Agreement.  AT&T agrees to cooperate fully with Customer in pursuing any refund claims for such taxes and in Customer’s efforts to lawfully minimize any such taxes payable.  At Customer’s request, but not more than once every twelve (12) months, AT&T will provide Customer with Customer-specific tax information, by jurisdiction.

C.                                     Billing Reviews.

(1) For two (2) years after the date of each invoice to Customer for Service, Customer may review and copy AT&T’s records that relate directly to such invoice for the purpose of

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evaluating its accuracy.  Subject to the confidentiality obligations set forth in this Agreement, Customer may employ such assistance as it deems desirable to conduct a billing review, but may not use any entity that provides telecommunications services in competition with AT&T to perform any such review.  Customer shall cause any entity providing assistance to execute a non-disclosure agreement substantially in the form of Exhibit ND.

(2)                                  Customer shall provide AT&T with reasonable advance notice of any billing review.  AT&T shall cooperate fully in any such review, providing reasonable access to such AT&T personnel and AT&T records as are reasonably necessary to test the accuracy of the invoices to which the review pertains.  AT&T may redact from the records provided to Customer hereunder information that is irrelevant to the purposes of the review or that reveals the identity or confidential information of other customers of AT&T.

(3)                                  Customer may not perform a billing review pursuant to this Subparagraph more frequently than annually during the term of this Agreement, unless a prior review or a pattern of invoice errors gives Customer reasonable cause for concern for the overall accuracy of the invoices, in which event Customer may perform quarterly billing reviews until it is reasonably satisfied that the problems prompting the additional reviews have been resolved.

(4)                                  In the event of a dispute concerning the results of a billing review, the parties shall make good faith efforts to resolve the dispute.  If they are unable to do so, the dispute shall be resolved in accordance with Paragraph 9.A. (Dispute Resolution) of this Agreement.

3.                                      TERMINATION

A.                                   Termination by AT&T.

If Customer fails to pay any outstanding charges that are not the subject of a bona fide dispute, within twenty (20) days after receipt of written notice from AT&T of such failure, AT&T may give Customer written notice of its intent to terminate the Attachments materially affected by the breach (“Second Notice”), such termination to be effective not less than ten (10) days after delivery of such Second Notice, unless Customer pays the outstanding charges that are not the subject of a bona fide dispute within the time specified in the Second Notice.  The Second Notice will be delivered to Customer’s Vice President, General Counsel and Secretary and Chief Financial Officer.  AT&T will not terminate this Agreement or any Attachment thereto, discontinue or restrict any part of the Services, or refuse to accept orders for or provision Services requested by Customer for nonpayment of outstanding charges, until at least ten (10) days after it delivers the Second Notice.  Upon termination of this Agreement or any Attachment thereto as provided in this Paragraph 3.A., Customer shall be liable for all charges incurred as of the date of termination and, if applicable, any termination charges associated with termination of such Attachments.

If Customer fails to perform or observe any other material term or condition of this Agreement or any Attachments hereto (other than those relating to payment for Services) within thirty (30) days after receipt of written notice from AT&T of such failure, AT&T may terminate the Attachments materially affected by the breach.  Upon termination of this Agreement or any Attachment thereto as provided in this Paragraph 3.A., Customer shall be liable for all charges incurred as of the date of termination and, if applicable, any termination charges associated with termination of such Attachments.

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B.                                     Termination by Customer.

If AT&T fails to perform or observe any material term or condition of this Agreement or any Attachment hereto, within thirty (30) days after receipt of written notice from Customer of such failure, Customer may terminate the Attachments materially affected by the breach.  Except for charges incurred as of the date of termination, Customer shall have no further financial obligations to AT&T for such terminated Attachments.

4.                                      MISCELLANEOUS RESPONSIBILITIES

A.                                   CPE Performance.

The failure of any Customer-provided equipment that connects to the Services to perform in accordance with the published technical specifications for such equipment and AT&T’s interface specifications (which AT&T shall provide to Customer at no charge upon request) shall relieve AT&T of liability for any service impairment proximately caused by such failure.

B.                                     Agency Agreement.

If Customer elects to have AT&T act as its authorized agent for ordering and coordinating local access circuits for a Service, a separate Agency Agreement will be executed.

C.                                     Users of Services.

Customer is not permitted to resell the Services, but Customer may designate its general partners, the Affiliates and code share partners of its general partners and the airlines and airline Affiliates to whom it provides reservation and/or related services, and other entities to which it provides reservation and/or related services (collectively, “Users”) to receive Services through Customer under this Agreement.  Customer may designate up to ten (10) Users who will be permitted to deal directly with AT&T in the ordering, maintenance, and management of Services, and who will also be entitled (at Customer’s discretion) to receive a sub-account bill directly from AT&T and to deal directly with AT&T on billing matters, provided that Customer shall remain AT&T’s customer of record for Services to these Users and all other Users and shall be financially responsible for all Users’ use of Services. Services provided to Users shall be treated as if the Services had been provided to Customer, including, without limitation, computing Customer’s pricing under this Agreement and determining the satisfaction of any applicable Minimum Annual Revenue Commitment.  For the purposes of this Paragraph 4.C., an Affiliate of entity X is a person or entity that controls, is controlled by, or is under common control with entity X.

D.                                    Content and Use Indemnifications.

(1)                                  Customer is solely responsible for the content of communications transmitted by Customer or Users using the Services, and shall defend, indemnify, and hold harmless AT&T (as defined in Paragraph 6G. (Limitation of Liability) of this Agreement) from and against all liabilities and costs (including reasonable attorneys’ fees) arising from any and all claims by any person based upon the content of any such communications, except to the extent that such a claim arises out of AT&T’s willful misconduct.

(2)                                  Customer shall defend, indemnify, and hold harmless AT&T (as defined in Paragraph 6.G. (Limitation of Liability) of this Agreement) from and against all liabilities and costs (including reasonable attorneys’ fees) arising from any and all claims by Users (and by any other third parties allowed by Customer to have access to the Services) in connection with the Services, regardless of the form of action, whether in contract, tort, warranty, or strict liability,

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except to the extent that such a claim arises out of AT&T’s willful misconduct.

(3)                                  AT&T shall promptly notify Customer in writing of any claim under this Paragraph 4.D.  Customer shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise unless the parties agree otherwise in writing, provided that no settlement that materially affects the terms, price, performance or provisioning of Service hereunder shall be entered into without AT&T’s prior written approval, which shall not be unreasonably withheld.  AT&T shall cooperate with Customer to facilitate the settlement or defense of such claims or suits.  AT&T shall be solely responsible for any settlement or compromise agreed to by it and not previously approved in writing by Customer.

E.                                      Unauthorized Use of Services.

Customer and its Users shall knowingly use the Services only for lawful purposes.  AT&T shall cooperate with Customer to implement security procedures necessary to limit access to and use of the Services to Customer’s authorized users.  AT&T shall promptly report to Customer any incidents of suspected unauthorized access, and shall curtail access to or use of the Services from any Customer (including Users’) locations promptly upon Customer’s request.  Customer shall maintain a procedure external to the Services for reconstruction of lost or altered files, data or programs.

F.                                      Customer and AT&T Contacts.

Customer and AT&T shall each establish designated points of contact for issues that may arise under this Agreement.

5.                                      LICENSES

AT&T hereby grants to Customer and its Users a personal, nonexclusive, nontransferable license during the term of this Agreement to use, in object code form, all software and related documentation (“Licensed Material”) which AT&T shall furnish to Customer under this Agreement to enable Customer and Users to use the Services as contemplated by this Agreement.  Customer and its Users also agree to refrain from taking any steps, such as reverse assembly or reverse compilation, to derive a source code equivalent to the software.  All Licensed Material furnished to Customer and its Users under this Agreement shall be used by Customer and its Users only to support Customer’s and its Users’ use of the Services, shall not be reproduced or copied (except for back-up or archival purposes) in whole or in part, shall not be removed from the United States, and shall be returned to AT&T at the conclusion of the term of this Agreement.  Customer agrees to use all reasonable efforts to ensure that its employees and Users of all Licensed Material hereunder comply with the terms and conditions set out in this Article 5 (Licenses).

6.                                      WARRANTIES AND LIMITATION OF LIABILITY

A.                                   Service.

AT&T warrants that, at all times during the term of this Agreement, AT&T shall perform the Services in a workmanlike manner, the Services shall conform to the applicable Service descriptions and Performance Requirements set forth in this Agreement and its Attachments, and the Services shall be competitive in features, functions and performance with similar data

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services available in the market which could substitute for the Services.

B.                                     Network Capacity.

AT&T warrants that Customer’s transmission capability for AT&T InterSpan Frame Relay Service (“FRS”) will be competitive with frame relay services available in the market which could substitute for FRS with respect to the ability to burst above the committed information rate (“CIR”) to the lesser of the full access channel speed or the capacity of the smallest port at either end of a Permanent Virtual Circuit (“PVC”) (up to a maximum of 1024 Kbps so long as AT&T’s FRS network is so constrained), while meeting the Performance Requirements set forth in Paragraph 16.B. (Throughput) of Appendix 3 to the FRS Attachment.

C.                                     Compliance with Laws.

AT&T shall, for the term of this Agreement, comply with all foreign and domestic laws, statutes, ordinances, rules, regulations and orders applicable and material to the provision of the Services.  Subject to AT&T’s rights under Paragraph 9.L. (Tariffing) of this Agreement, if AT&T interposes as a defense in any action to enforce Customer’s rights hereunder that any terms or conditions of this Agreement are invalid or unenforceable because of inconsistency with the Communications Act of 1934 (as amended) or the rules, regulations and policies of the Federal Communications Commission or other governmental body of competent jurisdiction, and without limiting any other remedy that Customer may have under this Agreement, AT&T shall reimburse Customer for all reasonable attorneys’ fees and other expenses of contesting such defense or claim.

D.                                    Permits.

Subject to the provisions of Paragraph 9.L. (Tariffing) of this Agreement, AT&T shall secure all domestic and foreign permits, licenses, certifications, regulatory approvals and authorizations (collectively, “Permits”) required to provide the Services to Customer and its Users, and shall take all lawful steps necessary to maintain such Permits during the term of this Agreement.  Customer shall cooperate with AT&T in securing necessary Permits.  If AT&T is not able to secure the Permits in its own name, Customer agrees to undertake to secure such Permits at the reasonable direction of AT&T.

E.                                      Non-Interference.

The installation, maintenance and provision of the Services shall be performed (i) in conformity with reasonable precautions designed to promote safety and prevent injury to person or property at each user site; (ii) in such a manner as will not, except as consented to in writing in advance, create any hazardous condition or interfere with or impair in any material respect the operation of the public utilities or other systems or facilities at each user site, or interfere with the use or occupancy of common areas of a user site or the premises of any tenant occupying any space therein; and (iii) in such a manner as will not delay, restrict, impose any tasks, costs or obligations (other than as set forth in this Agreement) or interfere in any material respect with, the use or operation of any user site.

F.                                      Statement and Disclaimer of Warranties.

UNDER THIS AGREEMENT, AT&T PROVIDES ONLY NON-TARIFFED SERVICES, NOT TARIFFED SERVICES OR GOODS.  PRODUCTS OR SERVICES SOLD OR PROVIDED

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BY AT&T TO CUSTOMER UNDER ANOTHER CONTRACT AND/OR UNDER TARIFF ARE GOVERNED SOLELY BY THE TERMS OF THAT CONTRACT AND/OR TARIFF, INCLUDING ANY WARRANTIES, GUARANTEES, OR OTHER OBLIGATIONS OF AT&T UNDER THAT CONTRACT AND/OR TARIFF.  EXCEPT AS STATED IN THIS AGREEMENT, AT&T MAKES NO WARRANTIES OR GUARANTEES WITH RESPECT TO THE SERVICES, EXPRESS OR IMPLIED, AND AT&T EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

G.                                     Limitation of Liability.

FOR PURPOSES OF THIS PARAGRAPH 6.G. (LIMITATION OF LIABILITY), AT&T INCLUDES AT&T AND ANY AFFILIATED AND SUBSIDIARY COMPANIES OF AT&T, AND THE DIRECTORS, EMPLOYEES, OFFICERS, AGENTS, SUBCONTRACTORS AND SUPPLIERS OF ALL OF THEM.  FOR PURPOSES OF THIS PARAGRAPH 6G. (LIMITATION OF LIABILITY), CUSTOMER INCLUDES CUSTOMER, USERS AND ANY AFFILIATED AND SUBSIDIARY COMPANIES OF CUSTOMER AND USERS, AND THE DIRECTORS, EMPLOYEES, OFFICERS, AGENTS, SUBCONTRACTORS AND SUPPLIERS OF ALL OF THEM.

(1)                                  EXCEPT FOR (A) DAMAGES TO REAL OR TANGIBLE PERSONAL PROPERTY OR BODILY INJURY OR DEATH PROXIMATELY CAUSED BY A PARTY’S NEGLIGENCE OR WILLFUL MISCONDUCT, (B) AMOUNTS OWED BY CUSTOMER TO AT&T FOR SERVICES RENDERED, SHORTFALL CHARGES, OR TERMINATION CHARGES UNDER THIS AGREEMENT, (C) THE CUSTOMER’S INDEMNIFICATION OBLIGATIONS UNDER PARAGRAPH 4.D. (CONTENT AND USE INDEMNIFICATIONS) OF THIS AGREEMENT, AND (D) AT&T’S INDEMNIFICATION OBLIGATIONS UNDER PARAGRAPHS 8 (PATENT AND COPYRIGHT) AND 9.G. (ASSIGNMENT) OF THIS AGREEMENT, A PARTY’S LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT FOR PROVEN DIRECT DAMAGES SHALL BE LIMITED TO AN AGGREGATE AMOUNT NOT TO EXCEED ONE MILLION DOLLARS ($1,000,000), BUT SUCH AGGREGATE AMOUNT SHALL BE INCREASED TO THREE MILLION DOLLARS ($3,000,000) WHEN CUSTOMER’S PAYMENTS TO AT&T FOR SERVICES UNDER THIS AGREEMENT TOTAL SIX MILLION DOLLARS ($6,000,000).  FOR PURPOSES OF THIS SUBPARAGRAPH, AN ACTION OR OMISSION BY A PARTY THAT THE PARTY KNOWS WILL PLACE THE OTHER PARTY IN DEFAULT UNDER THE TERMS OF AN INSURANCE POLICY, MORTGAGE OR LEASE GOVERNING ACTIVITY AT A LOCATION SHALL BE DEEMED AN ACTION THAT CAUSES DAMAGE TO REAL PROPERTY AT THAT LOCATION.

(2)                                  EXCEPT FOR BODILY INJURY OR DEATH PROXIMATELY CAUSED BY A PARTY’S NEGLIGENCE OR WILLFUL MISCONDUCT, THE CUSTOMER’S INDEMNIFICATION OBLIGATIONS SET FORTH IN PARAGRAPH 4.D. (CONTENT AND USE INDEMNIFICATIONS) OF THIS AGREEMENT, AND AT&T’S INDEMNIFICATION OBLIGATIONS SET FORTH IN PARAGRAPHS 8 (PATENT AND COPYRIGHT) AND 9.G. (ASSIGNMENT) OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL RELIANCE OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR HARM TO BUSINESS, LOST

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PROFITS, LOST SAVINGS OR LOST REVENUES WITH REGARD TO THE SERVICES OR OTHER CONDUCT UNDER THIS AGREEMENT, WHETHER OR NOT IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(3)                                  THESE LIMITATIONS OF LIABILITY SHALL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY OR TORT, INCLUDING WITHOUT LIMITATION NEGLIGENCE OF ANY KIND, WHETHER ACTIVE OR PASSIVE, AND SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

(4)                                  AT&T SHALL NOT BE LIABLE FOR (A) SERVICE IMPAIRMENTS CAUSED BY ACTS WITHIN THE CONTROL OF CUSTOMER OR (B) INTEROPERABILTY OF SPECIFIC CUSTOMER INTERFACE SPECIFICATIONS WITH THE SERVICES, PROVIDED THAT, AT&T SHALL UPON CUSTOMER’S WRITTEN REQUEST, INFORM CUSTOMER IN WRITING OF THE COMPATIBILITY OF ANY SUCH INTERFACE SPECIFICATION WITH THE SERVICES, AND PROVIDED FURTHER THAT AT&T SHALL NOT BE EXCUSED FROM LIABILITY IF AT&T HAS ADVISED CUSTOMER IN WRITING THAT AN INTERFACE SPECIFICATION IS COMPATIBLE WITH THE SERVICES.

7.                                      CONFIDENTIALITY

A.                                   Use and Protection of Proprietary Information.

All non-public technical or business information disclosed by one party to the other party in the course of providing or receiving Services under this Agreement shall be held in confidence, deemed the property of the disclosing party and returned upon request, provided that such information has been provided in tangible form (which for this purpose includes electronic mail and comparable transmissions) and is marked as proprietary by the disclosing party prior to or promptly after its disclosure.  Without seeking or purporting to allocate or determine intellectual property or other rights, for purposes of the parties’ non-disclosure obligations hereunder, optimization recommendations, network designs, communications usage data, the identity and configuration of equipment/networks and all Customer Proprietary Network Information (“CPNI”), as that term is or may hereinafter be defined by the Federal Communications Commission, of Customer and Users shall be deemed the Customers property and shall be held in confidence by AT&T regardless of whether it has been provided in tangible form or marked as proprietary, and shall not be deemed the property of AT&T.  The receiving party shall: (1) hold such information in confidence for three (3) years after any termination of this Agreement; (2) restrict disclosure of such information on a need to know basis solely to its employees, employees of its affiliated companies, and to its agents and consultants who have executed a non-disclosure agreement substantially in the form of Exhibit ND; and (3) use the same degree of care as it uses for its own proprietary information to prevent the unauthorized disclosure, use or publication of such proprietary information.

B.                                     Exceptions.

The receiving party shall have no obligation to preserve the confidentiality of any information which: (1) was previously known to the receiving party or any of its affiliated companies free of any confidentiality obligation; (2) is disclosed to third parties by the disclosing party without restrictions; (3) becomes publicly available by other than unauthorized disclosure; (4) has not been identified as confidential or proprietary as descnbed in Paragraph 7.A. (Use and Protection of Proprietary Information) of this Agreement; or (5) is independently developed by the

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receiving party without the use of any information that is the property of the disclosing party.

C.                                     Joint Proprietary Information.

The pricing, terms and conditions of this Agreement are proprietary information of both the Customer and AT&T and shall be treated in confidence.

8.                                      PATENT AND COPYRIGHT

A.                                   Defense of Intellectual Property Actions.

AT&T agrees to defend, including settling or otherwise managing, at its own cost and expense any claim or action against Customer, its partners, or its Affiliates or any director, officer, employee or assignee of Customer or its partners or Affiliates for actual or alleged infringement of any patent, copyright, trademark, trade secret or similar intellectual property right to the extent that such claim or action arises from Customer’s or a User’s use of the Service, and to pay all costs and damages that may be assessed against Customer as a result of final judgment or settlement due to such infringement.  Such indemnification shall not, however, extend to any claim or action arising from Customer’s combination of services and products provided by AT&T with services and products not provided by AT&T, where AT&T did not initiate, plan, design or otherwise assist in such combination.  Customer shall promptly notify AT&T in writing of any such claim.  AT&T shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise unless the parties agree otherwise in writing, provided that no settlement that materially affects the terms, price, performance or provisioning of Service hereunder shall be entered into without Customer’s prior, written approval, which shall not be unreasonably withheld.  Customer shall cooperate with AT&T to facilitate the settlement or defense of such claims or suits.  Customer shall be solely responsible for any settlement or compromise agreed to by it and not previously approved in writing by AT&T.  For the purposes of this Paragraph 8.A., an Affiliate of entity X is a person or entity that controls, is controlled by, or is under common control with entity X.

B.                                     Remedies for AT&T Infringement of Third Party Rights.

If Customer’s or its Users’ use of the software and related documentation or any Service is enjoined as a consequence of any claim alleging infringement of any patent, copyright, trademark, trade secret, or similar proprietary light, AT&T shall take the following actions at its own expense: (1) procure for Customer the right to continue using the software and documentation or Service; (2) modify the software and documentation or Service so that it is non-infringing, provided that such modification does not materially impair its intended use as contemplated hereunder, or (3) upon written notice to Customer, substitute for the affected Service or software and documentation comparable, non-infringing Service or software and documentation.  If none of these options are reasonably available, AT&T or Customer may terminate the affected Service without liability to the other.

9.                                                      GENERAL

A.                                                   Dispute Resolution.

The following procedure shall be adhered to in all disputes that arise under this Agreement that the parties cannot resolve informally.

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(1)                                  The party seeking resolution must deliver notice to the other party setting forth the nature of the dispute with as much detail as possible about the deficient performance of the other party or the matters in dispute.  Each party shall designate a representative to address the dispute, which representatives shall meet in person or by telephone within seven (7) days of the date of the notice to reach an agreement about the nature of the deficiency and the corrective action to be taken.  The parties’ representatives shall produce a report about the nature of the dispute to their respective managements.  If the representatives of the parties are unable to agree on corrective action, the respective managers to whom such representatives report or their successors (“Management”) shall meet within fourteen (14) days of the date of the notice to facilitate an agreement.  If Management cannot resolve the dispute or agree upon a written plan of corrective action to do so within seven (7) days after their initial meeting or other action, or if the agreed-upon completion dates in the written plan of corrective action are exceeded, either party may initiate non-binding mediation, or both parties may by agreement initiate arbitration, as provided for in Subparagraph 9.A.(2) below of this Agreement.  Except as is necessary to avoid irreparable injury or otherwise specifically provided, neither party shall terminate this Agreement for breach unless and until this dispute resolution procedure, including any requested non-binding mediation or agreed-upon arbitration, has been employed or waived.  Except as otherwise provided herein, neither party shall be excused from performance in accordance with this Agreement during the pendency of the above dispute resolution procedures.

(2)                                  If a dispute arises out of or relates to this Agreement, or its breach, and if the dispute cannot be settled as provided in Subparagraph 9.A.(1) above of this Agreement, and a party initiates non-binding mediation, or the parties agree to arbitration, the dispute shall be submitted to the American Arbitration Association for non-binding mediation or arbitration by, respectively, a sole mediator or arbitrator.  Each party shall bear its own expenses associated with the mediation or arbitration, and an equal share of the compensation of the mediator or arbitrator and administrative fees.  The parties, their representatives, other participants and the mediator or arbitrator shall hold the existence, content and result of the mediation/arbitration in confidence.  Any arbitration shall be conducted in accordance with the United States Arbitration Act.

(3)                                  The remedies under this Agreement shall be cumulative and not exclusive, and election of one remedy shall not preclude pursuit of other remedies, except that the remedies provided in this Agreement with respect to the Performance Requirements shall be deemed exclusive, and the provisions of this Agreement with respect to indemnification and the limitations of liability of the parties to each other shall govern in any arbitration.

B.                                     Governing Law.

This Agreement shall be governed by and construed under the laws of the State of New York, except its choice of laws rules.  All claims arising under this Agreement shall be mediated, arbitrated and litigated in Atlanta, Georgia.

C.                                 Limitations on Actions.

Any legal action arising from or in connection with this Agreement, or any Services provided or work performed hereunder, except with respect to indemnification against any third party claims, must be brought within two (2) years after the cause of action arises.

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D.                                    Advertising and Publicity.

Neither party shall publish or use any advertising, sales promotions, press releases or other publicity which use the other party’s name, logo, trademarks or service marks without the prior written approval of the other party.

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E.                                      Right to Use Services.

Nothing in this Agreement shall create or vest in Customer any right, title, or interest in the Services, other than the right to use the Services under the terms and conditions of this Agreement.

F.                                      Severability.

If any portion of this Agreement is found to be invalid or unenforceable, the remaining portions shall remain in effect and the parties shall negotiate in good faith to substitute for such invalid or unenforceable provision a mutually acceptable provision consistent with the original intent of the parties.

G.                                     Assignment.

This Agreement may not be assigned by either party without the prior written consent of the other, which the other may grant or withhold in its sole discretion.  Such consent may be conditioned on the assigning party agreeing to remain responsible for performance of any obligations hereunder.  Any attempted assignment without such prior written consent shall be null and void.  Notwithstanding the foregoing, AT&T may, without Customers consent, assign this Agreement or its right to receive payments hereunder to an affiliate (defined for this purpose as a company that controls it, that it controls, or that is under common control with it) or to the surviving corporation into which AT&T may merge or consolidate, or to any entity to which AT&T transfers all or substantially all of its assets, provided that such assignee is not an airline reservations and/or related services competitor of Customer.  Customer may, without AT&T’s consent, assign the Agreement or any of its rights hereunder to an affiliate (defined as above) or to one or more of its general partners or an affiliate (defined as above) of a general partner, the surviving corporation into which Customer may merge or consolidate, or to any entity to which Customer transfers all, or substantially all of its assets, provided that such assignee is not a telecommunications services and/or related services competitor of AT&T.  In any assignment permitted under this Paragraph 9.G. (Assignment), the assigning party shall remain responsible for performance of its obligations hereunder.  AT&T may, with Customer’s prior written approval, subcontract any or all of the work to be performed by it under this Agreement, but shall retain responsibility for the work that is subcontracted and shall be solely responsible for payments due its subcontractors.  In no event shall Customer be obligated to pay any AT&T subcontractors, materialmen or other laborers for claims which arise out of work performed in connection with AT&T’s provision of Service, and AT&T agrees to hold harmless and defend Customer against any and all such claims, including the cost of defending them.

H.                                    Third Party Beneficiaries.

AT&T’s performance obligations under this Agreement shall be solely to Customer, and not to any User or any other third party.  Services provided to Users shall be treated as if the Services had been provided to Customer.  Other than as expressly set forth herein, this Agreement shall not be deemed to provide third parties (including but not limited to Users) with any remedy, claim, right of action, or other right.

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I.                                         Force Majeure Conditions.

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY SHALL HAVE ANY LIABILITY FOR DAMAGES, DELAYS OR FAILURES TO PERFORM DUE TO FIRE, EXPLOSION, LIGHTNING, POWER SURGES OR FAILURES, STRIKES OR LABOR DISPUTES, WATER, ACTS OF GOD, THE ELEMENTS, WAR, CIVIL DISTURBANCES, ACTS OF CIVIL OR MILITARY AUTHORITIES OR THE PUBLIC ENEMY, INABILITY TO SECURE PRODUCTS OR TRANSPORTATION FACILITIES, FUEL OR ENERGY SHORTAGES, ACTS OR OMISSIONS OF COMMUNICATIONS CARRIERS OR SUPPLIERS OTHER THAN AT&T (EXCEPT WHEN PROVIDING FACILITIES OR SERVICES TO AT&T FOR CUSTOMER’S USE UNDER THIS AGREEMENT) OR OTHER CAUSES BEYOND ITS REASONABLE CONTROL, WHETHER OR NOT SIMILAR TO THE FOREGOING.

J.                                        Notices.

Unless otherwise specified in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly made and received when personally served or delivered to a nationally recognized overnight courier service for next day delivery, in the case of Customer, to the address for Customer indicated on Page 1 of this Agreement, Attention: V.P. Communications, with an information copy to V.P., General Counsel and Secretary and, in the case of AT&T to the address indicated on page 1 of this Agreement, Attention: Contract Administrator, with an information copy to William Zaino, Senior Attorney, AT&T, 295 North Maple Ave., Room 3262C2, Basking Ridge, New Jersey 07920.  The parties may change the addresses to which notices are to be sent on ten (10) days’ prior written notice.

K                                       Construction.

This Agreement shall be construed wherever possible to avoid conflict between the Articles hereof and the Attachments hereto.

L.                                      Tariffing.

The parties agree to make reasonable efforts to secure the ability of Customer to purchase the Services pursuant to this Agreement and not pursuant to any tariff.  If AT&T is required by applicable statute, regulation or order of the Federal Communications Commission or other cognizant governmental authority to offer any Services covered by this Agreement under tariff, AT&T shall have the right in its discretion to (1) tariff all of the material terms of this Agreement that it is required to tariff in order to offer the affected Service on the terms and conditions contained in this Agreement, in which event Customer will continue to take the affected Service pursuant to the tariff; (2) offer Customer replacement services under this Agreement that are substantially equivalent in functionality and price to the affected Service, in which event Customer shall take such replacement services and AT&T shall reimburse Customer for the direct out-of-pocket costs of implementing such replacement services that Customer would not otherwise have incurred up to a maximum of One Million Dollars ($1,000,000); AT&T shall give Customer credits to cover up to One Million Dollars ($1,000,000) of AT&T charges billed

13

in connection with the migration to the replacement services; and the Parties shall negotiate appropriate incidental amendments to this Agreement to cover the replacement services; or (3) refuse to implement either of the previous options, in which event Customer will have the right to terminate the affected Service without liability (other than for service previously provided) and AT&T shall reimburse Customer for the direct, out-of-pocket costs of migrating to a successor vendor for the affected Service, excluding price differentials but including reimbursement for all reasonable non-recurring costs paid by Customer up to a maximum of One Million Dollars ($1,000,000).  If AT&T chooses to tariff all of the material terms of this Agreement that it is required to tariff in order to offer the affected Service on the terms and conditions contained in this Agreement but cannot, despite all reasonable efforts, obtain regulatory approval of such a tariff within sixty (60) days after it is filed, Customer may terminate the affected Service without liability to AT&T, and AT&T shall have no liability to Customer.  In any proceeding before the FCC or other governmental authority affecting this Agreement, or the tariffing of any services covered by this Agreement, Customer shall cooperate with AT&T, as reasonably requested by AT&T.

M.                                 Survival.

The provisions with respect to proprietary information, patent and copyright, content and use indemnifications, limitation of liability, tariffing, third party beneficiaries, advertising and publicity, governing law, construction, modification, amendment, supplement or waiver, dispute resolution, remedies, limitations on actions, and this Paragraph 9.M. (Survival) of this Agreement shall survive the expiration or termination of this Agreement.

N.                                    Entirety of Agreement/Modification, Amendment, Supplement or Waiver.

THIS AGREEMENT (TOGETHER WITH ALL ATTACHMENTS HERETO) IS THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER.  IT SUPERSEDES ALL PRIOR AGREEMENTS, PROPOSALS, REPRESENTATIONS, STATEMENTS, OR UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, CONCERNING SUCH SERVICES.  No change, modification, or waiver of any of the terms of this Agreement shall be binding unless included in a written agreement and signed by both parties.

EACH PARTY’S SIGNATURE BELOW ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS EACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND AGREES TO BE BOUND BY THEM.

14

WORLD SPAN, LP		AT&T CORP.

By:	/s/ Mike Buchman	By:	/s/ Donna A. Lee
(Authorized Signature)			(Authorized Signature)

Mike Buchman
(Typed or Printed Name)		(Typed or Printed Name)

(Title)		(Title)

	Feb. 1, 1996		2/1/96
(Date)		(Date)

15

AT&T InterSpan® Frame Relay Service Attachment

Cover Sheet

This Attachment to the AT&T InterSpan® Data Communications Services Agreement between Customer and AT&T Corp. (“Agreement”) covers AT&T InterSpan® Frame Relay Service (“FRS”) and is an integral part of the Agreement. This Attachment consists of:

•                  Cover Sheet

•                  Appendix 1
FRS Description

•                  Appendix 2
FRS Pricing

•                  Appendix 3
FRS Additional Terms and Conditions

•                    Exhibit IP/NMP (Implementation Plan and Network Management Services Plan)

•                    Exhibit ND (Non-Disclosure Agreement for Consultants and other Third Parties)

1.                                       Service Period

A.                                   Term.

This Attachment is effective when signed by Customer and AT&T (“Attachment Effective Date”).  The Service Period will commence on this Attachment Effective Date and, unless terminated or extended in accordance with the provisions in this Agreement or this Attachment, will end on February 19, 2000.  The Service Period shall include the period during which Customer uses Phase-Out Period, as set forth in Paragraph 1.C. (Phase-Out Period) of this Cover Sheet.  At the end of the Service Period, this Attachment will continue in effect on a month to month basis until terminated by either party giving the other party at least thirty (30) days’ prior written notice.  AT&T shall notify Customer in writing of the pending expiration of the Service Period for this Attachment on or about October 19, 1999.  Customer may extend the Service Period for this Attachment for one (1) year by notifying AT&T of its election prior to November 19, 1999.

B.                                   Transitional Support.

Upon any termination of this Attachment in whole or in part or expiration of the Service Period, a successor vendor may be retained to provide replacement services.  Unless this Agreement is terminated pursuant to Paragraph 3.A. (Termination by AT&T) of this Agreement, AT&T agrees to cooperate and assist in an orderly and efficient

16

transition by Customer to any successor vendor.

C.                                     Phase-Out Period.

Notwithstanding Paragraph 1 .A. (Term) of this Cover Sheet, upon the expiration of the fixed term of the Service Period (February 19, 2000, or if applicable, February 19, 2001) or termination of this Attachment (other than pursuant to Paragraph 3.A. (Termination by AT&T) of this Agreement), AT&T (upon Customer’s written request) shall continue to provide the Service for up to one (1) year after such expiration or termination (“Phase-Out Period”) at the prices and on the other terms and conditions (including but not limited to the Performance Requirements) in effect on the date of expiration or termination, provided that no Minimum Annual Revenue Commitment shall apply during the Phase-Out Period.

EACH PARTY’S SIGNATURE BELOW ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS EACH OF THE TERMS AND CONDITIONS IN THIS ATTACHMENT AND AGREES TO BE BOUND BY THEM.

☒                                    Customer elects Sub-Account Billing Services.

WORLD SPAN, LP		AT&T CORP.

By:	/s/ Mike Buchman	Accepted:	/s/ Donna A. Lee
(Authorized Signature)

Mike Buchman
(Typed or Printed Name)		(Typed or Printed Name)

(Title)		(Title)

	Feb 1, 1996	2/1/96
(Date)		(Date)

17

AT&T InterSpan® Frame Relay Service Attachment

Appendix 1

FRS Description

1.                                      Service Description

A.                                   General.

AT&T InterSpan® Frame Relay Service (“FRS”) provides protocol conversion capabilities and other value-added features.  FRS provides Ports and Permanent Virtual Circuits (“PVCs”) for data communications conforming to defined standards.

(1)           A Port defines the connection point and the transmission rate that can be achieved from and to the Customer location. A PVC is a logical connection between two (2) Ports and can be provided in one-way or two-way configurations.

(2)           Under this Attachment, FRS is available only within the contiguous U.S., Puerto Rico, Hawaii, U.S. Virgin Islands, and, if applicable, to Canada. One-way PVCs from Canada to the U.S. and FRS in Canada are not available from AT&T under this Agreement, but are available from Unitel Communications, Inc. (“Unitel”) pursuant to the pricing, terms and conditions of the applicable Unitel CRTC tariff.

B.                                     AT&T Personnel Support.

(1)                                  AT&T shall ensure that an adequate number of appropriately qualified and trained personnel are involved at all times to provide and support Customer’s use of the Service in accordance with the terms of this Attachment.

(2)                                  AT&T shall assign a full time project manager (implementation)/customer service manager (post implementation), and one or more full time implementation managers to Customer’s account who will be the responsible points of contact within AT&T for implementation and/or post implementation activities. These individuals shall, upon Customer’s request, meet with designated Customer representatives to review AT&T’s performance, coordinate the provision of the Service and discuss Customers future service requirements. During the first one hundred eighty (180) days following the Attachment Effective Date, AT&T shall not change the project or implementation manager(s) without Customer’s consent (which shall not be unreasonably withheld) unless such change is necessitated by promotion, illness, death, termination of other employment, or other circumstances beyond AT&T’s reasonable control.

(3)                                  AT&T shall make all reasonable efforts to avoid substitutions or eliminations of other personnel primarily responsible for the initial implementation (‘Key Personnel’). If any such substitutions or eliminations are required, AT&T shall promptly notify Customer in writing and shall use all reasonable efforts to ensure a smooth transition, including cooperation between the replaced and the newly-assigned personnel and, where appropriate, overlap in the assignment of personnel to Customer.

C.                                     Training.

At Customers request, and subject to availability, AT&T shall provide appropriate training and develop appropriate training materials concerning the Service (and any modifications and additions thereto as they may be introduced) for Customer’s

18

personnel responsible for (1) administering or ordering Service, and (2) reporting service troubles. AT&T shall provide a training session at a Customer site for personnel designated by Customer concerning frame relay technology and Customer’s use of the Services.  The parties shall mutually agree upon the time and specific location for such session.  In addition, Customer may send a reasonable number of Customer personnel (to be agreed upon by the parties) to AT&T’s regularly scheduled training programs for frame relay services, for whom AT&T shall waive any charges it normally imposes for such programs.

D.                                    Network Monitoring and Trouble Resolution Services.

Also included as part of the service is AT&T’s operation and maintenance of the FRS Network seven (7) days a week, twenty- four (24) hours a day. AT&T will provide a toll-free 800 number for Customers use for trouble reporting. The AT&T High Speed Services Network Operations Center (‘HSS- NOC”) will investigate all Customer trouble reports and troubles discovered by AT&T’s network monitoring efforts, isolate troubles to the FRS Network, resolve all AT&T FRS caused troubles and report back to Customer when troubles are not caused by AT&T.

2.                                      Dial Access Description

FRS Dial Access provides high speed dial-up connectivity and protocol conversion from Customer’s remote locations to Customer’s LAN environments that are connected to the FRS network using Transmission Control Protocol/Internet Protocol (“TCP/IP”). Dial Access supports asynchronous dial-up traffic and, as an option, the Serial Line Internet Protocol (‘SLIP”).  Dial Access is available only between and among Customer locations within the U.S.

Dial Access Requirements:

•                  Customer must provide, on its premises, a router that is compatible with FRS Dial Access and that is configured in a manner that is compatible with FRS Dial Access. AT&T will provide Customer with a list of compatible routers and with a set of router configuration guidelines.

•                  The IP addresses on Customer’s TCP/IP LAN environment must be registered with the Internet Network Information Center (“NIC”).

•                  Customer must supply AT&T with a list of users will be permitted to access.

•                  Customer is responsible for providing the terminal emulation and/or TCP/IP SLIP software necessary to access the FRS.  On request, AT&T will provide a list of TCP/IP SLIP software packages that have been found to be interoperable with Dial Access. However, Customer retains responsibility for the performance and configuration of that software.

•                  For each entry point into the TCP/IP LAN environment, the user must have a distinct interface with a distinct IP address. For example, a user may have a PC running TCP/IP that has an Ethernet connection for on-LAN operation and a serial SLIP connection for the Dial Access capability. Each of these interfaces must have a distinct IP address.

•                  If Customer is a SLIP user and wishes to supply the IP addresses for its SLIP users, it must (i) use registered IP addresses and (ii) supply one Class C address per every 126 users. The Class C address cannot be subnetted.

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•                  AT&T will assign the following parameters if Customer uses the SLIP option:

(i)                                     workstation/PC Internet Protocol (IP) addresses;

(ii)                                  the IP netmask; and

(iii)                               the default gateway addresses for each SLIP user. Customer may provide these IP addresses from its set of registered IP addresses.

3.                                      Network Management Services

•                  Customer Network Management Services (“CNMS”)

The CNMS are accessed over a Customer-purchased PVC between Customer’s network management site and the HSS-NOC. Customer will provide connectivity to the FRS network, a CNMS-compatible router, and an Internet-registered IP address(es). The following CNMS features will be provided:

1.                                       CNMS Advanced Reports:

AT&T will electronically provide configuration information and a set of trended utilization reports containing weekly and monthly data on all of Customer’s FRS Ports and PVCs. The reports will be formatted and made available to Customer from a partitioned database. Customer will provide a TCP/IP workstation running File Transfer Protocol (“FTP”) to retrieve the reports, and a PostScript-compatible printer.

2.                                       CNMS Simple Network Management Protocol (“SNMP”) Access:

AT&T will provide on-line access to Customer’s network management information via SNMP. The SNMP Access Service provides Customer with configuration, traffic, and utilization information. Customer will provide the management workstation (workstation and SNMP manager software) to retrieve the information.

4.                                      Optional Features

•                  Internet Connectivity Option (ICO)

ICO provides Customer with dedicated access to Internet through FRS Ports and PVCs that connect Customers’ premises to the Internet gateway(s). FRS Dial Access capability also can be used to access Internet through Customer’s host or its FRS network.

ICO only provides access to Internet.

AT&T is not responsible for the Internet backbone network, the informational or computing resources available on the Internet, or any damages or losses to Customer’s network, systems, applications or data resulting from unauthorized access by Internet users. If Customer subscribes to 100, Customer is responsible for implementing security measures to protect its network, systems, applications and data from unauthorized access by Internet users.

5.                                      Billing Services

•                                          FRS Sub-Account Billing Services

AT&T will partition Customer’s billing into sub-accounts.  Each sub-account shall have a 3 digit number which shall be provided by Customer or, at Customer’s option, AT&T

20

shall assign such sub-account numbers. Customer will provide prior written notice to AT&T of the billing contact’s name and address for each sub-account and which FRS elements will be billed for each sub-account AT&T will provide a Composite Report which details, by sub-account, the total monthly billing report for that sub-account. Customer will provide, in writing, the name and address of the recipient of the Composite Report.

*PostScript is a registered trademark of Adobe Systems Incorporated

21

AT&T InterSpan® Frame Relay Service Attachment
Appendix 2

FRS Pricing

Pricing

The prices specified in this Appendix 2 to this Attachment constitute the totality of charges for which AT&T may bill Customer for the Services purchased under this Attachment.  Such prices, as adjusted in accordance with the provisions of this Appendix 2, are guaranteed for the Service Period, including any extension thereto in accordance with the provisions of this Attachment Subject to Section 1.C. (Phase-Out Period) of the Cover Sheet to this Attachment, if Customer continues to take Services under this Attachment on a month-to-month basis at the end of the Service Period all discounts and discount plans will cease, and AT&T may amend the prices from time-to-time provided that AT&T gives Customer at least sixty (60) days prior written notice.

Network Initialization

FRS Network Initialization Fee

Item	One Time Charge
FRS Network Initialization	$3,000.00
(Waived)

Pricing Schedules

During the Service Period (including any extension thereto in accordance with the provisions of this Attachment), the following Base Prices for all of the Customer’s United States, Hawaii, Puerto Rico and U.S. Virgin Islands locations, and one-way PVCs to Canada, will apply. Access Ports are available only within the forty eight (48) states of the Continental United States and the District of Columbia.

Access Ports

Access Port Rate (Kbps)	Access Port Monthly Charge	Access Port Installation Charge	Access Port Change Charge**	Access Port Deletion Charge***
56/64	$687.71	$1,050.00	$100.00	$1,050.00
		(Waived)	(Waived)	(Waived)

**                                  The Access Port Change Charge is a one-time, non-recurring charge for increasing or decreasing a Port speed.

***                           The Access Port Deletion Charge is waived for any Access Port that remains in place for at least twelve (12) months.  If an Access Port does not remain in place for

22

twelve (12) months, AT&T may charge Customer the Access Port Deletion Charge, provided that AT&T may not charge Customer the Access Port Deletion Charge if the Access Port is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B (Termination by Customer), Paragraph 9.L (Tariffing), or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T data service.

Ports

Port Rate (Kbps)	Port Monthly Charge	Hawaii Port Additional Monthly Charge *	Puerto Rico/Virgin Islands Port Additional Monthly Charge *	Port Installation Charge	Port Change Charge**	Port Deletion Charge***
56/64	$273.00	$4,000.00	$2,700.00	$375.00	$100.00	$375.00
				(Waived)	(Waived)	(Waived)
128	$560.00	$7,000.00	$5,100.00	$750.00	$100.00	$750.00
				(Waived)	(Waived)	(Waived)
256	$832.00	$13,500.00	$10,400.00	$750.00	$100.00	$750.00
				(Waived)	(Waived)	(Waived
384	$1,119.00	$18,800.00	$11,500.00	$750.00	$100.00	$750.00
				(Waived)	(Waived)	(Waived)
512	$1,378.00	$23,000.00	$12,400.00	$750.00	$100.00	$750.00
				(Waived)	(Waived)	(Waived)
768	$1,665.00	$28,500.00	$13,200.00	$750.00	$100.00	$750.00
				(Waived)	(Waived)	(Waived)
1024	$1,959.00	$29,400.00	$13,900.00	$750.00	$100.00	$750.00
				(Waived)	(Waived)	(Waived)
1536	$2,468.00	$30,700.00	$15,000.00	$750.00	$100.00	$750.00
				(Waived)	(Waived)	(Waived)

*                                         These charges are in addition to Port Monthly Charges. For example, the Monthly Charge for a 56/64 Kbps Puerto Rico Port would be $2,973.00 (a Port Monthly Charge of $273.00, plus a Puerto Rico Port Additional Monthly Charge of $2,700.00).

**                                  The Port Change Charge is a one-time, non-recurring charge for increasing or decreasing a Port speed.

***                           The Port Deletion Charge is waived for any Port that remains in place for at least twelve (12) months. If a Port does not remain in place for twelve (12) months, AT&T may charge Customer the Port Deletion Charge, provided that AT&T may not charge Customer the Port Deletion Charge if the Port is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L (Tariffing) or any other provision of this Agreement that that allows Customer to discontinue

23

an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T data service.

PVCs

PVC CIR (Kbps)	Two-Way PVC Charge	One-Way PVC Monthly Charge	PVC Installation Monthly	PVC Change Charge	PVC Deletion Charge**
4	$17.00	$9.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
8	$22.00	$11.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
16	$31.00	$16.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
32	$59.00	$30.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
48	$87.00	$44.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
56/64	$101.00	$51.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
128	$230.00	$115.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
192	$346.00	$173.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
256	$461.00	$231.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
320	$576.00	$288.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
384	$691.00	$346.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
448	$874.00	$437.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
512	$1,037.00	$519.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
576	$1,181.00	$591.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
640	$1,322.00	$661.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
704	$1,465.00	$733.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
768	$1,613.00	$807.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
832	$1,764.00	$882.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
896	$1,917.00	$959.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
960	$2,074.00	$1,037.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)
1024	$2,227.00	$1,114.00	$18.75	$25.00	$18.75
			(Waived)	(Waived)	(Waived)

24

*                                         The PVC Change Charge is a one-time, non-recurring charge for increasing or decreasing a PVC CIRs.

**                                  The PVC Deletion Charge is waived for any PVC that remains in place for at least twelve (12) months. If a PVC does not remain in place for twelve (12) months, AT&T may charge Customer the PVC Deletion Charge, provided that AT&T may not charge Customer the PVC Deletion Charge if the PVC is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L (Tariffing) or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T data service.

PVCs (One-Way to Canada)
One-Way PVCs to Canada require the purchase of a Canada to U.S. PVC to enable full duplex connectivity.

PVC CIR (Kbps)	One-Way PVC Monthly Charge	PVC Installation Charge	PVC Change Charge*	PVC Deletion Charge**
4	$50.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
8	$75.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
16	$100.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
32	$150.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
48	$200.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
56/64	$250.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
128	$500.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
192	$750.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
256	$1,000.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
320	$1,250.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
384	$1,500.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
448	$1,750.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
512	$2,000.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
576	$2,250.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
640	$2,500.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
704	$2,750.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
768	$3,000.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
832	$3,250.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
896	$3,500.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
960	$3,750.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)
1024	$4,000.00	$56.25	$35.00	$56.25
		(Waived)	(Waived)	(Waived)

25

*                                         The PVC Change Charge is a one-time, non-recurring charge for increasing or decreasing a PVC CIR.

**                                  The PVC Deletion Charge is waived for any PVC that remains in place for at least twelve (12) months. If a PVC does not remain in place for twelve (12) months, AT&T may charge Customer the PVC Deletion Charge, provided that AT&T may not charge Customer the PVC Deletion Charge if the PVC is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L (Tariffing) or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T data service.

Customer Network Management Services

During the Service Period (including any extension thereto in accordance with the provisions of this Attachment), Customer may order CNMS at the following Base Prices:

CNMS

Service Option	Monthly Charge per Port *
Advanced Reports	$5.00
SNMP	$5.00

26

*                                         If Customer orders CNMS, all Ports and Access Ports will be covered.

Dial Access*

During the Service Period (including any extension thereto in accordance with the provisions of this Attachment), Customer may order Dial Access Service for its network at the following Base Prices:

Dial Access (DA)

Service Option	DA Rate Per Minute of Usage**	DA Gateway Monthly Charge	DA Gateway Installation Charge		DA PVC CIR
Basic Option/Telnet Only (less than 20 users)	$0.18	$0.00	$0.00		56
High Usage Option/Telnet Only (greater than 20 users)	$0.15	$395.00	$1000.00	per gateway	56
High Usage Option/Telnet + SUP (greater than 20 users)	$0.15	$495.00	$1000.00	per gateway	56

*                                         As an integral part of FRS all customers are provided with the Basic Option/Telnet Only Service Option for Dial Access.

**                                  If Customer has in effect an InterSpan Information Access Service (“IAS”) Agreement or IAS Attachment to this Agreement the Rate Per Minute of Usage shall be the same as the Rate per Minute of Usage under the IAS Agreement or LAS Attachment to this Agreement Payments for minutes of usage of Dial Access services under this Attachment and under an IAS Agreement or an IAS Attachment to this Agreement shall count towards no more than 12.5% of the Customer’s Minimum Annual Revenue Commitment under this Attachment.

27

Internet Connectivity Option (ICO)

During the Service Period (including any extension thereto in accordance with the provisions of this Attachment), Customer may order ICO at the following rates:

ICO

ICO PVC Speed	Monthly Charge	Installation Charge
32	$550.00	$1,000.00
48	$650.00	$1,000.00
56	$750.00	$1,000.00
64	$750.00	$1,000.00
128	$800.00	$1,000.00
256	$950.00	$1,000.00
384	$1,100.00	$1,000.00
512	$1,250.00	$1,000.00
640	$1,400.00	$1,000.00
768	$1,600.00	$1,000.00
1024	$2,200.00	$1,000.00

Sub-Account Billing Services

During the Service Period (including any extension thereto in accordance with the provisions of this Attachment), Customer may order Sub-Account Billing Services for the following one time initialization fee.

Sub-Account Billing Services Initialization Fee

Item	One Time Charge *
Sub-Account Billing Services Initialization	$10,000.00

*                                         If Customer elects Sub-Account Billing Services when Customer signs this Attachment, the One Time Charge will be waived.

Revenue Discount Plan

The following Revenue Discount Plan is based on a Minimum Annual Revenue Commitment (MARC) by Customer. Customers total undiscounted Port Monthly Charges, Access Port Monthly Charges and PVC Monthly Charges (including ICO PVC Monthly Charges), charges for CNMS, Dial Access Gateway Monthly Charges, Dial Access Usage Charges (subject to the provisions of footnote under the Dial Access Section above), and charges for related incidental non-tariffed services and for related non-tariffed data transport services, but not for equipment charges (collectively “Related Charges”), which Related Charges shall count towards no more

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than 12.5% of the Customer’s Minimum Annual Revenue Commitment under this Attachment (collectively “Covered Charges,” which are calculated at Base Prices) are counted towards the MARC in each Contract Year.  The MARC will take effect on the Attachment Effective Date.

Revenue Discount Plan

Period	Minimum Annual Revenue Commitment (MARC)	Discount
Contract Year 1 (Months 0-12)	$0.00	53%
Contract Year 2 (Months 13-24)	$25,900,000.00	53%
Contract Year 3 (Months 25-36)	$47,500,000.00	53%
Contract Year 4 (Months 37-48)	$52,600,000.00	53%
Contract Year 5 (Month 49)	$4,400,000.00	53%

The Discount will be applied against Covered Charges, except that the Discount Will not be applied against charges for (i) Dial Access under this Attachment which are billed at the rates contained in an IAS Agreement or an IAS Attachment to this Agreement, or (ii) Related Services, which are billed at the rate set forth in this Agreement under which such services are purchased.  At the end of each Contract Year, AT&T will calculate the total of Customer’s payments for Covered Charges (prior to application of the discount), during such year.  If the Covered Charges in any Contract Year are less than the MARC, Customer will be billed the difference between the MARC and the Covered Charges, discounted by between fifty-three percent (53%) and fifty-nine percent (59%) depending upon Customer’s MARC as discussed in the following paragraphs.  For example: If the MARC is $100,000, and the Covered Charges are $80,000, then Customer would be billed a shortfall charge of $9,400 ($20,000 * .47).

In Contract Year 1, Customer may carry forward ten percent (10%) of its Covered Charges to be credited against Customer’s MARC for any subsequent Contract Year.  If Covered Charges exceed the MARC in any of Contract Years 2, 3 or 4 Customer may carry the excess in each such year forward (up to a maximum of ten percent (10%) of the Contract Year MARC) to be credited against Customer’s MARC for any subsequent Contract Year.

If, at any time prior to the close of any Contract Year, Customer elects to increase its MARC on a pro rata basis to a “run rate” for the remainder of that Contract Year of $61.3 million, the Discount for the remainder of that Contract Year will be increased to 55% as of the first day of the next billing cycle.  The MARC for the following Contract Year will be $61.3 million, and the Discount will be 55%.

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If, at any time prior to the close of any Contract Year, Customer elects to increase its MARC on a pro rata basis to a “run rate” for the remainder of that Contract Year of $70 million, the Discount for the remainder of that Contract Year will be increased to 57% as of the first day of the next billing cycle.  The MARC for the following Contract Year will be $70 million, and the Discount Will be 57%.

If, at any time prior to the close of any Contract Year, Customer elects to increase its MARC on a pro rata basis to a “run rate” for the remainder of that Contract Year of $80 million, the Discount for the remainder of that Contract Year will be increased to 59% as of the first day of the next billing cycle.  The MARC for the following Contract Year will be $80 million, and the discount will be 59%.

In any Contract Year in which Customer exceeds the MARC and the MARC is less than $61.3 million, the Discount to be applied against all Covered Charges for that Contract Year shall be increased as follows: (1) by 1% if the Covered Charges are greater than $61.3 million but less than $70 million; (2) by 2% if the Covered Charges are greater than $70 million but less than $80 million; and (3) by 3% if the Covered Charges are greater than $80 million.  For example, if the MARC is $52.6 million and the Covered Charges are $64 million, the Discount for that Contract Year will be increased from 53% to 54%.  The amount obtained by applying the increase in the Discount against all Covered Charges for that Contract Year shall be applied as a credit no later than on the second bill of the next Contract Year.  The increased Discount provided in this Paragraph shall not apply in any Contract Year in which Customer has elected to increase the MARC on a pro rata basis as provided in any of the three preceding paragraphs.

Adjustment to Rates and Charges.

Commencing at the beginning of Month 22 of the Service Period, at the request of Customer, the parties shall meet and negotiate in good faith to develop mutually acceptable rates and charges for the remainder of the term.  If the parties are unable to agree upon rates and charges within thirty (30) days, Customer may, in its sole discretion, seek a rate calibration.  Such calibration shall be performed by a neutral third party acceptable to both AT&T and Customer.  The neutral third party shall be selected within fifteen (15) days of Customer’s decision to seek a rate calibration, and shall execute a non-disclosure agreement in accordance with Exhibit ND.  The neutral third party shall, within thirty (30) days of its selection, present to the parties a report detailing and explaining its opinion of the best rates and charges that Customer would be able to obtain through a competitive procurement for services comparable to Frame Relay Service and IAS in return for term, volume commitments and terms and conditions comparable to those in this Attachment and the IAS Attachment.  Within fifteen (15) days of the delivery of the third party’s report. AT&T shall either (i) agree to adjust the rates and charges payable for Frame Relay Service and IAS to conform to the report, in which case this Attachment shall continue with the new rates and charges; or (ii) agree with Customer on alternative rates and charges; or (iii) if neither (i) nor (ii) are applicable, inform Customer that it is not prepared to agree to rates and charges that conform to the report. In the event of (iii), Customer may terminate this Attachment (in which event neither party shall have any liability to the other except for service provided less any applicable credits), notice of which termination must be delivered to AT&T within thirty (30) days of Customer’s receipt of notice from AT&T that AT&T is not willing to

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conform its rates and charges to the report If the neutral third party opines that Customer would be able to obtain services comparable to IAS for lower prices than those set forth in the IAS Attachment, and AT&T agrees to adjust the rates and charges payable for Frame Relay Service and (AS to conform to the report, Customer’s purchases of IAS at the revised rates shall be limited to 12.5% of the MARC for the remainder of the term, but Customer may purchase IAS in excess of 12.5% of the MARC at the previously existing rates.

Premium Charges

AT&T will impose no premium charge for the performance of its installation, maintenance or repair obligations outside AT&T’s, Customer’s, or a User’s normal business hours at any Installation Site, but may pass through (without mark-up) any such charges imposed by local exchange carriers.  Customer will work with AT&T on a commercially reasonable basis to maximize the amount of installation, maintenance and repair work that can be performed during normal business hours.

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AT&T InterSpan® Frame Relay Service Attachment

Appendix 3

FRS Additional Terms and Conditions

1.                                      Implementation

Customer and AT&T will mutually agree upon a Scheduled Network Activation Date (“SNAD”) for each FRS Port and PVC, which date shall be either the date set forth on Exhibit IP/NMP hereto or, if no such date appears, no later than thirty (30) days after the date on which Customer places its order for such Port As used in this Appendix, Port shall include Access Port unless the context otherwise requires.

If AT&T postpones a SNAD for less than six (6) business days, Customer shall either (i) cancel the postponed Port(s) and/or PVC(s) at no charge, or (ii) after implementation of the postponed Port(s) and/or PVC(s) receive a credit equal to 50% of one (1) month’s recurring Monthly Charge for each such Port and/or PVC.  If AT&T postpones a SNAD for six (6) or more business days, Customer shall either (i) cancel the postponed Port(s) and/or PVC(s) at no charge, or (ii) after implementation of the postponed Port(s) and/or PVC(s) receive a credit equal to 100% of one (1) month’s recurring Monthly Charge for each such Port and/or PVC.  In addition, if AT&T either postpones or misses five percent (5%) or more of the SNADs that are part of the initial implementation by more than ten (10) calendar days, Customer shall be entitled to terminate this Attachment without liability to either party.

Customer may postpone implementation at any time prior to the SNAD.  However, if Customer postpones implementation within three (3) business days prior to the SNAD, AT&T reserves the right to bill Customer a delay charge of $200.00 for each postponed Port and a delay charge of $50.00 for each postponed PVC.  If Customer postpones a SNAD by more than twenty (20) business days, Customer shall either (i) accept billing for the postponed Port(s) and/or PVC(s) commencing on the first day after the twentieth (20th) business day, or (ii) cancel the postponed Port(s) and/or PVC(s), pay a cancellation charge of $500.00 for each canceled Port and a cancellation charge of $50.00 for each canceled PVC, and mutually agree with AT&T on a new SNAD.

2.                                      Billing

Billing for each location shall begin when the Service is operational at that location as set forth in Paragraph 3 (Acceptance Testing) of this Appendix 3 below.

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3.                                      Acceptance Testing

A.                                   Upon the installation of a Port or PVC serving a Customer or User’s location, AT&T will notify Customer that the installation is complete and offer Customer an opportunity to take part in or monitor tests that AT&T will perform to verify that the Service is operational.  AT&T shall conduct appropriate tests to establish that the Service is operational at the affected site and shall so notify Customer.  All test results, other than “ping” test results, shall promptly be provided to Customer in writing.

B.                                     If, after AT&T has reported that the Service is operational at a site, Customer reports to AT&T (or AT&T otherwise becomes aware) that the Service is not performing in accordance with the Performance Requirements set forth below, AT&T shall immediately commence and diligently exert all reasonable efforts to bring it into compliance.  AT&T shall grant Customer credits for any performance failure in accordance with Paragraph 16 (Performance Requirements) of this Appendix.

4.                                      Access Services

A.                                   Customer understands and agrees that AT&T, in order to provision FRS Access Ports under this Attachment, will be obtaining the access services necessary to connect Customer’s Locations to the designated AT&T Point of Presence (“Access Services”).  AT&T will obtain Access Services from interexchange carriers, local exchange carriers, alternate access vendors and/or others (“Access Suppliers”), and will work with Access Suppliers to resolve problems with Access Services, AT&T shall be fully responsible for Access Supplier caused interruptions to FRS in Access Ports purchased hereunder and for Access Supplier caused Access Port installation delays.

B.                                     Customer may, at its option, contract directly with local access providers and foreign telephone administrations to obtain access services for use with FRS Ports other than Access Ports. AT&T’s responsibility for providers from whom Customer obtains access services directly shall be limited to reasonable cooperation in interconnection and the isolation and resolution of troubles.

5. Methods and Procedures Manual

A.                                   The parties shall cooperate in the development of a methods and procedures manual (including relevant material from the Exhibits) that addresses service orders, scheduling, AT&T and customer communication and coordination, procedures for consultation and prioritization of repairs in case of troubles at multiple locations, inquiries concerning the status of reported troubles, delays in installation, performance failures, training, billing, dispute resolution and escalation and similar matters relating to the administration of this Attachment.  The manual shall include the addresses and telephone numbers for the Customer and AT&T personnel responsible for the management of the Service and for a contact person for the support center responsible for each Customer’s or User’s Location.  The manual shall also identify those persons designated by Customer as authorized to place or authorize orders under this Attachment.

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B.                                     AT&T shall draft the manual specifically to meet Customer’s needs, and shall update it as necessary.  No part of or amendment to the manual shall amend, waive or supersede any portion of this Attachment.  AT&T shall distribute copies of the manual and all updates thereto to those Customer employees designated by Customer and to AT&T employees responsible for performing this Attachment.  The manual and all modifications thereto shall be subject to Customer’s review and prior written approval and shall constitute Customer Confidential Information.

6.                                      Ongoing Cooperation

AT&T and Customer shall cooperate in planning and implementing the Service and changes thereto in an efficient, cost-effective manner.

A.                                   Such cooperation shall include regular meetings to review the performance of the Service, AT&T’s recommendations concerning Customer’s network design, and any anticipated changes to the Service that could improve the performance of and/or reduce Customer’s costs for telecommunications services.

B.                                     AT&T shall invite Customer personnel to attend user group meetings in the United States and worldwide to review technology developments in frame relay and related technologies.

C.                                     AT&T shall provide Customer periodic reports concerning AT&T’s performance under this Agreement and the status of the Service.  Customer shall have the right to make reasonable changes and additions to the frequency, content, format and other aspects of such reports and meetings.

D.                                    AT&T shall cooperate with Customer in the development, implementation and the execution of Customer’s contingency plans, and in the testing of facilities provided by AT&T for use in such plans.

E.                                      In no event shall either party’s participation in any such meetings be deemed a waiver or alteration of any right or obligation imposed by this Attachment.

7.                                      Optimization

AT&T shall recommend and plan changes to the Service to optimize the efficiency and cost-effectiveness of Customer’s FRS network.  Annually during the term of this Attachment, AT&T shall, at no additional charge to Customer, review the configuration of the Service based on Customer’s expected needs and make written recommendations to Customer designed to improve the efficiency and cost effectiveness of the configuration.  AT&T shall also offer advice concerning network configuration as and when Customer adds installation locations.

8.                                      Response and Repair Time

A.                                   AT&T shall immediately commence and continuously and diligently work to repair the Service or any PVC or Port purchased hereunder promptly upon its surrender for repair.

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B.                                     AT&T shall use all reasonable efforts to obtain from local access service providers prompt repair and restoration of access service necessary to the provision of the Service.

9.                                      Routing Instructions

A.                                   Customer shall develop and define (and may add to, modify or delete nodes from) address tables for sending and receiving messages over the Service.  AT&T shall use such address tables in defining routing instructions under Paragraph 9.B.  (Routing Instructions) of this Appendix 3.  Customer shall have all right, title and interest to and in such address tables, which shall be Customer’s proprietary information.

B.                                     AT&T shall prepare accurate and optimized Customer specific routing instructions based on Customer’s address tables provided under Paragraph 9.A.  (Routing Instructions) of this Appendix 3 for the purpose of directing the paths of messages transmitted over the Service.  AT&T shall use the address tables and routing instructions solely for purposes of providing Service to Customer under this Attachment.  Upon any termination of this Attachment or expiration of the Service Period, AT&T shall provide to Customer copies of all Customer-specific address tables and routing instructions, but shall not supply non-Customer-specific AT&T network-specific information contained in the routing instructions.

10.                               Timeliness

AT&T and Customer acknowledge that time is of the essence under this Attachment.

11.                               Access and Security

A.                                   Subject to Paragraphs 11.B. and 11.C. (Access and Security) below of this Appendix 3, AT&T personnel shall have such access at all times to Customer’s and User premises as is necessary to provide the Service in accordance with the terms of this Attachment.

B.                                     All AT&T personnel shall comply with Customer’s and Users’ reasonable security requirements at their respective premises.

C.                                     Customer and Users shall have the right to refuse access and immediately to terminate the right of access to its premises of any AT&T personnel or any other employee or agent of AT&T should Customer or Users determine for any lawful reason that such refusal or termination is in Customer’s or Users’ best interest Customer or User shall promptly notify AT&T of any such refusal or termination of access.

12.                               Additional Services, Upgrades and Network Modifications

A.                                   New Technologies.

AT&T acknowledges Customer’s substantial interest in state-of-the-art technologies that offer improved performance and more efficient and cost-effective solutions to Customers telecommunications requirements. AT&T agrees to offer to Customer those technologies, improvements, modifications

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or additions to the Service that increase functionality or improve performance and that are offered by AT&T to its customers at no additional charge (“Upgrades”). AT&T also agrees to offer to Customer products or services that may supplement or substitute in a more cost-effective manner for the Service, or any Port or PVC provided under this Attachment, including asynchronous transfer mode (ATM), TCP/IP- based services, X.25, synchronous optical (SONET) services, switched multimegabit data services (SMDS), broadband integrated services digital network (B-ISDN) and other fast packet products and services (collectively, “Additional Services”), Whenever possible, AT&T shall keep Customer fully apprised of improvements to AT&T’s existing technologies and of the expected and actual availability and implementation of new technologies by AT&T.

B.                                     Additional Services.

(1)                                  AT&T shall use reasonable efforts to inform Customer of AT&T’s plans for, or the existence of, any Additional Services offered by AT&T (or by another party but available through AT&T) that it believes Customer might wish to consider procuring. Customer may ask AT&T to provide any Additional Service, whether or not offered by AT&T at the time of the request.

(2)                                  AT&T shall, within thirty (30) days of its receipt of a written request under Paragraph 12.B.(1) (Additional Services) of this Appendix 3, acknowledge the request in writing and investigate and inform Customer in writing of the feasibility, and, if feasible, the availability, specifications and recurring and non-recurring charges of the proposed Additional Service.  If any of the information required by this Subparagraph cannot be provided to Customer within thirty (30) days of Customer’s request under Paragraph 12.B.(1) (Additional Services) of this Appendix 3, AT&T shall so state in its written acknowledgment, and the parties shall promptly develop a schedule for development and delivery of the information. Upon Customers request, AT&T shall offer Customer Additional Services under this Attachment if legally permissible or, if legally required, under a separate agreement. In either case, the rates and charges and other terms and conditions, including the performance requirements, shall be determined in (Rates and Charges for Additional Services) of this Appendix 3.

(3)                                  Any Additional Service subscribed to by Customer shall be considered part of the Service for all purposes under the Agreement.

C.                                     Obligations with Respect to Additional Services.

If a proposed Additional Service is not available from AT&T, AT&T shall cooperate reasonably with Customer to facilitate its implementation by other telecommunications services providers to the extent that such implementation affects Customer’s use of Services.

D.                                    Service Upgrades and Network Modifications.

(1)                                  AT&T shall notify Customer as soon as practicable of any available or potential Upgrades to the Service. AT&T shall ensure that no mandatory Service Upgrade or modification or reprovisioning of AT&T’s network will require material changes to any Customer facilities, systems or equipment, adversely affect Customer’s ability to fully utilize the Service, or result in any increase in the prices for the Service. AT&T shall also ensure that the Service will

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continue fully to conform to or exceed the Performance Requirements after the implementation of each mandatory Service Upgrade. If any mandatory Service Upgrade or material modification or reprovisioning of AT&T’s network or the Service (including any modification of Services Software) has such an adverse or material effect. AT&T shall reimburse Customer for the excess costs incurred by Customer as the result of AT&T’s action (e.g., for equipment upgrades, or for services such as leased lines and/or equipment that provide substantially equivalent substitute functionality and performance).

(2)                                  Customer may elect if and when to implement a non-mandatory Service Upgrade, and its decision to forego or delay implementation thereof shall not affect AT&T’s duties hereunder.

(3)                                  AT&T shall give Customer at least thirty (30) days’ advance notice of any mandatory Service Upgrade or modification or reprovisioning of its network that is material to Customer’s use of the Service.

D.                                    Amendments to the Performance Requirements.

Subject to the third sentence of Paragraph 12.D.(1) (Service Upgrades and Network Modifications) of this Appendix 3, AT&T shall provide written amendments to the Performance Requirements set forth in Paragraph 16 (Performance Requirements) of this Appendix 3 to this Attachment that fully and accurately set forth revisions to the Performance Requirements occasioned by the implementation of each mandatory Upgrade and each non-mandatory Upgrade selected by Customer. The Performance Requirements as amended shall apply to all components of the Service.

E.                                      Rates and Charges for Additional Services.

At the request of Customer, the parties shall meet and negotiate in good faith to develop mutually acceptable rates and charges for Additional Services to be provided hereunder. If the parties are unable to agree upon rates and charges within thirty (30) days, Customer may, in its sole discretion, seek an independent rate determination. Such determination shall be performed by a neutral third party acceptable to both AT&T and Customer. The neutral third party shall be selected within fifteen (15) days of Customer’s decision to seek a rate determination, and shall execute a non-disclosure agreement substantially in the form of Exhibit ND. The neutral third party shall, within thirty (30) days of its selection, present to the parties a report detailing and explaining its opinion of the best rates and charges that Customer would be able to obtain through a competitive procurement for services comparable to the Additional Services at issue in return for term, volume commitments and terms and conditions comparable to those sought by Customer for the Additional Services. Within fifteen (15) days of the delivery of the third party’s report, AT&T shall either (i) agree to charge the rates and charges for the Additional Services at issue that are specified in the report, in which case Appendix 2 to this Attachment shall be amended, or the Parties shall enter into a separate agreement, to include those rates and charges; (ii) agree with Customer on alternative rates and charges; or (iii) inform Customer that it is not prepared to agree to rates and charges that conform to the report. In the event of (iii), Customer may, at its option, procure the desired service from a competing vendor. If the Additional Service substitutes for FRS; was not generally available on the Effective Date; was obtained by Customer

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from one of AT&Ts principal competitors in the market for frame relay services, and AT&T is unwilling to make it available to Customer within nine (9) months of the time Customer notified AT&T of its desire to procure it at a price and on terms determined pursuant to this Paragraph, the Minimum Annual Revenue Commitment and discount tiers shall be subject to reduction as provided in Paragraph 15 (MARC Adjustments) of this Appendix 3 to this Attachment.

13.                               Termination

A.                                   Termination By Customer.

(1)                                  Customer may terminate this Attachment by thirty (30) days’ prior written notice to AT&T and payment of all charges incurred as of the termination date, including Port and PVC Deletion Charges, and a Termination Charge. The Termination Charge Will consist of the following percentages of the MARC remaining as of the date of termination.

Contract Year	Percentage
1	100%
2	47%
3	47%
4	25%
5	0%

For example, if Customer terminates the Agreement during Contract Year 2, at which time it had incurred $12.5 million in Covered Charges, Customer would pay a Termination Charge equal to [($25.9 million -$12.5 million) *47 = $6.30 million] plus [$47.5 million *.47 = $22.33 million] plus [$52.6 million *.25 = 13.15] for a total of $41.78 million. The Termination Charge also shall apply if AT&T terminates this Attachment pursuant to Paragraph 3.A. (Termination by AT&T) of this Agreement.

(2)                                  Customer may terminate this Attachment at any time during the Service Period (including any extension thereto in accordance with the provisions of this Attachment), without liability (including for Port and PVC deletion charges) if: (i) Customer replaces this Attachment with a new Attachment or Agreement with AT&T for data Services of equal or greater term and revenue commitment; (ii) Customer migrates (and adds) any remaining MARC under this Attachment to another Attachment or Agreement between AT&T and Customer or an affiliate, general partner, business partner or venturer of Customer for similar data Services; (iii) the implementation of a substantial portion of the Service in accordance with the milestones set forth in Exhibit IP/NMP is delayed for any reason (including a force majeure condition but excluding an act or omission of Customer) for more than sixty (60) days; or (iv) the PVC Availability falls below ninety-nine and nine-tenths percent (99.9%) for thirty three and one-third percent (33 1/3%) or more of the PVCs, or falls below ninety-nine and five- tenths percent (99.5%) for twenty percent (20%) or more of the PVCs, for any two (2) out of three (3) consecutive Measurement Periods, provided that at least one hundred (100) PVCs are in service in each measured Measurement Period.

B.                                     Partial Discontinuance.

Independent of Customers other rights to terminate this Attachment, Customer may terminate, without penalty or the obligation to pay any previously waived deletion charge, all Services at a Customer or User’s location at which

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(i)                                     PVC Availability for a material number of the PVCs at such location falls below ninety-nine and nine-tenths percent (99.9%) during any month;

(ii)                                  the Service is the subject of an unexcused delay in installation of more than twenty (20) days at such location and Customer cancels its order; or

(iii)                               the Service is the subject of an excusable unavailability for a period of more than thirty (30) days.

In the event that Customer discontinues the Service at one (1) or more locations pursuant to this Paragraph 13.C. (Partial Discontinuance), if Customer is unable to meet the MARC after the occurrence of any such partial discontinuance, the Covered Charges that AT&T would have assessed at such locations had the Service not been discontinued shall be counted towards the MARC and the discount tiers for any applicable volume discounts.

14.                               General

A.                                   Access.

Except for Access Ports, Customer shall assume responsibility for obtaining and providing the facilities to connect to the FRS from its premises to the designated AT&T point of presence. Except as otherwise agreed by the Parties, Customer’s responsibilities include: (1) upgrades of Customer-provided equipment to support FRS; (2) DSU/CSU’s or equivalent devices to support the access circuit(s); and (3) network multiplexing (M24) functionality as required to support the FRS configuration.

B.                                     Pricing, Terms and Conditions for FRS.

All Ports, PVCs, Dial Access, and FRS Optional Features described in this Attachment and provided by AT&T to Customer shall be governed by the pricing, terms, and conditions of this Attachment.

15.  MARC Adjustments

A.                                   Subject to the provisions of Paragraph 15.B. (MARC Adjustments) below, the Minimum Annual Revenue Commitment shall be reduced, and the Minimum Annual Revenue Commitment requirements for additional discounts lowered, if and to the extent that the Covered Charges for the Service decrease as a result of any one or more of the events set forth in this Paragraph 15.A. (MARC Adjustments). Any reduction shall be made on a pro rata basis effective upon the occurrence of the event that gave rise to the reduction. Where a reduction is prompted by art event with a continuing effect on Covered Charges, the Minimum Annual Revenue Commitment and the discount tiers shall be lowered for the remainder of the Service Period. Except for proposed Additional Services that AT&T chooses not to provide in accordance with Paragraph 12.E. (Rates and Charges for Additional Services) of this Appendix 3, this provision shall not apply to decreases in Covered Charges resulting from a decision by the Customer to transfer portions of its FRS or projected growth to a service provider other than AT&T. The events referred to above are:

(i)                                     the reduction of any of the rates and charges as permitted or required herein, e.g., pursuant to the section of Appendix 2 entitled “Adjustments to Rates and Charges”;

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(ii)                                  AT&T’s material failure, refusal or inability to provide the Service on the terms and conditions specified in this Agreement for any reason, including legal injunctions and regulatory actions;

(iii)                               a change in the Customer’s network configuration or optimization of the Customer’s network using other AT&T data services, or the implementation of an agreed-upon Upgrade to the Services, or the implementation of an Additional Service provided by AT&T as long as the Customer maintains substantially the same number of locations with AT&T;

(iv)                              a corporate divestiture, business downturn beyond Customer’s control, or restructuring of Customer’s business that reduces the volume of FRS required by the Customer, with the result that Customer will be unable to meet its revenue commitments under this Attachment (notwithstanding all reasonable efforts to avoid such a shortfall).  Customer must give AT&T written notice of the conditions that justify the application of this provision. This provision shall not apply to a reduction resulting from a decision by Customer to transfer portions of its traffic or projected growth to carriers other than AT&T; or

(v)                                 Customer’s purchase of a proposed Additional Service from another vendor as a result of AT&T’s refusal to provide such Service at the rates and on the terms set forth in Paragraph 12.E. (Rates and Charges for Additional Services) of this Appendix 3.

B.                                     The aggregate reduction of the MARC and the aggregate reductions of the MARC requirements for additional discounts shall not exceed 30% under this Paragraph 15 (MARC Adjustments); provided, however, that the aggregate reduction with respect to Subparagraph 15.A.(v) shall not exceed 20%.

16.                                 Performance Requirements

A.                                   PVC Availability.

PVC Availability is a measure of the time during which a U.S. Domestic FRS Permanent Virtual Circuit (PVC) is available for use by Customer (“Available Hours”).  Domestic is defined as both FRS Ports residing in the continental United States.  Percentage Availability is the complement of percentage Unavailability (i.e., % Availability = 100 - % Unavailability). Unavailability begins when AT&T discovers or Customer notifies the AT&T InterSpan® High Speed Services Network Operations Center (“HSS-NOC”), whichever first occurs, that data cannot be transmitted over a PVC and ends when AT&T notifies Customer that the PVC is restored and operational (“Unavailable Hours”). The PVC Availability Percentage is determined by dividing the Available Hours by the adjusted hours in a month, where the adjusted hours consists of the total hours in the month less the period of scheduled preventive maintenance of which Customer has been given at least seventy-two (72) hours’ advance notice. The PVC Percentage Availability requirement for a U.S. Domestic FRS PVC (excluding failures attributed to access and egress facilities other than those provided by AT&T as part of an Access Port), Customer Premises Equipment, scheduled FRS upgrades or force majeure conditions) is ninety-nine and nine tenths percent (99.9%) measured over a month (“Measurement Period”).

If the PVC Percentage Availability performance requirement above is not met in any Measurement Period, Customer shall be entitled to a credit equal to one (1) month’s

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discounted Monthly Charge for the affected PVC. In addition to the foregoing credit, Customer shall receive the following percentage of the monthly discounted Monthly Charge of the two Ports at each end of a PVC when it is unavailable for the periods listed (“Port Credit”):

Hours of Unavailability	Credit
1-4.99	10%
5-9.99	25%
10-14.99	50%
15-19.99	75%
20 or more	100%

When more than one PVC is connected to a single Port and all of the PVCs are not unavailable, the Port Credit for that Port will be based on a proportion of the total monthly discounted Monthly Charge for that Port computed by dividing the number of affected PVCs by the total number of PVCs connected to the Port. The Port Credit for a given Port in a month may not exceed the total discounted Monthly Charge for that Port.

B.                                     Throughput.

Throughput is defined as the rate of sustained data transmission through the FRS network in the U.S. The measured data volume (in kilobits) shall include user data plus overhead data, which includes flags, cyclic redundancy check, and control bits in the frame relay data units defined in CCITT standards Q.921 and Q.922.

For purposes of measuring throughput, a data test sequence of 1 megabit in size shall be transmitted into an FRS port (originating port) on a single FRS PVC destined to a second FRS port (destination port). All other PVCs connected to either the originating or destination port must be idle during the test The throughput shall be the sum of the offered data sequence plus overhead data, in bits, divided by the time, in milliseconds, necessary for the originating port to accept and deliver the offered data sequence. The effect of data received incorrectly by the originating port as a result of errors induced by the access circuit shall be factored out of the throughput calculation.

For testing purposes, AT&T (or Customer, if it chooses to conduct such tests) will use an unacknowledged stream of data (i.e., no inquiry responses/answerbacks) to measure throughput. Protocol analyzers with load generation capability are recommended for generation of test data. UNIX workstations that send UDP of IP datagrams or use TCP applications (for example, File Transfer Protocol [FTP]) can be used in the measurement provided that they are dedicated to the generation of test data.

FRS shall provide PVC Committed Information Rate (“CIR”) throughput of at least 99.99% of the PVC CIR (“Throughput Requirement’).

AT&T shall test (with Customer’s cooperation and consent) Throughput on a given PVC when AT&T becomes aware or is notified by Customer of a potential problem. Customer may conduct its own test in accordance with the requirements of this paragraph to verify AT&T’s test results. AT&T and Customer shall cooperate in sharing applicable test data necessary for the determination of test results.

If tests show that the Throughput requirement is not being met for a PVC, Customer shall be entitled to a credit equal to one (1) month’s discounted Monthly Charge for the affected PVC.

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C.                                     Transit Delay.

FRS shall provide a network transit delay of eighty (80) milliseconds one-way for all of Customer’s installed Domestic FRS PVCs (“Transit Delay Requirement”) based on the following conditions.

The Transit Delay Requirement is applicable only between two (2) continental U.S. based AT&T POPs.

The transit delay time will be measured from the time when the last bit of the frame referenced in the next paragraph is admitted through the ingress Port at one end of the PVC to when the first bit of the same frame emerges from the egress Port at the opposite end of the PVC. The Transit Delay Requirement includes cross-switch processing delays at each frame relay switch, queuing and transmission delays at each trunk between the switches, and propagation delays. The Transit Delay Requirement excludes delays attributed to Customer Premises Equipment, insertion delays at the access circuits, and access and egress propagation delays.

The frame size to be used in the transit delay time test must be less than or equal to two hundred (200) octets long, including protocol overhead.

Ports over which the transit delay time is calculated must be otherwise inactive (i.e., when the particular PVC whose delay is in question does not carry any traffic other than the test frame and when other PVCs sharing the same Port are inactive).

AT&T will measure transit delay utilizing the StrataCom StratView Plus network management system “Transit Delay” function. This function is similar to a “ping” test in that it sends a series of test packets between the two (2) Ports being tested and measures the one-way delay for that transmission.

AT&T shall test (with Customer’s cooperation and consent) Transit Delay on a given PVC when AT&T becomes aware or is notified by Customer of a potential problem. Customer may conduct its own test in accordance with the requirements of this paragraph (or using a “ping” test) to verify AT&T’s test results.  AT&T and Customer shall cooperate in sharing applicable test data necessary for the determination of test results.

If tests show that the Transit Delay Requirement above is not met, Customer shall be entitled to a credit equal to one (1) month’s discounted Monthly Charge for the affected PVC.

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ATTACHMENT ND

FORM OF NON-DISCLOSURE AGREEMENT

FOR THIRD PARTIES

This Non-Disclosure Agreement (hereinafter, the “Agreement’) is made and entered into as of the          day of                                     ,.         by and between                                                  (“Disclosing Party’) and                                          (‘Recipient’). The Agreement describes the rights and obligations of each party hereto with respect to certain information to be disclosed by Disclosing Party to Recipient during the term of the AT&T InterSpan Data Communications Services Agreement (the “InterSpan Agreement’) dated as of            , 1996 by and between AT&T Corp.(“AT&T”) and WORLDPSPAN, LP (“WORLDSPAN”). The InterSpan Agreement requires the Disclosing Party to enter into this Agreement with third parties to whom it discloses such information.

For purposes of this Agreement ‘Proprietary Information’ means all nonpublic technical or business information disclosed by either AT&T or WORLDSPAN in the course of providing or receiving Services under the InterSpan Agreement, including optimization recommendations, network designs, communications usage data, the identity and configuration of equipment/network and all Customer Proprietary Network Information (“CPNI”), as that term is or may hereinafter be defined by the Federal Communications Commission.

In consideration of the premises and the mutual promises contained in this Agreement, the parties hereby agree as follows:

1.                                       Use and Protection of Proprietary Information. During the term of this Agreement and for a period of three (3) years from the date of its expiration or termination, Recipient agrees to maintain in strict confidence, including but not limited to preventing disclosure to competitors of either WORLDSPAN or AT&T, all Proprietary Information. Recipient shall not, without obtaining the Disclosing Party’s written consent, use Proprietary Information for any purpose other than for purposes associated with the offer or provision of Services to WORLDSPAN and for purposes of AT&T’s design, configuration and provision of Services to WORLDSPAN. Recipient shall use, and shall take reasonable steps to arrange for other persons authorized to receive Proprietary Information to use, due care to protect such information. Recipient may produce extracts and summaries of the Proprietary Information consistent with its permitted use of the information.

2.                                       Employees and Others. Notwithstanding Section 1, Recipient may disclose Proprietary Information to: (i) its employees as necessary for the purposes noted above; (ii) employees, agents or representatives of AT&T and WORLDSPAN; or (iii) other persons (including counsel, consultants, landlords and facilities managers) in need of access to such information for the purposes specifically noted above. Recipient shall require the execution of a confidentiality agreement in a form substantially similar to this Agreement by any person or entity receiving any Proprietary Information.

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3.                                       Exceptions. Proprietary Information shall not include information that: (a) was previously known by the Recipient at the time it is obtained by the Recipient, free from any confidentiality obligation; (b) is disclosed to third parties by the party with proprietary rights to the information without restrictions; (c) becomes publicly available by other than unauthorized disclosure; or (d) is independently developed by the Recipient without the use of any information to which either AT&T or WORLDSPAN has proprietary rights.

4.                                       Remedies. The parties acknowledge that any disclosure or misappropriation of Proprietary Information in violation of this Agreement could cause irreparable harm, the amount of which may be extremely difficult to determine, thus potentially making any remedy at law or in damages inadequate. The parties therefore agree that the Disclosing Party shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Agreement and for any other relief as the Disclosing Party deems appropriate. This right shall be in addition to any other remedy available in law or equity.

5.                                       Term. This Agreement shall remain valid for a period of three (3) years from the date of its execution.

6.                                       Third Party Beneficiary. This Agreement is enforceable by the parties hereto and by either AT&T or WORLDSPAN, as appropriate, as a third-party beneficiary hereto.

7.                                       Governing Law. The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the State of New York, except its choice of laws rules.

8.                                       Modification and Waiver. No modification, amendment, supplement to or waiver of this Agreement or any of its provisions shall be binding upon the parties unless made in writing and signed by the party against whom enforcement is sought.  The failure or delay of a party to enforce or require the performance of any provision hereof or exercise any option herein shall not be construed as a waiver of such provision or option.

9.                                       Survival. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason, the remaining provisions hereof shall survive, and the invalid, illegal or enforceable provision shall be replaced by a valid, legal and enforceable provision acceptable to both parties.

IN WITNESS WHEREOF, the parties each acting with proper authority, have executed this Agreement as of the date first written above.

By:	By:
For:	For:
Name:	Name:
Title:	Title:
Date:	Date:

44

AT&T InterSpan® Frame Relay Service

WORLDSPAN

Implementation Plan

and

Network Management

Services Plan

This is an Exhibit to the Frame Relay Services Attachment (“FRS Attachment”) to the AT&T-WORLDSPAN Agreement.  In the event of any conflict between this Exhibit and the FRS Attachment, the provisions of the FRS Attachment shall prevail.

45

Contents

Mission Statement

Contact Information

Implementation Responsibilities/Critical Milestones

Testing Procedures

Network Management

Contingency Plan

InterSpan FRS Customer Network Management Service (CNMS)

InterSpan FRS Dial Access (DA)

WORLDSPAN and AT&T will cooperatively manage the implementation of AT&T Frame Relay Service (“FRS support the WORLDSPAN Travel Information Services Computer Reservations, including replacing AT&T Pricing Conversion Service (“PCS”) currently being provided to WORLDSPAN and its clients with FRS in accordance Milestones established by the parties in light of WORLDSPAN’s and its clients need to transition off of PCS. The Milestones have been agreed to with the expectation that the transition from PCS to FRS will be complete by January1998, unless otherwise agreed by the parties. AT&T’s frame relay services management center and AT&T’s PCS management center shall coordinate and cooperate with each other in the transition from PCS to frame relay to enable seamless migration of WORLDSPAN and its clients.

Contact Information

During the implementation of the WORLDSPAN frame relay network, AT&T will provide WORLDSPAN with a single point of contact - the Project Manager for the provisioning (installation) and transition from PCS to the AT&T Frame Relay Service network AT&T will also provide WORLDSPAN with a single point of contact — the Customer Service Manager — for post implementation maintenance of the WORLDSPAN frame relay network.  The Customer Service Manager will assist WORLDSPAN with all post installation network activities. Provided below are critical numbers for both the provisioning and maintenance of WORLDSPAN’s Frame Relay network.

Sales

Data Network Account Executive	Steve Lobby	770-563-7367

Data Network Account Executive	Juanita McDowell	770-563-7430

Data Network Account Executive	Dawn Smith	770-563-6735

Global Account Manager	Ron Morrison	770-563-7434

Provisioning

Project Manager	Pat Curran	770-489-4780

Testing and Turn-Up	Installation	800-372-6355

Testing Supervisor	Dixie Colliers	513-352-7330

Maintenance

Customer Service. Manager	Don Franklin	404-814-7160

Network Operations Center	7 x 24 Maintenance	800-821-8196

Optional Services

CNMS / SNMP Support	Diane Martin	908-628-4065

Internet Connectivity	Brad Hitchner	513-352-8031

Dial Access Support	Roger Bell	513-352-7211

Implementation Responsibilities

The following section provides WORLDSPAN with important information concerning the installation of the AT&T frame relay network Addressing responsibilities in the early stages of implementation lessens any chance of potential impact to the WORLDSPAN client during the implementation.

Joint Responsibilities

•                  Within forty-five (45) days after the Effective Date of the Agreement, AT&T and WORLDSPAN shall develop and mutually agree upon a Methods and Procedures Manual that will address in more detail than set forth in this Exhibit IP/NMP the service levels for Network Management Services provided under this Agreement, including a time to repair matrix, escalation severity levels for service outages, and MTTR objectives. AT&T and WORLDSPAN shall also work together to develop, within the same forty-five (45) day period, a detailed project plan for the initial implementation of the Services. This exercise shall constitute a Critical Milestone under the Agreement.

WORLDSPAN Responsibilities

•                  WORLDSPAN will process any changes to orders for FRS (e.g., Installation Sites, port speeds and PVCs) through WORLDSPAN’s AT&T sales contact, as soon as possible after WORLDSPAN becomes aware of the need for such changes. If the changes are material, WORLDSPAN and AT&T will agree to a new Scheduled Network Activation Date (SNAD), which new SNAD shall be no later than the SNAD to which WORLDSPAN would have been entitled had it canceled the original order and submitted a new order for the changed service.

•                  WORLDSPAN is responsible for all inside wiring of customer premises.

•                  WORLDSPAN is responsible for procuring all customer premises equipment at an Installation Site and for configuring that equipment to perform with the AT&T FRS.

•                  WORLDSPAN will initiate the call to the Frame Relay Test Center (1-800-372-6355) after all customer premise equipment at an Installation Site has been connected to the service.

AT&T Responsibilities

•                  AT&T will assign all Data Link Connection Identifiers (DLCI) unless specifically requested by the customer.

•                  AT&T shall implement new ports, access ports and PVCs within 30 calendar days after WORLDSPAN places an order for such ports, access ports or PVCs. AT&T shall implement additional PVCs and changes to the CIR of PVCs at an existing port or access port location within 4 calendar days after WORLDSPAN places an order for such additional or changed PVCs. AT&T shall make reasonable efforts to accommodate WORLDSPAN’s reasonable requests for expedited installations or changes to a service.

•                  Critical Milestones:

•                  Beginning May 15, 1996, AT&T shall install at least four hundred (400) ports/access ports and associated PVCs in each month in connection with the migration of WORLDSPAN clients from PCS to FRS unless the parties agree otherwise or WORLDSPAN has fewer than four hundred (400) orders for ports/access ports outstanding in a particular month, in which case AT&T shall install all of the ordered ports/access ports during such month. In any event, AT&T shall use reasonable efforts to accommodate WORLDSPAN’s request for installation ports/access ports and associated PVCs in excess of 400 per month in each. AT&T shall process at least twenty orders (20) for ports/access ports and associated PVCs each day in connection with the migration of WORLDSPAN clients from PCS to FRS unless the parties agree otherwise or WORLDSPAN has fewer than twenty (20) orders for ports/access ports outstanding on a particular day, in which case AT&T shall process all of the orders for ports/access ports placed on such day.

•                  AT&T will complete all connectivity testing, as required by the specific service. During service pre-testing, AT&T technicians will test continuity from the customer premise to the AT&T Frame Relay Central Office.

•                  After WORLDSPAN has accepted the service at an Installation Site in accordance with Paragraph 3 (Acceptance Testing) of Appendix 3 of the FRS Attachment, the Project Manager will ensure a smooth hand-off of responsibilities for the service to the Customer Service Manager for maintenance.

Testing Procedures

Advanced Local Management Interface (LMI) is the process by which AT&T tests and provisions FRS to an Installation Site. Under LMI, the AT&T Technician performs normal pre-test functions of testing for physical continuity from the Access Port/Port to the customer premise, and will build all Permanent Virtual Circuits (PVC)) ordered by WORLDSPAN in connection with such access port/port. Upon completion of a successful “pre-test”, the technician will activate LMI protocol from the switch at which the access port/port has been installed, and AT&T will conduct a ‘Ping Test’. This will allow WORLDSPAN to verify continuity of the frame circuit from the FRS network switch to the customer premise equipment. WORLDSPAN will also be able to conduct router ‘Ping’ tests to verify the provisioning of the PVCs.

If WORLDSPAN is unable to verify receipt of LMI transmission from the FRS network switch, WORLDSPAN will use reasonable efforts to verify the customer premise equipment configurations before seeking assistance from AT&T’s testing center. Similarly, if WORLDSPAN is unable to verify the provisioning of a PVC, WORLDSPAN will contact the testing center for assistance.

Installation of WORLDSPAN’s Frame Relay Access Port/Port/PVC is complete for purposes of Paragraph 3 (Acceptance Testing) of Appendix 3 of the FRS Attachment when the following conditions are met:

1.               The LMI test is successfully completed between the customer premise and the FRS network switch;

2.               The AT&T ‘Ping’ test is successfully completed between the customer premise and the FRS network;

3.               WORLDSPAN and FRS Service Delivery Center personnel agree that (a) the ‘Ping’ tests have been successfully completed, and (b) the transmission and reception of data to a loop back at the end of AT&T provided equipment or facilities is successful and

WORLDSPAN is responsible for installing, configuring, and troubleshooting its customer premises equipment (digital service units (DSUs), channel service units (CSUs), routers, and multiplexers.) AT&T shall cooperate with WORLDSPAN to isolate troubles between the customer premise equipment and the Frame Relay service, and shall promptly notify WORLDSPAN of the same.

LMI Tutorial

Local Management Interface (LMI) is a protocol, which operates between AT&T’s Frame Relay Switch and the customer’s Frame Relay compatible equipment.

LMI offers the following features:

•                  Network notification to the user device of the active and available PVC.

•                  Network notification to the user device of the removal or failure of a PVC.

•                  Real-time Monitoring of the status of the physical and logical link between AT&T’s network and each user device.

•                  Network notification to the user device of a change in PVC status.

•                  Notification to the user device of the minimum bandwidth allocated by the network PVC.

LMI’s Use in Turning up the Network

When an AT&T Technician turns on LMI at the InterSpan ® Frame Relay Switch, one of the following occurs:

(1)                                  LMI is not successfully transmitted from the FRS network switch and received by the customer premise equipment, in which event (a) alarms are displayed on the High Speed Services Network Operations Center (“HSS-NOC”) console, and (b) a trouble ticket is immediately opened and the time during which the access port/port or PVC is considered unavailable begins to accumulate.

(2)                                  LMI is successfully transmitted from the FRS network switch and received by the customer premise equipment, in which event (a) the customer router sends LMI back to the FRS network switch; (b) data can be transmitted over the frame relay circuit; and (c) a PVC is activated between two or more ports upon successful completion of LMI testing

End-to-End Service Turn-Up

•                  AT&T will verify the integrity of individual PVCs across the FRS network by using specific software commands within the FRS network switch architecture (the “FRS Switch to Switch PVC Test”). When AT&T has successfully completed the FRS Switch to Switch PVC Test, in combination with LMI port protocol, data will flow across the PVC without any problems.

WORLDSPAN should perform an IP level ‘Ping’ (or equivalent) test to verify that the FRS is performing between its customer premises equipment This test causes frames to be transmitted to the far-end of the frame relay circuit and returned to the originating point.  AT&T’s DCSDC will be able to monitor the ingress and egress traffic associated with the PVC and verify that no errors or discards are occurring-during the test.

Data Communications Service Delivery Centers (DCSDC)

The DCSDCs are located in Cincinnati, OH and Pleasanton, CA and are responsible for implementation of WORLDSPAN’s frame relay network. The Project Manager assigned exclusively to WORLDSPAN during the implementation shall coordinate all activities necessary to provisioning FRS at various Installation Sites. AT&T will provide the DCSDC with a copy of all the necessary documents (including the Agreement and FRS Attachment) describing WORLDSPAN’s frame relay network to be implemented by AT&T. After the DCSDC receives the documents, the Project Manager will initiate Universal Service Orders (USO’s) which engineer the circuits that will make up the network. The DCSDC will perform circuit connectivity testing from the AT&T Service node to the on-site digital service unit/channel service unit (DSU/CSU).

Further, the DCSDC will assign parameters for WORLDSPAN’s logical design and perform router to PVC verification at the time the access port/port or PVC is provisioned at an Installation Site.

The AT&T technician will activate circuit alarms which are used to proactively notify AT&T’s Maintenance Center of a circuit problem.

Testing Center     1-800-372-6355

Maintenance Center       1-800-821-8196

Network Management

InterSpan Frame Relay High Speed Service - Network Operations Centers (HSS-NOCs) are located in South Plainfield, NJ and Dallas, TX. The HSS-NOC - through the Customer Service Manger - is the Single Point of Contact (SPOC) for the maintenance of WORLDSPAN’s frame relay network. The Customer Service Manager is assigned to WORLDSPAN to provide an efficient means for reporting and resolving problems with WORLDSPAN’s frame relay network. The parties will clarify the roles and responsibilities of the CSM in the Methods and Procedures Manual. The HSS-NOC receives trouble reports from WORLDSPAN and is responsible for performing maintenance of and management functions for WORLDSPAN’s frame relay network. The HSS-NOC will monitor WORLDSPAN’s frame relay network 7 days a week, 24 hours a day. WORLDSPAN may contact the HSS-NOC by dialing 1-800-821-8196 for maintenance. The HSS-NOC will investigate all troubles, isolate the trouble to the AT&T FRS network or WORLDSPAN’s CPE, restore all AT&T FRS network caused troubles as soon as reasonably possible after receipt of the trouble report, and report to WORLDSPAN any trouble that AT&T isolates to the CPE.

After an access port/port or PVC has been accepted by WORLDSPAN, the HSS-NOC will handle troubles by making every attempt to successfully resolve the trouble. If the service (including, as applicable, access ports, ports and PVCs) is experiencing troubles - and AT&T will assume ownership of the problem - up to and including the point in time at which the service (including, as applicable, access ports, ports and PVCs) is Restored, unless the trouble is not the responsibility of AT&T and AT&T has reported such to Customer. Restored is defined as being able to exchange LMI and the completion of either of the following (1) WORLDSPAN is able to successfully complete a ‘Ping’ test or (2) data is successfully transmitted and received to a loop back at the end of AT&T provided equipment or facilities.

The HSS-NOC shall perform proactive and reactive maintenance, as described below.

Reactive Maintenance - WORLDSPAN may provide trouble reports to AT&T either orally or through the use of automatic trouble ticketing. AT&T shall use reasonable efforts to pursue whether and if so when it can offer to WORLDSPAN automatic trouble ticking. Upon receipt of a WORLDSPAN initiated trouble report, Fault Management shall react. Once the HSS-NOC has sectionalized the trouble to a component or segment of WORLDSPAN’s frame relay network, The HSS-NOC will work cooperatively with the appropriate work center and verify repairs. The work center will report to HSS-NOC when the trouble has been repaired and the HSS-NOC will verify the restoration of the service internally and with the customer to assure that WORLDSPAN’s frame relay network service is Restored as defined above. After receiving a trouble report and during the period of repair, the HSS-NOC shall (1) provide WORLDSPAN reports on the status of trouble resolution when the status of such troubles changes and in accordance with the time frames to be established in the Methods and Procedures Manual, and (2) act as the SPOC for WORLDSPAN/AT&T interface with respect to such troubles. The HSS-NOC shall include in its status reports to WORLDSPAN the escalation status of the trouble.

The parties shall include in the Methods arid Procedures Manual a list of the network management reports to be provided to WORLDSPAN. AT&T will collect, process and format data into reports that will best meet WORLDSPAN’s needs, which format AT&T and WORLDSPAN shall mutually agree upon.

Proactive Maintenance - AT&T shall react to events or situations of which the HSS-NOC becomes aware that could be c service problems. WORLDSPAN may net observe such problems and would therefore be unable to report them to the HSS-NOC. Upon the discovery of such circumstances, AT&T shall try to resolve the problem and call WORLDSPAN if either (1) WORLDSPAN reported a trouble during resolution of the problem, in which case the HSS-NOC shall follow the procedures set forth above with respect to reactive maintenance, or (2) WORLDSPAN’s frame relay network service is affected.

Proactive maintenance is conducted in three areas:

1.                                                                                       Reaction to internal alarms. Reaction to internal system generated alarms is done by the HSS-NOC. These alarms can include WORLDSPAN-initiated events such as rebooting or power down of premise based routers.

2.                                                                                       The proactive analysis of WORLDSPAN network performance, Element Management Systems (EMS) and OSS data, for areas of customer service improvement.

3.                                                                                       Scheduled maintenance. Network outages to upgrade the network software, change configurations, update AT&T equipment, etc. These outages will be coordinated with WORLDSPAN and shall usually be done during off peak periods. Routine maintenance is another form of scheduled maintenance. These events are transparent to WORLDSPAN. The philosophy of routine maintenance is to prevent potential problems before the problem is observable. AT&T shall give WORLDSPAN prior notice of the need for scheduled maintenance, and shall cooperate with WORLDSPAN in scheduling such activities in a manner and at a time designed to minimize disruption of WORLDSPAN’s and its clients’ business.

Contingency Plan

There shall be a period of two (2) weeks after the successful installation of AT&T’s FRS at an Installation Site (as described in detail above) during which the AT&T PCS and customer premise equipment associated with PCS will remain in place to ensure the smooth transition of the Installation Site from PCS to frame relay. In the event that AT&T is unable to resolve a trouble with the FRS at such an Installation Site quickly, AT&T will reactivate the Customer’s PCS. In most instances, WORLDSPAN and AT&T anticipate that after two (2) weeks of FRS at an Installation Site without trouble reports, PCS will be completely disconnected and removed from the Installation Site.

InterSpan ® FRS Customer Network Management Service (CNMS)

•                  AT&T shall provide WORLDSPAN with Customer Network Management Service, including CNM Advance Reports and CNM Simple Network Management Protocol (SNMP) Access, which are described below.

•                  CNM Advance Reports are a set of summarized analysis reports on WORLDSPAN’s frame relay network. The reports contain weekly and monthly data on each port, access port and all associated PVCs. WORLDSPAN may access the reports via the File Transfer Protocol (FTP). The specific reports shall be the CNM Simple Network Management Protocol (SNMP) Access reports.

•                  CNM Simple Network Management Protocol (SNMP) Access:

•                  CNM SNMP Access is an on-line capability through which WORLDSPAN can access its current frame relay network management data through an industry standard SNMP interface. CNM SNMP Access provides WORLDSPAN with a “window” into WORLDSPAN’s frame relay network to monitor network status and gather performance information. It will enable WORLDSPAN to more easily manage the performance of WORLDSPAN’s frame relay network and to make informed network planning decisions.

•                  AT&T will implement the AT&T SNMP Management Information Base (MIB) on the network management workstation, and WORLDSPAN will be able to obtain current performance and utilization statistics of the WORLDSPAN frame relay network, including both actual and calculated values. CNM SNMP supports tracking and analysis of current operations, including real-time status and alarm notification.

•                  The Project Manager will activate all of the CNM services described above at WORLDSPAN’s request.

InterSpan ® FRS Dial Access (DA)

InterSpan ® Frame Relay Dial Access (“DA”) extends the reach of FRS to off-network locations by providing dial access to the FRS network.  Dial

Access currently uses AT&T InterSpan Information Access Service (IAS) to help customers link scattered users to connect to TCP/IP connected hosts on the FRS network. Users obtain access to host computers on the FRS network by dialing the nationwide IAS toll-free access number, 950-1ATT(1). The user enters his or her IAS user ID and password. The call is then automatically routed through the IAS network to the FRS network.

DA allows end-users to access a destination on the InterSpan FRS network by dialing a toll-free (950-1ATT) telephone number.

After dialing, the end-user will be connected to the nearest DA Point of Presence (POP) where it can access InterSpan FRS. When the end-user enters its login and password after being prompted by the service, the AT&T network will validate and route the call to the appropriate destination on the InterSpan FRS network.

The InterSpan FRS DA service supports two types of end-users:

•                  Users who are dialing in from asynchronous PCs or ‘dumb’ terminals and accessing a host on their InterSpan FRS TCP/IP network - a TELNET server is used for this connectivity; and

•                  End-users who have a SLIP communications package installed on their LAPTOP, PC or workstation. The SLIP option provides the end-users with end-to-end TCP/IP connectivity to their destination. To provide this, AT&T transmits the TCP/IP traffic to the InterSpan FRS network and ultimately to the desired endpoint.

The dial-up traffic passes through one of several DA Servers located within the FRS network. The DA Servers provide the protocol conversion necessary to convert the customer’s asynchronous or SLIP dial-up traffic to TCP/IP running over frame relay.

One or more frame relay PVCs then route the call to an appropriate network endpoint. DA supports access speeds from 300 bps up to 14.4 Kbps.

As an option, WORLDSPAN may subscribe to High Usage Option/Telnet Only or High Usage Option/Telnet+SLIP. The High Usage Option/Telnet+SLIP supports both asynchronous and Serial Line Internet Protocol (SLIP) access into host computers that are connected to the FRS network using TCP/IP. With SLIP, the TCP connection spans all the way from the local PC or workstation to the remote host computer. SLIP allows users to transfer files between the local PC and the remote host computer.

(1)                                  A toll-free 800 number is provided for areas where 950 service is not available or as a backup to the 950 service.

WORLDSPAN is responsible for providing the terminal emulation and/or TCP/IP SLIP software necessary to access Frame Relay Dial Access and the TCP/IP FRS host. Upon Customer’s request, AT&T shall provide a list of TCP/IP software packages that have been found to be inter-operable with FRS Dial Access.

AT&T InterSpan ® Information Access Service Attachment

Cover Sheet

This Attachment to the AT&T InterSpan® Data Communications Services Agreement between Customer and AT&T Corp. (“Agreement”) covers AT&T InterSpan® Information Access Service (“IAS”) and is an integral part of the Agreement.  This Attachment consists of:

•                  Cover Sheet

•                  Appendix 1
IAS Description

•                  Appendix 2
IAS Pricing and Additional Terms and Conditions

Service Period

This Attachment is effective when signed by Customer and AT&T (“Attachment Effective Date”). The Service Period will commence on the Attachment Effective Date and shall be co-terminous with the AT&T InterSpan Frame Relay Service Attachment to this Agreement; provided however, that the termination of this Attachment for any reason shall not affect the Frame Relay Service Attachment. After the Service Period, this Attachment will continue in effect on a month to month basis until terminated by either party giving the other party at least thirty (30) days’ prior written notice.

EACH PARTY’S SIGNATURE BELOW ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS EACH OF THE TERMS AND CONDITIONS IN THIS ATTACHMENT AND AGREES TO BE BOUND BY THEM.

WORLDSPAN, LP		AT&T CORP.

By:	/s/ Mike Buckman	By:	/s/ Donna A. Lee

(Authorized Signature)		(Authorized Signature)

Mike Buckman		Donna A. Lee
(Typed or Printed Name)		(Typed or Printed Name)

(Title)		(Title)

Feb. 1, 1996		2/1/96
(Date)		(Date)

AT&T InterSpan® Information Access Service Attachment
Appendix 2
IAS Pricing and Configuration Sheets

AT&T InterSpan Information Access Service (“IAS”) Is a public protocol conversion and data transmission dial up service that connects U.S. callers to Customer’s host data bases via a toll-free seven-digit telephone number (950-1ATT) that is shared by all IAS customers. IAS currently supports access at 300 to 14,400 bits per second, provides for on-premise protocol conversion to asynchronous, X.25, LAN TCP/IP or SDLC environments if required by Customer’s application, and provides X.75 egress to other U.S. and international packet switched public data networks.

IAS further supports Customer applications with holding times of at least 30 seconds per call. AT&T reserves the right to charge Customer a higher Rate per Minute of IAS usage if call duration falls below 30 seconds for a substantial percentage of Customer’s calls, provided that AT&T cannot increase the Rate per Minute of IAS usage if the reason for Customer’s failure to meet the 30 second minimum holding time is caused by a failure of the IAS to perform property or the inability of Customer to sustain its connections using IAS. AT&T will provide Customer one hundred and twenty (120) days’ advance written notice prior to initiating such charge.

Where 950 service is unavailable, a toll-tree 800 telephone number is provided. AT&T shall provide Customer at least sixty (60) days’ prior notice of the implementation of Local Access or 950 Access in an area in which such service was previously unavailable. AT&T reserves the right to charge Customer an additional fee for 800 Access calls made in those LATAs where 950 Access is available when a substantial percentage of Customer’s calls made within such LATA use 800 Access. AT&T shall provide Customer one hundred and twenty (120) days’ advance written prior notice to initiating such additional charge.

The network is monitored, maintained and administered twenty-four hours a day, seven days a week by an IAS Technical Service Center. The center is accessible via a toll-free 800 number.

Optional Features - No Additional Charges

Network Menu Display

Network menus can be provided when multiple host connections/applications are required.

Connection to host is provided through host mnemonic displayed on network menu.

Password Management

On-line password changing option per user ID (950 access required).

Automatic Time Out

User session inactivity timer.

Call Redirection

In the event of a host port failure, the IAS Network will re-route the call to another host.

Customer System Administration Capabilities/Super User Access

Allows for real time changes to be made to Customer’s environment. Customer can directly add/delete end users, change end user facility options such as parameters, passwords, and change menus.

Batch File Provisioning

Allows the registration of a large number of end users for IAS IDs and passwords using batch file transfer.

Host Usage Data Billing

Billing options which show a list of calls for each host made by each login.

AT&T Mail/EasyLink Services Connectivity

AT&T Mail/EasyLink connectivity is included as a standard part of IAS. All EasyLink service charges are additional.

IAS Host Connectivity Option (“IAS-HCO”)

Extends the boundary of IAS out onto Customer’s premises by providing customer premises equipment (“CPE”), on site maintenance and the associated remote monitoring of the physical equipment.

Supported protocols are: SDLC, Asynchronous, TCP/IP and X.25 Concentration. The equipment will be monitored by the IAS Technical Service Center (“TSC”), seven days a week, twenty-four hours a day.

AT&T InterSpan® Information Access Service Attachment
Appendix 2
IAS Pricing and Additional Terms and Conditions

Service	Base Rate per Minute	Minimum Annual Commitment
Local Dial Access	$.025 per minute of usage	none
800 Access	$.093 per minute of usage	none
950 Access	$.07 per minute of usage	none

IAS-HOST Connectivity Option Charges.

Ports (Kbps)	Quantity	Non-Recurring Charge*	Recurring Charge
58		$500.00	$650.00
		(Waived)
128		$500.00	$1300.00
		(Waived)
256		$500.00	$1800.00
		(Waived)
394		$500.00	$2300.00
		(Waived)

All recurring and non-recurring charges for the egress circuits associated with the IAS-Host Connectivity Option are the responsibility of Customer.

The prices shown on this Appendix are guaranteed for the Service Period only. Thereafter, AT&T may amend the prices from time to time provided that AT&T gives Customer at least sixty (60) days’ prior written notice.

*                                         The Non-Recurring Charge is waived for any IAS Port that remains in place for at least twelve (12) months. If an IAS Port does not remain in place for twelve (12) months, AT&T may charge Customer the waived Non-Recurring Charge, provided that AT&T may not charge Customer the waived Non-Recurring Charge if the IAS Port is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L (Tariffing) or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T data service.

Ron Morrison	Suite 150
Global Account Manager	1057 Lenox Park Blvd.
Atlanta, GA 30319
404 563-7434

January 30, 1996

Mr. Mark Hill

Director - Network Planning and Implementation

WORLDSPAN, L.P.

Atlanta, Georgia 30339

Mark,

Please be advised that the reduction of WORLDSPAN’s access requirements currently provided through VTNS Tariff 12, Option 94 will require a refile of the existing option to insure no financial penalties occur. AT&T will provide within 45 days an alternate proposal for Option 94 which maintains current discount levels and equivalent term with a reduction in commitment equal to the current WORLDSPAN access design. Upon acceptance of this proposal for modifications to Option 94, AT&T will implement the necessary changes to the existing tariff filing.

Concurred:

/s/ Ron Morrison	/s/ Larry Ewing

Ron Morrison	Larry Ewing
Global Account Manager	District Manager - Offer Development
AT&T	AT&T

cc:	C. Scollon
D. Clarkson

AMENDMENT NO. 1
TO
AT&T INTERSPAN® DATA COMMUNICATIONS SERVICES AGREEMENT

AT&T Corp. (“AT&T”) and WorldSpan LP (“Customer”) have entered into an AT&T InterSpan® Data Communications Services Agreement (“Agreement”) with an effective date of February 1, 1996.

AT&T and Customer hereby agree to amend the Agreement as follows:

1.                                       Page 2-2, Appendix 2, FRS Pricing shall be deleted in its entirety and replaced with revised Page 2-2. The revision changes the “Hawaii Port Additional Monthly Charges”.

2.                                       Pages 2-5, 2-6 and 2-7, Appendix 2, FRS Pricing shall be deleted in their entirety and replaced with Revised Pages 2-5, 2-6 and 2-7 attached hereto.

This Amendment No. 1 is effective when signed by AT&T after signature by Customer. This Amendment No. 1 shall be incorporated in and shall constitute a part of the Agreement, as if fully set forth therein. In all other respects, the Agreement shall remain changed.

WORLDSPAN LP		AT&T CORP.

By:	/s/ Mike Dibernardo	By:	/s/ C.E. Fields
(Authorized Signature)		(Authorized Signature)

Mike Dibernardo		C.E. Fields
(Typed Name)		(Typed Name)

Vice President, Technical Operations		Vice President, Strategy and Marketing Srvcs
(Title)		(Title)

27 February 1997		24 March 1997
(Date)		(Date)

AT&T InterSpan® Frame Relay Service Attachment
Revised Appendix 2

FRS Pricing

Paragraph 9.L. (Tariffing), or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T data service.

Ports

Port Rate (Kbps)	Port Monthly Charge	Hawaii Port Additional Monthly Charges”	Puerto Rico/Virgin Islands Port Additional Monthly Charge *	Port Installation Charge	Port Change Charge	Port Deletion Charge
56/64	$273.00	$550.00	$550.00	$375.00 (waived)	$100.00 (waived)	$375.00 (waived)
128	$560.00	$1,115.00	$1,115.00	$750.00 (waived)	$100.00 (waived)	$750.00 (waived)
256	$832.00	$1,655.00	$1,655.00	$750.00 (waived)	$100.00 (waived)	$750.00 (waived)
384	$1,119.00	$2,240.00	$2,240.00	$750.00 (waived)	$100.00 (waived)	$750.00 (waived)
512	$1,378.00	$2,750.00	$2,750.00	$750.00 (waived)	$100.00 (waived)	$750.00 (waived)
768	$1,665.00	$3,340.00	$3340.00	$750.00 (waived)	$100.00 (waived)	$750.00 (waived)
1024	$1,959.00	$3,920.00	$3,920.00	$750.00 (waived)	$100.00 (waived)	$750.00 (waived)
1544	$2468.00	$4.950.00	$4,950.00	$750.00 (waived)	$100.00 (waived)	$750.00 (waived)

*                                         These charges are in addition to Port Monthly Charges. For example, the Monthly Charge for a 56/64 Kbps Puerto Rico Port would be $823.00 (a Port Monthly Charge of $273.00, plus a Puerto Rico Port Additional Monthly Charge of $550.00).

**                                  The Port Change Charge is a one-time, non-recurring charge for increasing or decreasing a Port speed.

***                           The Port Deletion Charge is waived for any Port that remains in place for at least twelve (12) months. If a Port does not remain in place for twelve (12) months, AT&T may charge Customer the Port Deletion Charge, provided that AT&T may not charge Customer the Port Deletion Charge if the Port is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L (Tariffing) or any other provision of this Agreement that that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T

PVCs (One-Way to Canada)

One-Way PVCs to Canada require the purchase of a Canada to U.S. PVC to enable full duplex connectivity.

PVC CIR KBPS	Canada One-Way Half Channel PVC Monthly Charge	Canada Two-Way Half Channel PVC Monthly Charge	PVC Installation Charge	PVC Change Charge*	PVC Deletion Charge**
4	$24.00	$47.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
8	$35.00	$70.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
16	$47.00	$93.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
32	$71.00	$140.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
48	$94.00	$186.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
56/64	$117.00	$233.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
128	$233.00	$465.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
192	$350.00	$698.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
256	$466.00	$930.00	$56,25(Waived)	$35.00(Waived)	$56.25(Waived)
320	$582.00	$1,163.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
384	$698.00	$1,395.00	$56.25(Waived)	$35.00(Waived)	$56.2S(Waived)
448	$815.00	$1,628.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
512	$931.00	$1,860.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
576	$1,046.00	$2,093.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
640	$1,163.00	$2,325.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
704	$1,280.00	$2,558.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
768	$1,396.00	$2,790.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
832	$1,512.00	$3,023.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
896	$1,628.00	$3,255.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
960	$1,745.00	$3,488.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)
1024	$1,861.00	$3,720.00	$56.25(Waived)	$35.00(Waived)	$56.25(Waived)

*                                         The PVC Change Charge is a one-time, non-recurring charge for increasing or decreasing a PVC CIR.

**                                  The PVC Deletion Charge is waived for any PVC that remains in place for at least twelve (12) months. If a PVC does not remain in place for twelve (12) months, AT&T may charge Customer the PVC Deletion Charge, provided that AT&T may not charge Customer the PVC Deletion Charge if the PVC is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L. (Tariffing) or any other provision of this Agreement that that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement: or (iii) as part of Customer’s migration of that location to another AT&T Data service.

U.S. Global Port Pricing Schedule *

Port Rate (Kbps)	U.S. Global Port Monthly Charge	U.S. Global Port Installation Charge	U.S. Global Port Change Charge
56/64	$1,395.00	$800.00 (waived)	$100.00
128	$2,620.00	$1,000.00 (waived)	$100.00
192	$3,135.00	$1,000.00 (waived)	$100.00
256	$3,645.00	$1,000.00 (waived)	$100.00
320	$4,110.00	$1,000.00 (waived)	$100.00
384	$4,575.00	$1,000.00 (waived)	$100.00
448	$5,217.00	$1,000.00 (waived)	$100.00
512	$5,860.00	$1,000.00 (waived)	$100.00
576	$6,010.00	$1,000.00 (waived)	$100.00
640	$6,165.00	$1,000.00 (waived)	$100.00
704	$6,320.00	$1,000.00 (waived)	$100.00
768	$6,475.00	$1,000.00 (waived)	$100.00
1024	$7,700.00	$1,000.00 (waived)	$100.00
1544	$8,035.00	$1,000.00 (waived)	$100.00

*    A Global Port is required to connect to Global PVCs.

**   Customer can request to increase or decrease a port speed, or change a Domestic Port to a Global Port or a Global Port to a Domestic Port, at any time after the service date for that Port. A Port Change Charge will apply for each change.

A change of the physical location of a Customers Premises that requires a change to an existing Port connection, is considered to be a discontinuance and re-installation of the Ports involved.

U.S. Global PVC Pricing Schedule *

PVC CIR (kbps)	Global One-Way Half Channel PVC Monthly Charge	Global Two-Way Half Channel PVC Monthly Charge	Global Half Channel PVC Installation Charge	Global Half Channel PVC CIR Change Charge **
4	$27.00	$52.00	$25.00 (WAIVED)	$25.00
8	$53.00	$104.00	$25.00 (WAIVED)	$25.00
16	$106.00	$210.00	$25.00 (WAIVED)	$25.00
32	$210.00	$419.00	$25.00 (WAIVED)	$25.00
48	$315.00	$629.00	$25.00 (WAIVED)	$25.00
56/64	$419.00	$837.00	$25.00 (WAIVED)	$25.00
128	$838.00	$1,674.00	$25.00 (WAIVED)	$25.00
192	$1,256.00	$2,511.00	$25.00 (WAIVED)	$25.00
256	$1,675.00	$3,348.00	$25.00 (WAIVED)	$25.00
320	$2,093.00	$4,185.00	$25.00 (WAIVED)	$25.00
384	$2,512.00	$5,022.00	$25.00 (WAIVED)	$25.00
448	$2,930.00	$5,859.00	$25.00 (WAIVED)	$25.00
512	$3.349.00	$6,696.00	$25.00 (WAIVED)	$25.00
576	$3,767.00	$7,533.00	$25.00 (WAIVED)	$25.00
640	$4,186.00	$8,370.00	$25.00 (WAIVED)	$25.00
704	$4,604.00	$9,207.00	$25.00 (WAIVED)	$25.00
768	$5,023.00	$10,044.00	$25.00 (WAIVED)	$25.00
832	$5,441.00	$10,881.00	$25.00 (WAIVED)	$25.00
896	$5,860.00	$11,718.00	$25.00 (WAIVED)	$25.00
960	$6,278.00	$12,555.00	$25.00 (WAIVED)	$25.00
1024	$6,697.00	$13,392.00	$25.00 (WAIVED)	$25.00

*                                         A Global PVC is a logical connection to an international location. A Global Two-Way half channel PVC connects to a Two-Way half channel PVC furnished by a foreign company or administration to provide full Two-Way connectivity. A Global one-way half channel PVC connects to a one-way half channel PVC furnished by a foreign company or administration to provide uni-directional connectivity. A Global PVC can only be connected to a Global Port.

**                                  Customer can request to increase or decrease a Global PVC CIR at any time after the service date for that Global PVC. A Global PVC CIR Change Charge will apply for each change to a PVC CIR.

A change at the physical location of the Customers Premises that requires a change to an existing Port connection results in the discontinuance and re-installation of the Global PVCs involved.

Customer Network Management Services

During the Service Period (including any extension thereto in accordance with the provisions of this Attachment), Customer may order CNMS at the following Base Prices:

CNMS

Service Option	Monthly Charge per Port*
Advanced Reports	$5.00
SNMP	$5.00

*                                         If Customer orders CNMS, all Ports and Access Ports will be covered.

Dial Access*

During the Service Period (including any extension thereto in accordance with the provisions of this Attachment), Customer may order Dial Access Service for its network at the following Base Prices:

Dial Access (DA)

Service Option	DA Rate Per Minute of Usage**	DA Gateway Monthly Charge	DA Gateway Installation Charge		DA PVC CIR
Basic Option/Telnet Only (less than 20 users)	$0.18	$0.00	$0.00		56
High Usage Option/Telnet Only (greater than 20 users)	$0.15	$395.00	$1000.00	per gateway	56
High Usage Option/Telnet + SLIP (greater than 20 users)	$0.15	$495.00	$1000.00	per gateway	56

*                                         As an integral part of FRS all customers are provided with the Basic Option/Telnet Only Service Option for Dial Access.

**                                  If Customer has in effect an InterSpan® Information Access Service (“IAS”) Agreement or IAS Attachment to this Agreement the Rate Per Minute of Usage shall be the same as the Rate per Minute of Usage under the IAS Agreement or IAS Attachment to this Agreement. Payments for minutes of usage of Dial Access services under this Attachment and under an IAS Agreement of an IAS Attachment to this Agreement shall count towards no more than 12.5% of the Customers Minimum Annual Revenue Commitment under this Attachment.

AMENDMENT NO. 2
TO
AT&T INTERSPAN® DATA COMMUNICATIONS SERVICES AGREEMENT

AT&T Corp. (“AT&T”) and WORLDSPAN, LP (“Customer”) have entered into an AT&T InterSpan® Data Communications Services Agreement (“Agreement”) with an effective date of February 1, 1996.

AT&T and Customer hereby agree to amend the InterSpan Information Access Service Attachment to the Agreement as follows:

1.                                       Delete Pages 2 and 3, Appendix 2 “IAS Pricing and Configuration Sheets” in its entirety and replace with a new Appendix 1 “IAS Description” attached hereto.

2.                                       Delete Page 2-1, Appendix 2 “IAS Pricing and Additional Terms and Conditions” in its entirety and replace with a new Appendix 2 “IAS Pricing and Configuration Sheets” attached hereto.

This Amendment No. 2 is effective when signed by AT&T after signature by Customer. This Amendment No. 2 shall be incorporated in and shall constitute a part of the Agreement, as if fully set forth therein. In all other respects, the Agreement shall remain unchanged.

WORLDSPAN, LP		AT&T Corp.

By:	/s/ Mike Dibernardo	By:	/s/ C.E. Fields
(Authorized Signature)		(Authorized Signature)

Mike Dibernardo		C.E. Fields
(Typed Name)		(Typed Name)

Vice President, Technial Operations		Vice President Strategy & Marketing Srvcs
(Title)		(Title)

27 February 1997		24 March, 1997
(Date)		(Date)

AT&T INTERSPAN® Information Access Service Attachment
Appendix 1
IAS Description

AT&T InterSpan® Information Access Service (“IAS”) is a public protocol conversion and data transmission dial up service that connects U.S. callers to Customer’s host data bases via a Local Dial toll-free seven-digit telephone number (950-1ATT**), OR 800 telephone number that is shared by all IAS customers. IAS currently supports V.32 AND V.34 access, which provides for on-premise protocol conversion to asynchronous, X.25, LAN TCP/IP or SDLC environments if required by Customer’s application and provides X.75 egress to other U.S. and international packet switched public data networks.

IAS further supports Customer applications with holding times of at least 30 seconds per call. AT&T reserves the right to charge Customer a higher Rate per Minute if IAS usage if call duration falls below 30 seconds for a substantial percentage of Customer’s call, provided that AT&T cannot increase the Rate per Minute of IAS usage if the reason for Customer’s failure to meet the 30 second minimum holding time is caused by a failure of the IAS to perform properly or the inability of Customer to sustain its connections using IAS. AT&T will provide Customer one hundred and twenty (120) days’ advance written notice prior to initiating such charge.

AT&T shall provide Customer at Least sixty (60) days’ prior notice of the implementation of Local Access in an area in which such service was previously unavailable. AT&T reserves the right to charge Customer an additional fee for 800 Access calls made in those LATAs where 950 Access is available when a substantial percentage of Customer’s calls made within such LATA use 800 Access. AT&T shall provide Customer one hundred and twenty (120) days’ advance written prior notice to initiating such additional charge.

The network is monitored, maintained and administered twenty-four hours a day, seven days a week by an IAS Technical Service Center. The center is accessible via a toll-free 800 number.

Optional Features - No Additional Charges

Network Menu Display

Network menus can be provided when multiple host connections/applications are required. Connection to host is provided through host mnemonic displayed on network menu.

Password Management

On-line password changing option per user ID (950 access required).

Automatic Time Out

User session inactivity timer,

Call Redirection

In the event of a host port failure, the IAS Network will re-route the call to another host.

Customer System Administration Capabilities/Super User Access

Allows for real time changes to be made to Customers environment.

Customer can directly add/delete end users, change end user facility options such as parameters, passwords, and change menus.

Batch File Provisioning

Allows the registration of a large number of end users for IAS IDs and passwords using batch file transfer.

Host Usage Data Billing

Billing options which show a list of calls for each host made by each login.

AT&T Mail/EasyLink Services Connectivity

AT&T Mail/EasyLink  connectivity is included as a standard part of IAS.

All EasyLink service charges are additional.

Optional Features - Additional Charges

SecurID®

Users are supplied with a card which generates a random number which must be entered with password for access.

International 800 Service

AT&T will provision International 800 trunk groups to allow Customer’s International 800 calls to be routed to an existing IAS to 800 transport facility. Customer acquires International 800 number/trunk group separately. Data integrity, speed of access and overall performance may be reduced.

Individual End User Billing

Billing option which facilitates direct AT&T to end user billing.

Customized Billing

Hierarchical levels of billing for cost tracking/management; billing via paper, or magnetic tape; monthly aggregate usage bill sent to host customer can include itemization of usage by user ID.

Host Dial Back-Up (“DBU”)

DBU is an enhanced service which provides a dial-up connection in the event of a failure of a dedicated digital access connection into the packet switch. The dedicated access protected by DBU includes the connection between Customer’s premises and the packet switch site. Customer must provide (1) a dial line at Customer’s premises, and (2) a 3600 series modem with DBU capability. Toll charges, if any, associated with Customer’s dial line will appear on Customer’s Local Exchange Company (“LEC”) bill and are Customer’s responsibility.

International and/or Domestic Connectivity to Other Public X.25 Networks

Provides X.75 egress to other U.S. and international packet switched public data networks.

Host Connectivity Option

Extends the boundary of IAS out onto Customer’s premises by providing customer premises equipment (CPE), on site maintenance and the associated remote monitoring of the physical equipment. Supported protocols are: SDLC, Asynchronous, and, X.25 Concentration. The equipment Will be monitored by the IAS Technical Service Center (TSC), seven days a week, twenty-four hours a day. Maintenance options include: 8 hours/day-5 business days/week, 8 hours/day-7 days/week, 24 hours/day-7 days/week.

*                 SecurID® is a Registered Trademark of Security Dynamics incorporated.

**          Use of the 950-1ATT Access is not available with V.34 or High Speed Egress Ports.

AT&T InterSpan® Information Access Service Attachment
Appendix 2
IAS Pricing and Configuration Sheets

Access Type	Usage Rate per Minute*	Minimum Annual Commitment	Total
Local Dial	$0.025	Minutes of Usage	minutes per year none
950	$0.07
800	$0.093	MAC Start Date:

Optional Feature	Check (X) for all that apply**	Unit Non- Recurring Charges	Unit Monthly Recurring Charges	Optional Feature	Check (X) for all that apply**	Unit Non- Recurring Charges	Unit Monthly Recurring Charges
Individual End User Billing	X	N/A	$20.00	Host Dial Back-Up		$500.00	$250.00
			(per bill)			(per location)	(per location)

Customized Billing -Magnetic Tape		N/A	$150.00

Int’l 800 Service Connectivity		$500.00 (per trunk group)	N/A	International and/or Domestic Connectivity to Other Public X.25 Networks - X.75 Gateway Services		$270.00 (per gateway)	$ 0.16 per minute usage rate + Tariff 4 rate

SecurID - Card		$120.00	$3.00
		(per card)	monthly (per card)

AT&T Provided Customer Premises Equipment (CPE)

Type/Model#	Quantity	Unit Non-Recurring Charges (Installation)	Unit Monthly Recurring Charges	Maintenance Option***
3610 DSU	1	(waived)	$95.00	24x7
ACP50-386 /22 port X.25 Concentrator	1	(waived)	$375.00	24x7
RPAD2	1	(waived)	$1150.00	24x7

***    MAINTENANCE OPTIONS: 8X5 - 8:00 a.m. - 5:00 p.m., M-F; 8X7 - 8.00 a.m. - 5:00 p.m., M-Su; 24X7 -24 hours per day, M-Su

IAS-HOST Connectivity Option Charges

Port Speed (Kbps)	Quantity	Unit Non-Recurring Charges (Installation)	Unit Monthly Recurring Charges
56	To be Determined	$500.00 (Waived)	$650.00
128	To be Determined	$500.00 (Waived)	$1,300.00
256 (High Speed)	To be Determined	$500.00 (Waived)	$1,800.00
384	To be Determined	$500.00 (Waived)	$2,300.00

All Monthly and Installation Circuit Charges are the responsibility of Customer.

The prices shown in this Attachment are guaranteed for the Service Period only.  Thereafter, AT&T may amend the prices from time to time provided that AT&T gives Customer at least sixty (60) days’ prior written notice.

AMENDMENT NO. 3
TO
AT&T INTERSPAN® DATA COMMUNICATIONS SERVICES AGREEMENT

AT&T Corp. (“AT&T”) and WorldSpan LP (“Customer”) have entered into an AT&T InterSpan® Data Communications Services Agreement (“Agreement”) with an effective date of February 1, 1996.

AT&T and Customer hereby agree to amend the Agreement as follows:

1.                                       The AT&T InterSpan Frame Relay Service Attachment, Appendix 2, the 1st Paragraph of the “Pricing Schedules” on Page 2-1 shall be replaced with the following:

“During the Service Period (including any extension thereto in accordance with the provisions of this Attachment), the following Base Prices for all the Customer’s United States, Hawaii, Puerto Rico and U.S. Virgin Islands locations, U.S. half-channel PVCs to Alaska and one-way PVCs to Canada, will apply. Access Ports are available only within the forty eight (48) states of the Continental United States and the District of Columbia.”

2.                                       Add the following Table to Appendix 2 of the AT&T InterSpan Frame Relay Service Attachment.

Two-Way Half Channel PVCs to Alaska

During the Service Period, the following Charges for all Customer’s Contiguous United States locations will apply. An Alaska PVC is a logical connection to an Alaska location. An Alaska PVC is a two-way half channel PVC that connects to a two-way half channel PVC furnished by another Carrier or administration in Alaska to provide full two-way connectivity. An Alaska PVC can be connected to a Global or a Domestic Port.

PVC CIR kbps	Two-Way PVC Monthly Charge	PVC CIR Change Charge *	PVC Installation Charge	PVC Deletion Charge
4	$66.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
8	$90.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
16	$164.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
32	$329.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
48	$491.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
56/64	$574.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
128	$630.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
192	$639.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
256	$656.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
320	$820.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
384	$846.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
448	$988.00	$25.00	$2500 (Waived)	$25.00 (Waived)
512	$1,129.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
576	$1,269.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
640	$1,411.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
704	$1,552.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
768	$1,693.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
832	$1,834.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
896	$1,975.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
960	$2,117.00	$25.00	$25.00 (Waived)	$25.00 (Waived)
1024	$2258.00	$25.00	$25.00 (Waived)	$25.00 (Waived)

*                                         The PVC Change Charge is a one-time, non-recurring charge for increasing or decreasing a PVC CIR.

**                                  The PVC Deletion Charge is waived for any PVC that remains in place for at least twelve (12) months. If a PVC does not remain in place for twelve (12) months, AT&T may charge Customer the PVC Deletion Charge, provided that AT&T may not charge Customer the PVC Deletion Charge if the PVC is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L. (Tariffing) or any other provision of this Agreement that that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T Data service.

3.                                       For the purposes of counting PVC to Alaska Monthly Charges towards the Covered Charges under this Attachment, the InterSpan Frame Relay Service Attachment, Appendix 2 “FRS Pricing”, Page 2-8, the 1st Paragraph of the Revenue Discount Plan Section is hereby deleted in its entirety and replaced with the following Paragraph:

“The following Revenue Discount Plan is based on a Minimum Annual Revenue Commitment (MARC) by Customer. Customer’s total undiscounted Port Monthly Charges, Access Port Monthly Charges and PVC Monthly Charges (including ICO PVC Monthly Charges and PVC to Alaska Monthly Charges), charges for CNMS, Dial Access Gateway Monthly Charges (subject to the provisions of footnote ** under the Dial Access Section above), and charges for related incidental non-tariffed services and for related non-tariffed data transport services, but not for equipment charges (collectively “Related Charges”), which Related Charges shall count towards no more than 12.5% of the Customer’s Minimum Annual Revenue Commitment under this Attachment (collectively “Covered Charges”, which are calculated at Base Prices) are counted towards the MARC in each Contract Year. The MARC will take effect on the Attachment Effective Date.”

This Amendment No. 3 is effective when signed by AT&T after signature by Customer. This Amendment No. 3 shall be incorporated in and shall constitute a part of the Agreement, as if fully set forth therein. In all other respects, the Agreement shall remain unchanged.

WORLDSPAN, LP		AT&T Corp.

By:	/s/ Mike Dibernardo	By:	/s/ Sherry A. Cooper
(Authorized Signature)		(Authorized Signature)

Mike Dibernardo		Sherry A. Cooper
(Typed or Printed Name)		(Typed or Printed Name)

Vice President - Technical Operations	District Mgr.
(Title)	(Title)

June 24, 1998	7/17/98
(Date)	(Date)

Amendment No. 4 to the Agreement between AT&T Corp. and
WORLDSPAN, L.P. for AT&T InterSpan® Data Communications Services
Dated February 1, 1996, as Amended

Gerald J. Smit
Contract Manager
AT&T Corp.
Room 32B80
55 Corporate Drive
Bridgewater, NJ 08807-1265

AMENDMENT NO. 4
TO
AT&T INTERSPAN® DATA COMMUNICATIONS SERVICES AGREEMENT

AT&T Corp. (“AT&T”) and WORLDSPAN, L.P. (“Customer”) have entered into an AT&T InterSpan® Data Communications Services Agreement with an effective date of February 1, 1996, Amendment 1, 2 and 3 (“Agreement”).

AT&T and Customer hereby agree to amend this Agreement as follows:

1.                                       To the AT&T InterSpan® Frame Relay Services Attachment, add an AT&T Domestic Asynchronous Transfer Mode and AT&T Frame Relay/Asynchronous Transfer Mode Interworking Pricing Appendix (“Appendix 4”) attached hereto.

2.                                       To the AT&T InterSpan® Frame Relay Services Attachment, add an AT&T International Asynchronous Transfer Mode Pricing Appendix (“Appendix 5”) attached hereto.

3.                                       In the AT&T InterSpan® Frame Relay Services Attachment Cover Sheet, delete the entire introductory section before “1. Service Period” and replace it with:

This Attachment to the AT&T InterSpan® Data Communications Services Agreement between Customer and AT&T Corp. (“Agreement”) covers AT&T InterSpan® Frame RelayService (“FRS”), AT&T Domestic Asynchronous Transfer Mode Service (“ATM”), AT&T Frame Relay/Asynchronous Transfer Mode lnterworking Service (“FRS/ATM”), and AT&T International Asynchronous Transfer Mode Service (“IATM”) and is an integral part of the Agreement. This Attachment consists of:

•                  Cover Sheet

•                  Appendix 1: FRS, ATM, FRS/ATM and IATM Description

•                  Appendix 2: FRS Pricing

•                  Appendix 3: FRS, ATM, FRS/ATM and IATM Additional Terms and Conditions

•                  Appendix 4: Domestic ATM and FRS/ATM Pricing

•                  Appendix 5: IATM Pricing

•                  Exhibit IP/NMP (Implementation Plan and Network Management Services Plan)

•                  Exhibit ND (Non-Disclosure Agreement for Consultants and other Third Parties)

4.                                       In Section 1 of the AT&T InterSpan® Frame Relay Services Attachment Cover Sheet, append the following:

D.                                    FRS/ATM Interworking implementation Schedule

Customer agrees to begin implementation of FRS/ATM Interworking Service promptly after AT&T successfully demonstrates (via a non-lab trial) the capability to support 2000 FRS/ATM interworking PVCs per ATM Port. Subject to the availability of AT&T facilities and AT&T’s ability to coordinate and complete installations in a timely manner, Customer agrees to migrate at least fifty percent (50%) of that portion of Customer’s network requirements under this Agreement that can reasonably be met using FRS/ATM

Interworking Service (at a minimum all PVCs carrying solely IP traffic) to such Service within twelve(12) months after the first order is placed; and one hundred percent (100%) of such portion within twenty-four (24) months after the first order is placed.

5.                                       In Section 1.A. of the AT&T InterSpan® Frame Relay Services Attachment Cover Sheet, change the end of the Service Period from February 19, 2000 to February 19, 2003.

6.                                       In Section 1.A. of the AT&T InterSpan® Frame Relay Services Attachment Cover Sheet, change the date AT&T shall notify Customer of the pending expiration of the Service Period from October 19, 1999 to October 19, 2002.

7.                                       In Section 1.A. of the AT&T InterSpan® Frame Relay Services Attachment Cover Sheet, change the date Customer may extend the Service Period for this Attachment for one (1) year by notifying AT&T of its election from November 19, 1999 to November 19, 2002.

8.                                       In Section 1.C. of the AT&T InterSpan® Frame Relay Services Attachment Cover Sheet, delete the reference to February 19, 2000 and change it to February 19, 2003.

9.                                       In Section 1.C. of the AT&T InterSpan® Frame Relay Services Attachment Cover Sheet, delete the reference to February 19, 2001 and change it to February 19, 2004.

10.                                 Delete Sub-section 1.B.(2). and Sections 2. through 4. of the AT&T InterSpan® Frame Relay Services Attachment Appendix 1.

11.                                 In Section 1.A. of the AT&T InterSpan® Frame Relay Services Attachment Appendix 1, incorporate the existing three paragraphs describing AT&T InterSpan® Frame Relay Service into a new subsection under a new heading “1. Frame Relay Service.”

12.                                 In Section 1.A. of the AT&T InterSpan® Frame Relay Services Attachment Appendix 1, add the following subsection:

2.                                      Domestic ATM

AT&T Asynchronous Transfer Mode Service (“ATM”) is based on the asynchronous transfer mode technology that includes value added options and features. Under this Attachment, Domestic ATM Service is available only within the contiguous U.S.

Customer can access ATM Service by terminating its access circuit(s) on a DS1 (1.5 Mbps), DS3 (45 Mbps) or OC3 (155 Mbps) Port residing in an ATM Service Point-of-Presence. A 1.5, 45 or 155 Mbps Port Speed defines the maximum rate the Customer premises equipment can transmit and receive data from the Customer premises to the ATM Service network. Logical connectivity between two Customer Domestic ATM Ports will be provided by symmetrical, full duplex ATM PVC characterized by its Committed Information Rate (“CIR”).

The AT&T ATM service supports the following ATM service classes:

Constant Bit Rate (“CBR”) service; Variable Bit Rate - Non Real Time (“VBR - NRT”) Connection Oriented Data service; and Unspecified Bit Rate (UBR) connections (UBR is for use with ATM-SVCs connections only and not available for ATM-PVCs connections).

The ATM Variable Bit Rate PVCs are ordered based on a Committed Information Rate (CIR) but may also be described by their Sustained Cell Rate (SCR). The SCR = CIR /48 bytes per cell x 8 bits per byte. Thus, Customer does not need to account for the 5-byte per cell ATM header when choosing a CIR.

The ATM Constant Bit Rate PVCs are ordered based on a Committed Information Rate (CIR) but may also be described by their Peak Cell Rate (PCR). The PCR = CIR /47 bytes per cell x 8 bits per byte.

Included as part of the service is AT&Ts operation and maintenance of the ATM service network seven days a week, twenty-four hours a day. An AT&T HSS Implementation Manager will be available to handle Customer inquiries and requests during implementation.

13.                                 In Section l.A. of the AT&T InterSpan® Frame Relay Services Attachment Appendix 1, add the following subsection:

3.                                      FRS/ATM Interworking

AT&T Frame Relay/Asynchronous Transfer Mode Interworking Service (“FRS/ATM”) is based on FRS/ATM Interworking technologies that include value added options and features. Under this Attachment, FRS/ATM Interworking Service is available only within the contiguous U.S.

Customer can access FRS/ATM Interworking Service by terminating its FRS/ATM Interworking PVCs on a DS1 (1.5 Mbps), DS3 (45 Mbps) or OC3 (155 Mbps) Port residing on an AT&T ATM Point of Presence (“ATM POP”). A 1.5, 45 or a 155 Mbps Port Speed defines the maximum rate the Customer premises equipment can transmit and receive data from the Customer premises to the FRS/ATM Interworking Service network. Logical connectivity between Customer’s FRS/ATM Interworking Port and ATM Ports will be provided by symmetrical, full duplex FRS/ATM Interworking PVC characterized by its Committed Information Rate (“CIR”).

The AT&T FRS/ATM Interworking service supports Variable Bit Rate - Non Real Time (“VBR - NRT”) Connection Oriented Data service.

Included as part of the service is AT&T’s operation and maintenance of the FRS/ATM Interworking service network seven days a week, twenty-four hours a day. An AT&T HSS Implementation Manager will be available to handle Customer inquiries and requests during implementation.

14.                                 In Section l.A. of the AT&T InterSpan® Frame Relay Services Attachment Appendix 1, add the following subsection:

4.                                      International ATM

AT&T International Asynchronous Transfer Mode (“IATM’) Service (“Service”) is a communication networking service used to transfer information using cell relay technology. AT&T IATM Service is available from the United States to Canada, Japan, Singapore and Europe.

AT&T IATM-Canada. Japan and Singapore

AT&T IATM Service to Canada, Japan and Singapore is a “half channel” service furnished by AT&T, in conjunction with corresponding half channel services furnished by foreign carriers in each country. Under this Attachment AT&T provides the global port(s) in the US and bi-directional Permanent Virtual Circuits (“PVCs”) between the U.S. global port(s) and foreign ports. This service requires the customer to obtain ports and PVCs from the foreign carrier to enable full duplex connectivity. The foreign carrier furnishes the ports, PVCs and related services and equipment in its country under its contract or tariff. AT&T will provide reasonable assistance to Customer in communicating with the foreign carriers about ordering, provisioning and maintaining the services provided by the foreign carriers to Customer.

AT&T IATM-Europe

AT&T IATM-Europe Service is an end-to-end service between the contiguous United States and the following countries in Europe: the United Kingdom, Germany, Belgium, Netherlands and France. In conjunction with this end-to-end service, AT&T also arranges for pan-European service among such countries within Europe.

IATM-Europe (IATM-E) service is a seamless offer in which AT&T provides the International ATM port, US-Europe PVC, Intra-Europe PVC, port in Europe and access in Europe. AT&T offers a single point of contact for ordering, provisioning, maintenance and billing for the IATM-E service.

Maintenance

The above AT&T IATM Services to Canada, Japan, Singapore and Europe include operation and maintenance of the ATM service network seven days a week, twenty-four hours a day. An AT&T implementation Manager is available to handle Customer inquiries and requests during implementation.

Access Circuits

Customer can access International ATM Service by terminating its access circuit(s) on a DS1 (1.5 Mbps) and DS3 (45 Mbps) Port residing in an ATM Service Point-of-Presence. A 1.5 and 45 Mbps Port Speed defines the maximum rate the Customer premises equipment can transmit and receive data from the Customer premises to the ATM Service network. Logical connectivity between two Customer Ports will be provided by symmetrical, full duplex PVC characterized by its Committed Information Rate (“CIR”).

Service Classes

The International ATM service supports the following ATM service classes: Class “A”: or Constant Bit Rate (“CBR”) and Class “C” or Variable Bit Rate- Non Real Time (“VBR - NRT”).

The ATM Class “A” CBR PVCs are ordered based on a Committed Information Rate (CIR) but may also be described by their Peak Cell Rate (PCR). The PCR = CIR / 47 bytes per cell x 8 bits per byte.

The ATM VBR NRT PVCs are ordered based on a CIR but may also be described by their Sustained Cell Rate (SCR). The SCR = CIR /48 bytes per cell x 8 bits per byte. Thus, Customer does not need to account for the 5-byte per cell ATM header when choosing a CIR.

15.                                 Delete Sections entitled “Dial Access” and “Internet Connectivity Option (ICO)” of the AT&T InterSpan® Frame Relay Services Attachment Appendix 2.

16.                                 Delete and replace the Section entitled “Revenue Discount Plan” of the AT&T InterSpan® Frame Relay Services Attachment Appendix 2 with the following:

FRS, Domestic ATM, and FRS/ATM lnterworking Revenue Discount Plan

The following Domestic ATM, FRS and FRS/ATM Interworking Revenue Discount Plan is based on a Minimum Annual Revenue Commitment (MARC) by Customer. Customer’s total undiscounted Domestic ATM, FRS and FRS/ATM Interworking Port Monthly Charges; Domestic ATM, FRS and FRS/ATM lnterworking Access Port Monthly Charges; and Domestic ATM, FRS and FRS/ATM Interworking PVC Monthly Charges (“Covered Charges”) are counted towards the MARC. Charges for related incidental non-tariffed services and for related non-tariffed data transport services, but not for equipment charges, (collectively, “Related Charges”) shall count towards no more than twelve and one-half percent (12.5%) of the MARC. The Discount for Covered Charges shall not be applied to the Related Charges.

Domestic ATM, FRS and FRS/ATM Interworking Revenue Discount Plan

Contract Year	Minimum Annual Revenue Commitment (MARC)	Discount for Covered Charges *
4	$34,000,000.00	49%
5	$34,000,000.00	49%
6	$34,000,000.00	49%
7	$34,000,000.00	49%
8 (extended)	$34,000,000.00	49%

*                                         For any month Customer’s Covered Charges exceed $4,500,000.00, the Discount for Covered Charges will be fifty-one (51%) percent for that month.

Contract Year 4 begins February 19, 1999. At the end of each Contract Year, if the total Covered Charges for that Contract Year are less than the MARC for that Contract Year, Customer will be billed a shortfall charge equal to the difference between the MARC and the Covered Charges, less the Discount for Covered Charges.

If Covered Charges exceed the MARC in any of Contract Years 4, 5, 6 or 7 Customer may elect to carry the excess in each such year forward (up to a maximum of ten percent (10%) of the Contract Year MARC) to be credited against Customer’s MARC for any subsequent Contract Year. Such election must be made in writing to AT&T within sixty (60) days after receipt of the final bill for the month that ends the Contract Year. There shall be no carry forward from Contract Years 1, 2 or 3 to Contract Years 4, 5, 6, 7 or 8.

IATM Revenue Discount Plan

Customer’s total undiscounted International ATM Port Monthly Charges and International ATM PVC Monthly Charges shall receive a discount (“International Discount”) of forty-nine percent (49%).

17.                                 Replace entire contents of Section entitled “Adjustment to Rates and Charges,” of the AT&T InterSpan® Frame Relay Services Attachment Appendix 2 with the following:

(a)                                  Customer and AT&T shall, upon Customer request, meet on or about designated Review Dates (as identified in Section (b) below) to review the overall competitiveness in the marketplace of this Agreement in accordance with the methodology described in this Section (“Review”).

(b)                                 The first day of the eighteenth month following the effective date of Amendment No. 4 will be a Review Date, and the first day of the thirtieth month following the effective date of Amendment No. 4 will be a Review Date.

(c)                                  At least ninety (90) days prior to each Review Date, a new demand set will be agreed to by AT&T and Customer based on Customer actual or anticipated network requirements, including all service elements, capabilities, features, traffic mix, traffic volumes and functionalities in such detail as may be necessary.

(d)                                 Based upon the agreed demand set, AT&T will provide to Customer, at least thirty (30) days prior to each Review Date, proposed changes to this Agreement, including changes to pricing, to address the overall competitiveness in the marketplace of this Agreement.

(e)                                  For each Review, (i) if the parties are unable to reach agreement on appropriate changes to this Agreement, outstanding issues shall promptly be escalated to the point of personal discussions between Customer’s Chief Information Officer and

AT&T’s President of Global Services, or their equivalents, and (ii) if agreement is not promptly reached at that level, AT&T shall agree to amend this Agreement to reduce the Minimum Annual Revenue Commitment (“MARC”) in effect under this Agreement at the time of such Review by fifteen percent (15%).

18.                                 Replace Access Port price table in Section entitled “Pricing Schedules,” of the AT&T InterSpan® Frame Relay Services Attachment Appendix 2 with the following:

Access Ports (only available in 48 contiguous states)

Access Port Rate (Kbps)	Access Port Monthly Charge	Access Port Installation charge	Access Port Change Charge **	Access Port Deletion Charge **
56K	$428.00	$1,050.00	$100.00	$1,050.00
		(Waived)	(Waived)	(Waived)
128K	$1,195.00	$1,050.00	$100.00	$1,050.00
		(Waived)	(Waived)	(Waived)
256K	$1,280.00	$1,050.00	$100.00	$1,050.00
		(Waived)	(Waived)	(Waived)
384K	$1,423.00	$1,050.00	$100.00	$1,050.00
		(Waived)	(Waived)	(Waived)
512K	$1,627.00	$1,050.00	$100.00	$1,050.00
		(Waived)	(Waived)	(Waived)
756K	$1,748.00	$1,050.00	$100.00	$1,050.00
		(Waived)	(Waived)	(Waived)
1024K	$1,900.00	$1,050.00	$100.00	$1,050.00
		(Waived)	(Waived)	(Waived)
1536K	$2,440.00	$1,050.00	$100.00	$1,050.00
		(Waived)	(Waived)	(Waived)

19.                                 Replace corresponding Ports price table columns in Section entitled “Pricing Schedules,” of the AT&T InterSpan Frame Relay Services Attachment Appendix 2 with the following (all other columns remain the same):

Ports

PORT RATE (Kbps)	PORT MONTHLY CHARGE	Hawaii Port Additional Monthly Charges *	Puerto Rico/Virgin Islands Port Additional Monthly Charge *
56/64	$234	$506	$758
128	$480	$1,027	$1,544
256	$713	$1,525	$2,292
384	$959	$2,064	$3,095
512	$1,181	$2,534	$3,804
768	$1,427	$3,078	$4,612
1024	$1,679	$3,613	$5,418
1536	$2,116	$4,562	$6,864

20.                                 Replace corresponding PVCs price table columns in Section entitled “Pricing Schedules,” of the AT&T InterSpan® Frame Relay Services Attachment Appendix 2 with the following (all other columns remain the same):

PVCs

PVC CIR (Kbps)	Two-Way PVC Monthly Charge
4	$14.00
8	$18.00
16	$26.00
32	$41.50
48	$73.00
56	$86.00
128	$195.00
192	$295.00
256	$390.00
320	$490.00
384	$590.00
448	$740.00
512	$880.00
576	$1,000.00
640	$1,125.00
704	$1,300.00
768	$1,370.00
832	$1,500.00
896	$1,625.00
960	$1,750.00
1024	$1,900.00

21.                                 Replace corresponding PVCs (One-Way to Canada) price table columns in Section entitled “Pricing Schedules,” of the AT&T InterSpan® Frame Relay Services Attachment Appendix 2 with the following (all other columns remain the same):

PVC CIR KBPS	Canada One-Way Half Channel PVC Monthly Charge	Canada Two-Way Half Channel PVC Monthly Charge
4	$22	$43
8	$32	$64
16	$43	$85
32	$65	$129

48	$87	$171
56/64	$107	$214
128	$214	$428
192	$322	$643
256	$429	$857
320	$536	$1,071
384	$643	$1,285
448	$751	$1,500
512	$857	$1,714
576	$963	$1,928
640	$1,071	$2,142
704	$1,179	$2,357
768	$1,286	$2,571
832	$1,393	$2,785
896	$1,500	$2,999
960	$1,608	$3,214
1024	$1,715	$3,428

22.                                 In the first paragraph of Section 1 of the AT&T InterSpan® Frame Relay Service Attachment Appendix 3, delete and replace the phrase “for each FRS Port and PVC” with “for each FRS, ATM and FRS/ATM Port and PVC.”

23.                                 Intentionally left blank.

24.                                 In Section 4.A. of the AT&T InterSpan® Frame Relay Service Attachment Appendix 3, delete and replace all occurrences of the term “FRS” with the phrase “FRS, ATM, or FRS/ATM.”

25.                                 In Section 4.B. of the AT&T InterSpan® Frame Relay Service Attachment Appendix 3, delete and replace the term “FRS” with the phrase “FRS, ATM, FRS/ATM and IATM.”

26.                                 In Section 7. of the AT&T InterSpan® Frame Relay Service Attachment Appendix 3, delete and replace the term “FRS” with the phrase “FRS, ATM, FRS/ATM and IATM.”

27.                                 Replace the table in Section 13.A.(1). of the AT&T InterSpan® Frame Relay Services Attachment Appendix 3 with the following:

Contract Year	Percentage
1	100%
2	47%
3	47%
4	47%
5	47%
6	47%
7	25%
8 (extended)	0%

28.                                 In Section 14. of the AT&T InterSpan® Frame Relay Service Attachment Appendix 3, delete and replace all occurrences of the term “FRS” with the phrase “FRS, ATM, FRS/ATM and IATM.”

29.                                 Intentionally left blank.

30.                                 Change the sub-title of the AT&T InterSpan® Frame Relay Services Attachment Appendix 1 from “FRS Description” to “FRS, ATM, FRS/ATM and IATM Description.”

31.                                 Change the sub-title of the AT&T InterSpan® Frame Relay Services Attachment Appendix 3 from “FRS Additional Terms and Conditions” to “FRS, ATM, FRS/ATM and IATM Additional Terms and Conditions.”

32.                                 Change the name of the AT&T InterSpan® Frame Relay Services Attachment (including all Appendices) to the “AT&T InterSpan® Frame Relay, AT&T Domestic Asynchronous Transfer Mode, AT&T Frame Relay/Asynchronous Transfer Mode lnterworking, and AT&T International Asynchronous Transfer Mode Services Attachment.”

33.                                 Delete the AT&T InterSpan® Access Service Attachment from this Agreement.

34.                                 The new pricing as set forth in this Amendment shall commence and take effect as of December 1, 1998 if this Amendment is effective by February 15, 1999. True-up credits shall be provided as appropriate.

35.                                 The parties agree that notwithstanding any payments that have been made or credited by one party to the other party prior to the effective date of this Amendment No. 4, each party’s remaining aggregate limit of liability to the other party for proven direct damages, pursuant to and subject to the provisions of Subparagraph 6.G.(1) of this Agreement, is Three Million Dollars ($3,000,000.00) as of the effective date of this Amendment No. 4.

36.                                 In Section 16. of the previously titled AT&T InterSpan® Frame Relay Service Attachment Appendix 3, delete and replace the heading “Performance Requirements” with the heading “FRS Service (FRS Port connected to FRS Port by FRS PVC) Performance Requirements.”

37.                                 Append the following to the end of previously titled AT&T InterSpan® Frame Relay Service Attachment Appendix 3:

17.                               ATM/ATM Service (ATM Port connected to ATM Port by ATM PVC) Performance Requirements

The following performance objectives and credit allowances will apply when customer has a total of at least 10 Domestic ATM Permanent Virtual Circuits (PVCs) in service during the entire calendar month, subscribes to AT&T’s designated web-based interfaces to the AT&T ordering and maintenance systems which enable Customer to place orders, report troubles and track status of the Services provided under this Attachment, and is not entitled to any other credits for interruptions or delays. Subscription to AT&T’s designated web-based interfaces shall be at no charge to Customer.

Credits

Calculations for the following Time To Restore (TTR) and Transit Delay performance objectives will be based on troubles reported by Customer using AT&T’s designated web-based interfaces, or AT&T’s designated alternative reporting procedures it the designated web-based interfaces are inaccessible. The performance objectives set forth following apply only to Domestic ATM Ports and Domestic ATM PVCs, and the references to Ports and PVCs following means Domestic ATM Ports and Domestic ATM PVCs. In order to receive credit for AT&T’s failure to meet the performance objectives set forth following, Customer must request the credit in writing within 30 days of the last day in the calendar month in which the failure occurred.

A PVC or Port can only receive one credit during any calendar month. Unless otherwise specifically set forth in the performance objective description, AT&T is not responsible for failure to meet performance objectives for any of the following reasons: (1) the negligence of Customer or others authorized by Customer to use the Service provided under this Attachment, (2) interruptions or delays due to the failure of power, equipment, services or systems not provided by AT&T, (3) interruptions or delays due to access lines or Customer premises equipment whether provided by AT&T or others (4) interruptions or delays during any period in which AT&T or its agents are not afforded access to the premises where access lines associated with the Services provided under this Attachment are terminated, (5) interruptions or delays during any period when Customer or User has released a service(s) to AT&T for maintenance or rearrangement purposes or for the implementation of a customer order, (6) interruptions or delays during any period when Customer elects not to release the Service(s) for testing and/or repair and Customer continues to use Service, (7) interruptions not reported to AT&T or where there is a trouble reported, but no trouble found, or, (8) interruptions or delays due to labor difficulties, governmental orders, civil commotion, acts of God and other circumstances beyond AT&T’s reasonable control.

Time To Restore (TTR) Performance Objective

a.                                       (i)                                     If AT&T fails to restore an outage of a PVC within 4 hours after Customer has reported the trouble, or within 8 hours if a technician is required to be dispatched to Customers premise, Customer will be entitled to a credit for such PVC; The credit will be an amount equal to 50% of one month’s discounted Monthly Charge for such PVC; Customer must release the PVC and provide access to Customer’s premises as required to fix the trouble; or

(ii)                                  if AT&T fails to restore an outage of a PVC within 20 hours after Customer has reported the trouble, or within 24 hours If a technician is required to be dispatched to Customer’s premise, Customer will be entitled to a credit for such PVC; The credit will be an amount equal to 100% of one month’s discounted Monthly Charge for such PVC; Customer must release the PVC and provide access to Customer’s premises as required to fix the trouble.

(iii)                               The PVC Credit for a given PVC in a month may not exceed the total discounted Monthly Charge for that PVC.

b.                                      In addition to the applicable credit in a.(i) or a.(ii) above, Customer shall receive the following percentage of the monthly discounted Monthly Charge of the two Ports at each end of a PVC when it is unavailable for the periods listed (“Port Credit”):

Hours of Unavailability		Credit
No Premise technician required	Premise technician is required
4 - 19.99	8 - 23.99	50%
20 or more	24 or more	100%

When more than one PVC is connected to a single Port and all of the PVCs are not unavailable, the Port Credit for that Port will be based on a proportion of the total monthly discounted Monthly Charge for that Port computed by dividing the number of affected PVCs by the total number of PVCs connected to the Port. The Port Credit for a given Port in a month may not exceed the total discounted Monthly Charge for that Port.

Transit Delay Performance Objective

The Transit Delay performance objective for PVCs is no more than 120 milliseconds of delay (no more than 140 milliseconds of delay if the PVC is connected to a Hawaii, Puerto Rico or US Virgin Island Port), measured round trip, excluding access and Customer Premises Equipment. “Delay” is the interval of time it takes for a test packet of data to travel from the Service Interface (SI) of an ingress Port to the SI of the egress Port for an unloaded PVC. “Unloaded” refers to a PVC that is not being used to transmit any other data at the time the delay measurement is being performed. “Round trip” refers to the time it takes for the test packet of data to travel from ingress Port SI to egress Port SI and back to the ingress Port SI using the same PVC.

If Customer reports a PVC delay problem and AT&T’s testing verifies that the delay exceeds 120 milliseconds (or, if applicable, 140 milliseconds) round trip and AT&T fails to remedy the problem within 30 days, Customer will be entitled to a credit in an amount equal to one month’s discounted Monthly Charge for such PVC for each month (or part of a month) thereafter that the problem continues unremedied. Customer must release the PVC and provide access to Customer’s premises as required for testing by AT&T and to fix the trouble.

Network Availability Performance Objective

Customer’s AT&T ATM/ATM network will be available at least 99.92% of the time each calendar month.

The calculation for Network Availability is:

100 * [ 1- (Sum of Outage Duration in minutes / Total Available Time In minutes ) ]

The “Sum of Outage Duration” is the total of the outage time, in minutes, of all PVCs affected by network outages reported by Customer during the month. Outage time begins when Customer reports the trouble and releases the affected components to AT&T and ends when AT&T notifies Customer that the problem has been resolved and the components are available to Customer to use.

“Total Available Time” = (average number of PVCs in service during the month)*(days in month)* (minutes per day). The “average number of PVCs in service during the month” is the sum of the total number of PVCs in service at the end of each day during the month divided by the number of days in the month.

If Customer’s Network Availability for any month is less than 99.92%, Customer will be entitled to a credit amount determined by applying a percentage, as specified below, to one month of Customer’s discounted Monthly Charges for all PVCs in service during the month, less any credits applied for PVCs that failed the TTR or Transit Delay performance objectives during the month.

The credit calculation is as follows:

Percentage * (Total PVC discounted Monthly Charges for month - Credits applied for TTR and/or Transit Delay for month) where Percentage equals:

1% If Customer has an average of 10-49 PVCs in service during the month

10% If Customer has an average of 50-99 PVCs in service during the month

20% if Customer has an average over 100 PVCs in service during the month

18.                               FRS/ATM Interworking Service (ATM Port connected to FRS/ATM Port by FRS/ATM PVC) Performance Requirements

The following performance objectives and credit allowances will apply when Customer has a total of at least 10 Domestic Permanent Virtual Circuits (PVCs) in service during the entire calendar month, subscribes to AT&T’s designated web-based interfaces to the AT&T ordering and maintenance systems which enable Customer to place orders, report troubles and track status of the Services provided under this Attachment, and is not entitled to any other credits for interruptions or delays. Subscription to AT&T’s designated web-based interfaces shall be at no charge to Customer.

Credits

Calculations for the following Time To Restore (TTR) and Transit Delay performance objectives will be based on troubles reported by Customer using AT&T’s designated web-based interfaces, or AT&T’s designated alternative reporting procedures if the designated web-based interfaces are inaccessible. The performance objectives set forth following apply only to Domestic ATM and FRS/ATM Ports and Domestic FRS/ATM PVCs, and the references to Ports and PVCs following means Domestic ATM and FRS/ATM Ports and Domestic FRS/ATM PVCs. In order to receive credit for AT&T’s failure to meet the performance objectives set forth following, Customer must request the credit in writing within 30 days of the last day in the calendar month in which the failure occurred.

A PVC or Port can only receive one credit during any calendar month. Unless otherwise specifically set forth in the performance objective description, AT&T is not responsible for failure to meet performance objectives for any of the following reasons: (1) the negligence of Customer or others authorized by Customer to use the Service provided under this Attachment, (2) interruptions or delays due to the failure of power, equipment, services or systems not provided by AT&T, (3) interruptions or delays due to access lines or Customer premises equipment whether provided by AT&T or others (4) interruptions or delays during any period in which AT&T or its agents are not afforded access to the premises where access lines associated with the Services provided under this Attachment are terminated, (5) interruptions or delays during any period when Customer or User has released a service(s) to AT&T for maintenance or rearrangement purposes or for the implementation of a Customer order, (6) interruptions or delays during any period when Customer elects not to release the Service(s) for testing and/or repair and Customer continues to use Service, (7) interruptions not reported to AT&T or where there is a trouble reported, but no trouble found, or, (8) interruptions or delays due to labor difficulties, governmental orders, civil commotion, acts of God and other circumstances beyond AT&T’s reasonable control.

Time To Restore (TTR) Performance Objective

a.                                       (i) If AT&T fails to restore an outage of a PVC within 4 hours after Customer has reported the trouble, or within 8 hours if a technician is required to be dispatched to Customer’s premise, Customer will be entitled to a credit for such PVC; The credit will be an amount equal to 50% of one month’s discounted Monthly Charge for such PVC; Customer must release the PVC and provide access to Customer’s premises as required to fix the trouble; or

(ii) if AT&T fails to restore an outage of a PVC within 20 hours after Customer has reported the trouble, or within 24 hours if a technician is required to be dispatched to Customer’s premise, Customer will be entitled to a credit for such PVC; The credit will be an amount equal to 100% of one month’s discounted Monthly Charge for such PVC; Customer must release the PVC and provide access to Customers premises as required to fix the trouble.

(iii) The PVC Credit for a given PVC in a month may not exceed the total discounted Monthly Charge for that PVC.

b.                                      In addition to the applicable credit in a.(i) or a.(ii) above, Customer shall receive the following percentage of the monthly discounted Monthly Charge of the two Ports at each end of a PVC when It is unavailable for the periods listed (“Port Credit”):

Hours of Unavailability		Credit
No Premise technician required	Premise technician is required
4-19.99	8-23.99	50%
20 or more	24 or more	100%

When more than one PVC is connected to a single Port and all of the PVCs are not unavailable, the Port Credit for that Port will be based on a proportion of the total monthly discounted Monthly Charge for that Port computed by dividing the number of affected PVCs by the total number of PVCs connected to the Port. The Port Credit for a given Port in a month may not exceed the total discounted Monthly Charge for that Port.

Transit Delay Performance Objective

The Transit Delay performance objective for PVCs is no more than 120 milliseconds of delay (no more than 140 milliseconds of delay if the PVC is connected to a Hawaii, Puerto Rico or US Virgin Island Port), measured round trip, excluding access and Customer Premises Equipment. “Delay” is the interval of time it takes for a test packet of data to travel from the Service Interface (SI) of an ingress Port to the SI of the egress Port for an unloaded PVC. “Unloaded” refers to a PVC that is not being used to transmit any other data at the time the delay measurement is being performed. “Round trip” refers to the time it takes for the test packet of data to travel from ingress Port SI to egress Port SI and back to the ingress Port SI using the same PVC.

If Customer reports a PVC delay problem and AT&T’s testing verifies that the delay exceeds 120 milliseconds (or, if applicable, 140 milliseconds ) round trip and AT&T fails to remedy the problem within 30 days, Customer will be entitled to a credit in an amount equal to one month’s discounted Monthly Charge for such PVC for each month (or part of a month) thereafter that the problem continues unremedied. Customer must release the PVC and provide access to Customer’s premises as required for testing by AT&T and to fix the trouble.

Network Availability Performance Objective

The Customer’s AT&T FRS/ATM Interworking network will be available at least 99.92% of the time each calendar month.

The calculation for Network Availability is:

100 * [ 1 - (Sum of Outage Duration in minutes / Total Available Time in minutes) ]

The “Sum of Outage Duration” is the total of the outage time, in minutes, of all PVCs affected by network outages reported by Customer during the month. Outage time begins when Customer reports the trouble and releases the affected components to AT&T and ends when AT&T notifies Customer that the problem has been resolved and the components are available to Customer to use.

“Total Available Time” = (average number of PVCs in service during the month)* (days in month)* (minutes per day). The “average number of PVCs in service during the month” is the sum of the total number of PVCs in service at the end of each day during the month divided by the number of days in the month.

If Customer’s Network Availability for any month is less than 99.92%, Customer will be entitled to a credit amount determined by applying a percentage, as specified below, to one month of Customer’s discounted Monthly Charges for all PVCs in service during the month, less any credits applied for PVCs that failed the TTR or Transit Delay performance objectives during the month.

The credit calculation is as follows:

Percentage * (Total PVC discounted Monthly Charges for month — Credits applied for TTR and/or Transit Delay for month)

where Percentage equals:

1% if Customer has an average of 10-49 PVCs in service during the month

10% if Customer has an average of 50-99 PVCs in service during the month

20% if Customer has an average over 100 PVCs in service during the month

38.                                 Replace corresponding U.S. Global Port Pricing Schedule* price table columns in Section entitled “Pricing Schedules,” of the previously titled AT&T InterSpan® Frame Relay Services Attachment Appendix 2 with the following (all other columns remain the same):

Port Rate (Kbps)	U.S. Global Port Monthly Charge
56/64	$1,286
128	$2,415
192	$2,889
256	$3,359
320	$3,788
384	$4,216
448	$4,808
512	$5,401
576	$5,539
640	$5,682
704	$5,825
768	$5,967
1024	$7,096
1544	$7,405

39.                                 Replace corresponding U.S. Global PVC Pricing Schedule* price table columns in Section entitled “Pricing Schedules,” of the previously titled AT&T InterSpan® Frame Relay Services Attachment Appendix 2 with the following (all other columns remain the same):

PVC CIR KBPS	Global One-Way Half Channel PVC Monthly Charge	Global Two Way Half Channel PVC Monthly Charge
4	$25	$48
8	$49	$96
16	$98	$194
32	$194	$386
48	$290	$580
56/64	$386	$771
128	$772	$1,543
192	$1,158	$2,314
256	$1,544	$3,086
320	$1,929	$3,857
384	$2,315	$4,628
448	$2,700	$5,400
512	$3,086	$6,171
576	$3,472	$6,942
640	$3,858	$7,714
704	$4,243	$8,485
768	$4,629	$9,257
832	$5,014	$10,028
896	$5,401	$10,799
960	$5,786	$11,571
1024	$6,172	$12,342

40.                                 Because AT&T provides FRS/ATM Interworking Service as an enhanced service, and because there is no Universal Service Fund (“USF”) assessment on enhanced services revenues, FRS/ATM Interworking Service revenues will not be subject to a USF assessment under this Agreement unless and until enhanced services revenue is made subject to USF assessments by law or by the FCC.

41.                                 Replace corresponding Two-Way Half Channel PVCs to Alaska price table columns in Section entitled “Pricing Schedules,” of the previously titled AT&T InterSpan® Frame Relay Services Attachment Appendix 2 (inserted by Amendment Number 3) with the following (all other columns remain the same):

PVC CIR kbps	Two-Way PVC Monthly Charge
4	$61
8	$83
16	$151
32	$303
48	$453
56/64	$529
128	$581
192	$589
256	$605
320	$756
384	$780
448	$911
512	$1,040
576	$1,170
640	$1,300
704	$1,430
768	$1,560
832	$1,690
896	$1,820
960	$1,951
1024	$2,081

This Amendment No. 4 is effective when signed by AT&T after signature by Customer. This Amendment No. 4 shall be incorporated in and shall constitute a part of the Agreement, as if fully set forth therein. in all other respects, the Agreement shall remain unchanged.

IN WITNESS WHEREOF, AT&T and Customer have executed this Amendment.

WORLDSPAN, L.P.		AT&T CORP.

By:	/s/ Mike Buckman	By:	/s/ Bruce Goemaat
	(Authorized Signature)		(Authorized Signature)

	Mike Buckman	Bruce Goemaat
(Typed or Printed Name)		(Typed or Printed Name)

	Chief Executive Officer	Southern Region Vice President
(Title)		(Title)

	February 12, 1999	Februuary 12, 1999
(Date)		(Date)

THIS PAGE INTENTIONALLY LEFT BLANK

AT&T Interspan® Frame Relay, AT&T Domestic Asynchronous Transfer Mode,
AT&T Frame Relay/Asynchronous Transfer Mode Interworking, and
AT&T International Asynchronous Transfer

Mode Services Attachment

Appendix 4

Domestic ATM and FRS/ATM Pricing

Pricing Schedule

Domestic ATM Pricing

Domestic ATM Ports

During the Service Period, the following Charges will apply for all Customer’s locations in the contiguous United States.

Port Type/ Speed (Mbps)	Port Monthly Charge	Port Installation Charge*	Port Change Charge**
DS1 (1.5)	$1,988.00	$1,000.00(Waived)	$100.00(Waived)
DS3 (45)	$9,921.50	$1,000.00(Waived)	$100.00(Waived)

*                                         The Port Installation Charge is waived for any Port that remains in place for at least twelve (12) months. If a Port does not remain in place for twelve (12) months, AT&T may charge Customer the Port Installation Charge, provided that AT&T may not charge Customer the Port Installation Charge if the Port is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L. (Tariffing) or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T Data service.

**                                  The Port Change Charge is a one-time, non-recurring charge for increasing or decreasing a Port speed. The Port Change Charge is waived.

Domestic ATM PVCs - (Class “C” VBR NRT PVCs)

During the Service Period, the following Charges will apply for all Customers locations in the contiguous United States. Prices listed below are for 2-way bi-directional (duplex).

ATM PVC CIR	Sustained Cell Rate (SCR)	ATM PVC Monthly Charge	ATM PVC Installation Charge*	PVC CIR Change Charge**
4 Kbps	11	$18.00	$25.00 (Waived)	$25.00
8 Kbps	21	$22.00	$25.00 (Waived)	$25.00
16 Kbps	42	$32.00	$25.00 (Waived)	$25.00
32 Kbps	84	$61.00	$25.00 (Waived)	$25.00
48 Kbps	125	$89.00	$25.00 (Waived)	$25.00
56 Kbps	146	$104.00	$25.00 (Waived)	$25.00
64 Kbps	167	$104.00	$25.00 (Waived)	$25.00
128 Kbps	334	$236.00	$25.00 (Waived)	$25.00
192 Kbps	500	$355.00	$25.00 (Waived)	$25.00
256 Kbps	667	$473.00	$25.00 (Waived)	$25.00
320 Kbps	834	$591.00	$25.00 (Waived)	$25.00
384 Kbps	1000	$709.00	$25.00 (Waived)	$25.00
448 Kbps	1167	$897.00	$25.00 (Waived)	$25.00
512 Kbps	1334	$1,063.00	$25.00 (Waived)	$25.00
576 Kbps	1500	$1,211.00	$25.00 (Waived)	$25.00
640 Kbps	1667	$1,355.00	$25.00 (Waived)	$25.00
704 Kbps	1834	$1,502.00	$25.00 (Waived)	$25.00
768 Kbps	2000	$1,654.00	$25.00 (Waived)	$25.00
832 Kbps	2167	$1,809.00	$25.00 (Waived)	$25.00
896 Kbps	2334	$1,966.00	$25.00 (Waived)	$25.00
960 Kbps	2500	$2,126.00	$25.00 (Waived)	$25.00
1024 Kbps	2667	$2,284.00	$25.00 (Waived)	$25.00
1500 Kbps	3907	$2,645.00	$25.00 (Waived)	$25.00
2 Mbps	5209	$2,875.00	$25.00 (Waived)	$25.00
3 Mbps	7813	$3,032.00	$25.00 (Waived)	$25.00
4 Mbps	10417	$4,043.00	$25.00 (Waived)	$25.00
5 Mbps	13021	$5,054.00	$25.00 (Waived)	$25.00
6 Mbps	15625	$6,065.00	$25.00 (Waived)	$25.00
7 Mbps	18230	$7,075.00	$25.00 (Waived)	$25.00
8 Mbps	20834	$8,086.00	$25.00 (Waived)	$25.00
9 Mbps	23438	$9,097.00	$25.00 (Waived)	$25.00
10 Mbps	26042	$10,108.00	$25.00 (Waived)	$25.00
15 Mbps	39063	$15,161.00	$25.00 (Waived)	$25.00
20 Mbps	52084	$20,215.00	$25.00 (Waived)	$25.00
25 Mbps	65105	$25,269.00	$25.00 (Waived)	$25.00
30 Mbps	78125	$30,323.00	$25.00 (Waived)	$25.00
35 Mbps	91146	$35,376.00	$25.00 (Waived)	$25.00

*                                         The PVC Installation Charge is waived for any PVC that remains in place for at least twelve (12) months. If a PVC does not remain in place for twelve (12) months, AT&T may charge Customer the PVC Installation Charge, provided that AT&T may not charge Customer the PVC Installation Charge if the PVC is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L. (Tariffing) or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T Data service.

**                                  The PVC Change Charge is a one-time, non-recurring charge for increasing or decreasing a PVC CIR. The PVC Change Charge is waived.

Domestic ATM PVCs - (Class “A” CBR PVCs)

During the Service Period, the following Charges will apply for all Customer’s locations in the contiguous United States. Prices listed below are for 2-way bi-directional (duplex).

ATM PVC CIR	Peak Cell Rate (PCR)	ATM PVC Monthly Charge	ATM PVC Installation Charge *	ATM PVC CIR Change Charge**
56 Kbps	149	$173.00	$25.00 (Waived)	$25.00
64 Kbps	171	$173.00	$25.00 (Waived)	$25.00
128 Kbps	341	$386.00	$25.00 (Waived)	$25.00
192 Kbps	511	$583.00	$25.00 (Waived)	$25.00
256 Kbps	681	$780.00	$25.00 (Waived)	$25.00
320 Kbps	852	$969.00	$25.00 (Waived)	$25.00
384 Kbps	1022	$1,166.00	$25.00 (Waived)	$25.00
448 Kbps	1192	$1,473.00	$25.00 (Waived)	$25.00
512 Kbps	1362	$1,748.00	$25.00(Waived)	$25.00
576 Kbps	1532	$1,993.00	$25.00(Waived)	$25.00
640 Kbps	1703	$2,229.00	$25.00 (Waived)	$25.00
704 Kbps	1873	$2,473.00	$25.00 (Waived)	$25.00
768 Kbps	2043	$2,717.00	$25.00 (Waived)	$25.00
832 Kbps	2213	$3,023.00	$25.00(Waived)	$25.00
896 Kbps	2383	$3,328.00	$25.00 (Waived)	$25.00
960 Kbps	2554	$3,633.00	$25.00 (Waived)	$25.00
1024 Kbps	2724	$3,785.00	$25.00 (Waived)	$25.00
1088 Kbps	2894	$3,842.00	$25.00 (Waived)	$25.00
1152 Kbps	3064	$3,899.00	$25.00 (Waived)	$25.00
1216 Kbps	3235	$3,958.00	$25.00 (Waived)	$25.00
1280 Kbps	3405	$4,017.00	$25.00 (Waived)	$25.00
1344 Kbps	3575	$4,078.00	$25.00 (Waived)	$25.00
1408 Kbps	3745	$4,139.00	$25.00 (Waived)	$25.00
1472 Kbps	3915	$4,201.00	$25.00 (Waived)	$25.00
1536 Kbps	4086	$4,313.00	$25.00 (Waived)	$25.00
1544 Kbps	4107	$4,313.00	$25.00 (Waived)	$25.00
3.088 Mbvs	8213	$5,865.00	$25.00 (Waived)	$25.00
4.632 Mbps	12320	$7,935.00	$25.00 (Waived)	$25.00
6.176 Mbps	16426	$10,695.00	$25.00 (Waived)	$25.00
7.720 Mbps	20532	$13,283.00	$25.00 (Waived)	$25.00
9.264 Mbps	24639	$15,836.00	$25.00 (Waived)	$25.00
10.808 Mbps	28745	$18,630.00	$25.00 (Waived)	$25.00

*                                         The PVC Installation Charge is waived for any PVC that remains in place for at least twelve (12) months. If a PVC does not remain in place for twelve (12) months, AT&T may charge Customer the PVC Installation Charge, provided that AT&T may not charge Customer the PVC Installation Charge if the PVC is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L. (Tariffing) or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T Data service.

**                                  The PVC Change Charge is a one-time, non-recurring charge for increasing or decreasing a PVC CIR. The PVC Change Charge is waived.

FRS/ATM Interworking Pricing

During the Service Period, the following Charges for all Customer’s contiguous United States, Hawaii, Puerto Rico and US Virgin Islands locations will apply.

FRS/ATM Interworking Ports

Port Speed kbps	US Domestic Port Monthly Charge	Port Installation Charge**	Port Change Charge***
56/64	$234.00	$800.00 (Waived)	$100.00
128	$480.00	$1,000.00 (Waived)	$100.00
192	$705.00	$1,000.00 (Waived)	$100.00
256	$713.00	$1,000.00 (Waived)	$100.00
320	$990.00	$1,000.00 (Waived)	$100.00
384	$959.00	$1,000.00 (Waived)	$100.00
448	$1,275.00	$1,000.00 (Waived)	$100.00
512	$1,181.00	$1,000.00 (Waived)	$100.00
576	$1,475.00	$1,000.00 (Waived)	$100.00
640	$1,555.00	$1,000.00 (Waived)	$100.00
704	$1,635.00	$1,000.00 (Waived)	$100.00
768	$1,427.00	$1,000.00 (Waived)	$100.00
1024	$1,679.00	$1,000.00 (Waived)	$100.00
1524	$2,116.00	$1,000.00 (Waived)	$100.00

*                                         These charges are in addition to Port Monthly Charges. For example, the Monthly Charge for a 56/64 Kbps Puerto Rico Port would be $ 2,869.00.00 (a Port Monthly Charge of $ 234.00, plus a Puerto Rico Port Additional Monthly Charge of $2,635.00).

**                                  The Port Installation Charge is waived for any Port that remains in place for at least twelve (12) months. If a Port does not remain in place for twelve (12) months, AT&T may charge Customer the Port Installation Charge, provided that AT&T may not charge Customer the Port Installation Charge if the Port is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L. (Tariffing) or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T Data service.

***                           The Port Change Charge is a one-time, non-recurring charge for increasing or decreasing a Port speed. The Port Change Charge is waived.

FRS/ATM Interworking PVCs

US Domestic PVC Charges

PVC CIR kbps	Two-Way PVC Monthly Charge	PVC Installation Charge*	PVC CIR Change Charge **
4	$14.00	$25.00 (Waived)	$25.00
8	$18.00	$25.00(Waived)	$25.00
16	$26.00	$25.00(Waived)	$25.00
32	$41.50	$25.00(Waived)	$25.00
48	$73.00	$25.00(Waived)	$25.00
56/64	$86.00	$25.00 (Waived)	$25.00
128	$195.00	$25.00(Waived)	$25.00
192	$295.00	$25.00(Waived)	$25.00
256	$390.00	$25.00(Waived)	$25.00
320	$490.00	$25.00 (Waived)	$25.00
384	$590.00	$25.00 (Waived)	$25.00
448	$740.00	$25.00 (Waived)	$25.00
512	$880.00	$25.00(Waived)	$25.00
576	$1,000.00	$25.00 (Waived)	$25.00
640	$1,125.00	$25.00(Waived)	$25.00
704	$1,300.00	$25.00(Waived)	$25.00
768	$1,370.00	$25.00 Waived)	$25.00
832	$1,500.00	$25.00(Waived)	$25.00
896	$1,625.00	$25.00 (Waived)	$25.00
960	$1,750.00	$25.00 (Waived)	$25.00
1024	$1,900.00	$25.00(Waived)	$25.00

*                                         The PVC Installation Charge is waived for any PVC that remains in place for at least twelve (12) months. If a PVC does not remain in place for twelve (12) months, AT&T may charge Customer the PVC Installation Charge, provided that AT&T may not charge Customer the PVC Installation Charge if the PVC is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L. (Tariffing) or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T Data service.

**                                  The PVC Change Charge is a one-time, non-recurring charge for increasing or decreasing a PVC CIR. The PVC Change Charge is waived.

FRS and FRS/ATM Interworking Domestic Access Port Charges: When the service components specified below are ordered together as a unit at the same location, the Customer will be billed the following in lieu of the individual service component charges:

Domestic Access Port: a Domestic Access Port consists of one Domestic FRS Port, one ASDS Access Connection, one Generic Digital Local Channel, and one Access Coordination Function.

During the Service Period, the following Charges for Customer’s contiguous United States FRS and FRS/ATM Interworking Domestic Access Ports will apply.

Domestic Access Port Speed*	Domestic Access Port Monthly Charge	Domestic Access Port Installation Charge**	Access Port Change Charge**
56/64Kbps	$428.00	$1,050.00 (Waived)	$100.00 (Waived)
128 Kbps	$1,195.00	$1,050.00 (Waived)	$100.00 (Waived)
256 Kbps	$1,280.00	$1,050.00 (Waived)	$100.00 (Waived)
384 Kbps	$1,423.00	$1,050.00 (Waived)	$100.00 (Waived)
512 Kbps	$1,627.00	$1,050.00 (Waived)	$100.00 (Waived)
768 Kbps	$1,748.00	$1,050.00 (Waived)	$100.00 (Waived)
1024 Kbps	$1,900.00	$1,050.00 (Waived)	$100.00 (Waived)
T1.5	$2,440.00	$1,050.00 (Waived)	$100.00 (Waived)

*                                         During the Service Period, All ordered FRS/ATM Domestic Access Ports are limited for usage with the AT&T FRS and FRS/ATM Interworking Service covered under this Attachment.

**                                  The Port Installation Charge is waived for any Port that remains in place for at least twelve (12) months. If a Port does not remain in place for twelve (12) months, AT&T may charge Customer the Port Installation Charge, provided that AT&T may not charge Customer the Port Installation Charge if the Port is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L. (Tariffing) or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T Data service.

***                           The Port Change Charge is a one-time, non-recurring charge for increasing or decreasing a Port speed. The Port Change Charge is waived.

THIS PAGE IS INTENTIONALLY BLANK

AT&T Interspan® Frame Relay, AT&T Domestic Asynchronous Transfer Mode,
AT&T Frame Relay/Asynchronous Transfer Mode Interworking, and
AT&T International Asynchronous Transfer

Mode Services Attachment

Appendix 5

IATM Pricing

PORT CHARGES

International ATM Port Charges for Services to Canada, Japan and Singapore*

During the Service Period, the following charges apply for International ATM Ports in the contiguous United States:

For Service To:	DS1 (1.5) Port Monthly Charge	DS3 (45) Port Monthly Charge
Canada	$2,415.00	$12,650.00
Japan	$8,035.00	$15,000.00
Singapore	$8,035.00	$15,000.00

International ATM Port Charges for Services between US and Europe *

During the Service Period, Customer may order end to end International ATM service between contiguous United States and Europe. The end to end service requires the purchase of US Port and a compatible European Port.

	US Port Charges		European Port Charges
Port Type/Speed	Port Monthly Charge	Port Type/Speed	Port Monthly Charge
T1	$8,035.00	E1	$10,500.00
T3	$15,000.00	E3	$13,500.00

International ATM Port Charges for Services within Europe *

Europe Port Type/Speed	Port Monthly Charge
E1	$10,500.00
E3	$13,500.00

*                                         1.                                       In addition to the above Port Monthly Charge, a Port Installation Charge of $1,000 per Port will be assessed. The Port Installation Charge is waived for any Port that remains in place for at least twelve (12) months. If a Port does not remain in place for twelve (12) months, AT&T may charge Customer the Port Installation Charge, provided that AT&T may not charge Customer the Port Installation Charge if the Port is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L. (Tari.ffing) or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (in) as part of Customer.’s migration of that location to another AT&T Data service.

2.                                       A Port Change Charge of $100 for each request to increase or decrease a Port Speed is waived.

CHARGES FOR CLASS ‘A’ CBR PVCs—Canada, Japan and Singapore

During the Service Period, the following Charges will apply for Class “A” CBR PVCs furnished by AT&T at locations in the contiguous United States. Charges are for bi-directional, “half channel” PVCs. To enable full duplex connectivity, customer must obtain a bi-directional PVC from the foreign country to the U.S.

ATM PVC CIR	Canada ATM PVC Monthly Charge	Japan ATM PVC Monthly Charge	Singapore ATM PVC Monthly Charge
64 Kbps	$232.00	$554.00	$788.00
128 Kbps	$476.00	$1,110.00	$1,577.00
192 Kbps	$713.00	$1,701.00	$2,365.00
256 Kbps	$950.00	$2,222.00	$3,154.00
320 Kbps	$1,189.00	$2,778.00	$3,942.00
384 Kbps	$1,426.00	$3,332.00	$4,731.00
448 Kbps	$1,714.00	$3,888.00	$5,519.00
512 Kbps	$1,987.00	$4,444.00	$6,308.00
576 Kbps	$2,248.00	$4,999.00	$7,096.00
640 Kbps	$2,504.00	$5,555.00	$7,885.00
704 Kbps	$3,012.00	$6,110.00	$8,673.00
768 Kbps	$3,317.00	$6,665.00	$9,462.00
832 Kbps	$3,494.00	$7,222.00	$10,250.00
896 Kbps	$3,797.00	$7,777.00	$11,039.00
960 Kbps	$4,107.00	$8,333.00	$11,827.00
1,024 Kbps	$4,239.00	$8,986.00	$12,616.00
1,088 Kbps	$4,352.00	$9,542.00	$13,404.00
1,152 Kbps	$4,608.00	$9,737.00	$13,686.00
1,216 Kbps	$4,621.00	$10,272.00	$14,446.00
1,280 Kbps	$4,864.00	$10,808.00	$15,206.00
1,344 Kbps	$4,973.00	$11,344.00	$15,967.00
1,408 Kbps	$5,069.00	$11,879.00	$16,727.00
1,472 Mbps	$5,299.00	$12,415.00	$17,487.00
1,536 Mbps	$5,530.00	$12,689.00	$18,248.00
1,544 Mbps	$5,558.00	$13,017.00	$18,343.00
3,088 Mbps	$10,754.00	$26,130.00	$36,685.00
4,632 Mbps	$1,6212.00	$34,798.00	$48,914.00
6,176 Mbps	$21,616.00	$46,453.00	$65,219.00
7,720 Mbps	$27,020.00	$55,465.00	$71,569.00
9,264 Mbps	$32,424.00	$66,777.00	$93,752.00
10,808 Mbps	$38,604.00	$77,809.00	$109,377.00

1.                                       In addition to the above monthly charge, a PVC Installation Charge of $25 per PVC will also apply. The PVC Installation Charge of $25 is waived for any PVC that remains in place for at least twelve (12)months. If a PVC does not remain in place for twelve (12) months, AT&T may charge Customer the PVC Installation Charge, provided that AT&T may not charge Customer the PVC Installation Charge if the PVC is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L. (Tariffing)or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability, (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T Data service.

2.                                       A PVC Change Charge of $25 for each request to increase or decrease a PVC CIR is waived.

CHARGES FOR CLASS ‘C’ VBR-NRT PVCs - Canada, Japan and Singapore

During the Service Period, the following Charges will apply for Class “C” VBR-NRT PVCs furnished by AT&T at locations in the contiguous United States. Charges are for bi-directional, “half channel” PVCs. To enable full duplex connectivity, customer must obtain a bi-directional PVC from the foreign country to the U.S.

ATM PVC CIR	Canada ATM PVC Monthly Charge	Japan ATM PVC Monthly Charge	Singapore ATM PVC CIR Change Charge
64 Kbps	$149.00	$319.00	$453.00
128 Kbps	$305.00	$640.00	$906.00
192 Kbps	$457.00	$944.00	$1,359.00
256 Kbps	$609.00	$1,259.00	$1,812.00
320 Kbps	$762.00	$1,574.00	$2,266.00
384 Kbps	$914.00	$1,889.00	$2,719.00
448 Kbps	$1,099.00	$2,203.00	$3,172.00
512 Kbps	$1,274.00	$2,519.00	$3,625.00
576 Kbps	$1,441.00	$2,833.00	$4,078.00
640 Kbps	$1,605.00	$3,149.00	$4,531.00
704 Kbps	$1,931.00	$3,463.00	$4,984.00
768 Kbps	$2,126.00	$3,778.00	$5,437.00
832 Kbps	$2,240.00	$4,093.00	$5,891.00
896 Kbps	$2,434.00	$4,408.00	$6,344.00
960 Kbps	$2,633.00	$4,723.00	$6,797.00
1,024 Mbps	$2,828.00	$5,134.00	$7,278.00
1.5 Mbps	$3,140.00	$8,013.00	$11,416.00
2.0 Mbps	$4,625.00	$10,450.00	$14,808.00
3 Mbps	$6,938.00	$15,675.00	$22,212.00
4 Mbps	$9,250.00	$20,900.00	$29,615.00
5 Mbps	$11,563.00	$26,125.00	$37,019.00
6 Mbps	$13,875.00	$31,350.00	$44,423.00
7 Mbps	$16,188.00	$36,575.00	$51,827.00
8 Mbps	$18,500.00	$41,800.00	$59,231.00
9 Mbps	$20,813.00	$47,025.00	$66,635.00
10 Mbps	$23,125.00	$52,250.00	$74,038.00
15 Mbps	$34,688.00	$78,375.00	$111,058.00
20 Mbps	$46,250.00	$108,680.00	$154,000.00
25 Mbps	$57,813.00	$135,850.00	$192,500.00
30 Mbps	$69,375.00	$169,290.00	$239,885.00
35 Mbps	$80,938.00	$197,505.00	$279,865.00

1.                                       In addition to the above monthly charges, non-recurring installation charges of $25 per PVC may also apply. The PVC Installation Charge of $25 is waived for any PVC that remains in place for at least twelve (12) months. If a PVC does not remain in place for twelve (12) months, AT&T may charge Customer the PVC installation Charge, provided that AT&T may not charge Customer the PVC Installation Charge if the PVC is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L. (Tariffing) or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability, (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T Data service.

2.                                       A PVC Change Charge of $25 for each request to increase or decrease a PVC CIR is waived.

CHARGES FOR CLASS ‘A’ CBR PVCs-EUROPE

During the Service Period, the following Charges will apply for Class “A” CBR PVCs between locations in the contiguous United States and locations in the following countries in Europe: UK, Germany, Belgium, Netherlands and France.

Charges are for bi-directional full channel PVCs.

ATM PVC CIR	ATM PVC Monthly Charge Between U.S. and Europe	ATM PVC Monthly Charge Between Countries Within Europe
64 Kbps	$1,032.00	$707.00
128 Kbps	$2,063.00	$1,414.00
192 Kbps	$3,095.00	$2,122.00
256 Kbps	$4,127.00	$2,829.00
320 Kbps	$5,158.00	$3,536.00
384 Kbps	$6,190.00	$4,243.00
448 Kbps	$7,222.00	$4,950.00
512 Kbps	$8,253.00	$5,658.00
576 Kbps	$9,285.00	$6,365.00
640 Kbps	$10,317.00	$7,072.00
704 Kbps	$11,348.00	$7,779.00
768 Kbps	$12,380.00	$8,486.00
832 Kbps	$13,412.00	$9,194.00
896 Kbps	$14,444.00	$9,901.00
960 Kbps	$15,475.00	$10,608.00

1.024 Mbps	$16,587.00	$11,315.00
1.088 Mbps	$18,650.00	$12,730.00
1.152 Mbps	$19,682.00	$13,437.00
1.216 Mbps	$20,714.00	$14,144.00
1.280 Mbps	$21,745.00	$14,851.00
1.344 Mbps	$22,777.00	$15,558.00
1.408 Mbps	$23,809.00	$16,266.00
1.472 Mbps	$24,840.00	$16,973.00
1.536 Mbps	$24,969.00	$17,061.00
1.544 Mbps	$33,174.00	$17,061.00
3.088 Mbps	$50,019.00	$34,122.00
4.632 Mbps	$74,988.00	$51,184.00
6.176 Mbps	$103,885.00	$70,870.00
7.720 Mbps	$118,967.00	$81,151.00
9.264 Mbps	$155,827.00	$106,304.00
10.828 Mbps	$188,488.00	$128,615.00

1.                                       In addition to the above monthly charges, non-recurring installation charges of $25 per PVC may also apply. The PVC Installation Charge of $25 is waived for any PVC that remains in place for at least twelve (12) months. If a PVC does not remain in place for twelve (12) months, AT&T may charge Customer the PVC Installation Charge, provided that AT&T may not charge Customer the PVC installation Charge if the PVC is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L.  (Tariffing) or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T Data service.

2.                                       A PVC Change Charge of $25 for each request to increase or decrease a PVC CIR is waived.

3.                                      CHARGES FOR. CLASS ‘C’ VBR NRT PVCs-EUROPE

During the Service Period, the following Charges will apply for Class “C” VBR-NRT PVCs between locations in the contiguous United States and locations in the following countries in Europe: UK, Germany, Belgium, Netherlands and France.

Charges are for bi-directional full channel PVCs.

ATM PVC CIR	ATM PVC Monthly Charge Between U.S. and Europe	ATM PVC Monthly Charge Between Countries Within Europe
64 Kbps	$691.00	$582.00
128 Kbps	$1,381.00	$1,165.00
192 Kbps	$2,072.00	$1,747.00
256 Kbps	$2,762.00	$2,330.00
320 Kbps	$3,453.00	$2,912.00
384 Kbps	$4,143.00	$3,494.00
448 Kbps	$4,834.00	$4,077.00
512 Kbps	$5,524.00	$4,659.00
576 Kbps	$6,215.00	$5,242.00
640 Kbps	$6,906.00	$5,824.00
704 Kbps	$7,596.00	$6,406.00
768 Kbps	$8,287.00	$6,989.00
832 Kbps	$8,977.00	$7,571.00
896 Kbps	$9,668.00	$8,154.00
960 Kbps	$10,358.00	$8,736.00

1.024 Mbps	$11,484.00	$9,677.00
1.5 Mbps	$16,818.00	$14,175.00
2 Mbps	$22,431.00	$18,900.00
3 Mbps	$33,646.00	$28,350.00
4 Mbps	$44,862.00	$37,800.00
5 Mbps	$56,077.00	$47,250.00
6 Mbps	$67,292.00	$56,700.00
7 Mbps	$78,508.00	$66,150.00
8 Mbps	$89,723.00	$75,600.00
9 Mbps	$100,938.00	$85,050.00
10 Mbps	$112,154.00	$94,500.00
15 Mbps	$168,231.00	$141,750.00
20 Mbps	$232,615.00	$196,000.00
25 Mbps	$290,769.00	$245,000.00
30 Mbps	$348,923.00	$294,000.00
35 Mbps	$407,077.00	$343,000.00

1.                                       In addition to the above monthly charges, non-recurring installation charges of $25 per PVC may also apply. The PVC Installation Charge of $25 is waived for any PVC that remains in place for at least twelve (12) months. If a PVC does not remain in place for twelve (12) months, AT&T may charge Customer the PVC installation Charge, provided that AT&T may not charge Customer the PVC Installation Charge if the PVC is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L. (Tariffing) or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T Data service.

2.                                       A PVC Change Charge of $25 for each request to increase or decrease a PVC CIR is waived.

Amendment No. 5 to the Agreement between AT&T Corp. and
WORLDSPAN, LP for AT&T InterSpan® Data Communications

Services Dated February 1, 1996, as Amended

John Beckbissinger
Contract Development Manager
AT&T Corp.
Room 32B73
55 Corporate Drive
Bridgewater, NJ 08807-1265

AMENDMENT NO. 5

TO

AT&T INTERSPAN® DATA COMMUNICATIONS SERVICES AGREEMENT

AT&T Corp. (“AT&T”) and WORLDSPAN, LP (“Customer”) have entered into an AT&T InterSpan® Data Communications Services Agreement with an effective date of February 1, 1996, Amendment 1,2, 3, and 4 (“Agreement”).

AT&T and Customer hereby agree to amend this Agreement as follows:

1.                                       To the AT&T Domestic Asynchronous Transfer Mode and AT&T Frame Relay/Asynchronous Transfer Mode Interworking Pricing Appendix (“Appendix 4”), add Domestic Inverse Multiplexing for ATM Service pricing as follows:

Domestic inverse Multiplexing for ATM Service (Domestic IMA)

During the Service Period, the following Charges will apply for all Customer’s Domestic ATM locations in the contiguous United States.

Port Type/Speed (Mbps)	Domestic IMA Port Monthly Charge	Domestic IMA Port Installation Charge *	Domestic IMA Port Change Charge **
3.088	$3,065.00	$1,000.00 (Waived)	$100.00 (Waived)
4.632	$3,730.00	$1,000.00 (Waived)	$100.00 (Waived)
6.176	$4,260.00	$1,000.00 (Waived)	$100.00 (Waived)
7.720	$5,060.00	$1,000.00 (Waived)	$100.00 (Waived)
9.264	$5,860.00	$1,000.00 (Waived)	$100.00 (Waived)
10.808	$6,390.00	$1,000.00 (Waived)	$100.00 (Waived)
12.352	$6,925.00	$1,000.00 (Waived)	$100.00 (Waived)

*                                         The Port Installation Charge is waived for any Port that remains in place for at least twelve (12) months. If a Port does not remain in place for twelve (12) months, AT&T may charge Customer the Port Installation Charge, provided that AT&T may not charge Customer the Port Installation Charge if the Port is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L. (Tariffing) or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement: or (iii) as part of Customer’s migration of that location to another AT&T data service.

**                                  The Port Change Charge is a one-time, non-recurring charge for increasing or decreasing a Port speed. The Port Change Charge is waived.

2.                                       In Section l.A. of the AT&T InterSpan® Frame Relay Services Attachment Appendix 1, add the following subsection:

5.                                      Enterprise Permanent Virtual Circuits - Enterprise PVCs enable a Customer to utilize IP addressing for routing packets through the FRS network. Enterprise PVCs can support sending data between any two Ports, Domestic or Global, connected to an

Enterprise PVC assigned to the same Virtual Private Network (VPN). VPN as used in this Section refers to all the Enterprise PVCs which can communicate to each other, as specified by the Customer. The CDR defines the minimum data transfer rate available between a Port and the FRS network logically connected by an Enterprise PVC.

Enterprise PVC - An Enterprise PVC is a logical connection between a Domestic Port or a Global Port located within the Mainland, Hawaii, Puerto Rico or the U.S. Virgin Islands and the FRS network. Enterprise PVCs are provided solely in a Symmetrical configuration.

A Symmetrical Enterprise PVC is a two-way Enterprise PVC that can transmit data between a Port and the FRS network simultaneously at the same speed in both directions.

3.                                       To the AT&T InterSpan® Frame Relay Services Attachment Appendix 2 (“Pricing”), add Enterprise Permanent Virtual Circuits as follows:

Enterprise Permanent Virtual Circuits -

A.                                    Enterprise PVC CDR Change Charge - A Customer can request to increase or decrease an Enterprise PVC CDR at any time after the service date for that Enterprise PVC. An Enterprise PVC CDR Change Charge is a one-time, non-recurring charge for increasing or decreasing a CBR speed and will apply for each change to an Enterprise PVC CDR. The Enterprise PVC CDR Change Charge is waived under this Agreement.

Enterprise PVC CDR Change Charge
- per Enterprise PVC CDR change	$25.00 (Waived)

A change of the physical location of the Customer’s Premises that requires a change to an existing Port connection, requires discontinuance and re-installation of the Enterprise PVCs involved. An Installation Charge for each Enterprise PVC will apply as specified in Section B following.

B.                                    Enterprise PVC Installation Charges - Installation Charges apply for the installation of each Enterprise PVC.

Enterprise PVC CDR Change Charge
- per Enterprise PVC CDR change	$25.00 (Waived)

***The Enterprise PVC Installation Charge is waived for any Enterprise PVC that remains in place for at least twelve (12) months. If an Enterprise PVC does not remain in place for twelve (12) months, AT&T may charge Customer the Enterprise PVC Installation Charge, provided that AT&T may not charge Customer the Enterprise PVC Installation Charge if the Enterprise PVC is deleted prior to the end of the twelfth (12th) month (i) due to Customer’s termination of this Agreement pursuant to Paragraph 3.B. (Termination by Customer), Paragraph 9.L. (Tariffing) or any other provision of this Agreement that allows Customer to discontinue an affected Service without liability; (ii) pursuant to Paragraph 8.B. (Remedies for AT&T Infringement of Third Party Rights) of this Agreement; or (iii) as part of Customer’s migration of that location to another AT&T data service.

C.                                    Recurring Charges - Recurring Monthly Charges apply for each Enterprise PVC as specified in the following Enterprise PVC Recurring Charges Table.

Enterprise PVC Recurring Charges Table

Enterprise PVC CDR Kbps	Symmetrical Enterprise PVC Monthly Charge
4	$17.83
8	$22.92
16	$33.13
32	$44.29
48	$64.04
56	$85.42
64	$85.42
128	$85.42
256	$208.33
384	$416.67
512	$625.00
768	$833.33
1024	$2,083.33
1536	$3,516.00

The Recurring Monthly Charge for each Symmetrical Enterprise PVC is specified in the above Enterprise PVC Recurring Charges Table. For example, if a Customer orders a Symmetrical Enterprise PVC with a CDR of 768 kbps the Monthly Recurring Charge will be $833.33:

4.                                       In Section l.A. of the AT&T InterSpan® Frame Relay Services Attachment Cover Sheet, change the end of the Service Period from February 19, 2003 to August 19, 2004.

5.                                       In Section 1.A. of the AT&T InterSpan® Frame Relay Services Attachment Cover Sheet, change the date AT&T shall notify Customer of the pending expiration of the Service Period from October 19, 2002 to April 19, 2004.

6.                                       In Section 1.A. of the AT&T InterSpan® Frame Relay Services Attachment Cover Sheet, change the date Customer may extend the Service Period for this Attachment for one (1) year by notifying AT&T of its election from November 19, 2002 to May 19, 2004.

7.                                       In Section 1.C. of the AT&T InterSpan® Frame Relay Services Attachment Cover Sheet, delete the reference to February 19, 2003 and change it to August 19, 2004.

6.                                       In Section 1.C. of the AT&T InterSpan® Frame Relay Services Attachment Cover Sheet, delete the reference to February 19, 2004 and change it to August 19, 2005.

9.                                       Delete and replace the Section entitled “FRS, Domestic ATM, and FRS/ATM Interworking Revenue Discount Plan Revenue Discount Plan” of the AT&T InterSpan® Frame Relay Services Attachment Appendix 2 with the following:

FRS, Domestic ATM, and FRSIATM Interworking Revenue Discount Plan

The following Domestic ATM, FRS and FRS/ATM Interworking Revenue Discount Plan is based on a Minimum Annual Revenue Commitment (MARC) by Customer. Customer’s total undiscounted Domestic ATM, FRS and FRS/ATM Interworking Port Monthly Charges; Domestic ATM, FRS and FRS/ATM Interworking Access Port Monthly Charges; Domestic ATM, FRS and FRS/ATM Interworking PVC Monthly Charges, and Enterprise PVC Recurring Monthly Charges (“Covered Charges”) are counted towards the MARC. Undiscounted Monthly Charges for related incidental non-tariffed services and for related non-tariffed data transport services, but not for equipment charges, (collectively, “Related Charges”) shall count towards no more than twelve and one-half percent (12.5%) of the MARC. The Discount for Covered Charges shall not be applied to the Related Charges.

Domestic ATM, FRS and FRS/ATM Interworking Revenue Discount Plan

Contract Year	Minimum Annual Revenue Commitment (MARC)	Discount for Covered Charges *
4	$34,000,000.00	49%
5	$40,000,000.00	52%
6	$40,000,000.00	52%
7	$40,000,000.00	52%
8	$40,000,000.00	52%
9	$40,000,000.00	52%
(12-month Extension)

Contract Year 4 begins February 19, 1999. At the end of each Contract Year, if the total Covered Charges plus  Related Charges (subject to the 12.5% limitation set forth above) for that Contract Year (collectively “MARC Charges”) are less than the MARC for that Contract Year, Customer will be billed a shortfall charge equal to the difference between the MARC and the MARC Charges, (“Shortfall Amount”), as discounted based on the Discount for Covered Charges. For example, If the Shortfall Amount in Contract Year 7 is $100, and the Discount is 52%, Customer would be billed $48 [$100 — ($100 x .52%)].

If Covered Charges exceed the MARC in any of Contract Years 4, 5, 6,7 or 8 Customer may elect to carry the excess in each such year forward (up to a maximum of ten percent (10%) of the Contract Year MARC) to be credited against Customer’s MARC for any subsequent Contract Year. Such election must be made in writing to AT&T within sixty (60) days after receipt of the final bill for the month that ends the Contract Year. There shall be no carry forward from Contract Years 1, 2 or 3 to Contract Years 4, 5, 6, 7 or 8.

IATM Revenue Discount Plan

Customer’s total undiscounted International ATM Port Monthly Charges and International ATM PVC Monthly Charges shall receive a discount (“International Discount”) of fifty-two percent (52%).

10.                                 Replace Access Port price table in Section entitled “Pricing Schedules,” of the AT&T InterSpan® Frame Relay Services Attachment Appendix 2 with the following:

Access Ports (only available in 48 contiguous states)

Access Port Rate (Kbps)	Access Port Monthly Charge*		Access Port Installation charge	Access Port Change Charge	Access Port Deletion Charge
	Zone 1	Zone 2
56K	$406.33	$391.67	$1,050.00	$100.00	$1,050.00
			(Waived)	(Waived)	(Waived)
64K	$541.67	$541.67	$1,050.00	$100.00	$1,050.00
			(Waived)	(Waived)	(Waived)
128K	$708.33	$666.67	$1,050.00	$100.00	$1,050.00
			(Waived)
256K	$937.50	$833.33	$1,050.00	$100.00	$1,050.00
			(Waived)	(Waived)	(Waived)
384K	$1,135.42	$1,031.25	$1,050.00	$100.00	$1,050.00
			(Waived)	(Waived)	(Waived)
512K	$1,345.30	$1,345.29	$1,050.00	$100.00	$1,050.00
			(Waived)	(Waived)	(Waived)
768K	$1,457.31	$1,457.31	$1,050.00	$100.00	$1,050.00
			(Waived)	(Waived)	(Waived)
1544K	$2,149.72	$2,149.73	$1,050.00	$100.00	$1,050.00
			(Waived)	(Waived)	(Waived)

*Zone I includes all Other States not included under Zone 2. Zone 2 includes the following States: AL, AR, CT, DE, FL, GA, HI, KS, KY, LA, MA, MD, ME, MI, MO, MS, NH, NJ, NC, NY, OK, PA, RI, SC, TN, VA, VT, WV and DC.

11.                                 Replace corresponding Ports price table columns in Section entitled “Pricing Schedules,” of the AT&T InterSpan® Frame Relay Services Attachment Appendix 2 with the following (all other columns remain the same):

Ports

PORT RATE (Kbps)	PORT MONTHLY CHARGE	Hawaii Port Additional Monthly Charges*	Puerto Rico/Virgin Islands Port Additional Monthly Charge*
56	$196.67	$506	$758
64	$204.38	$506	$758
128	$281.25	$1,027	$1,544
256	$520.42	$1,525	$2,292
384	$682.29	$2,064	$3,095
512	$817.08	$2,534	$3,804
768	$1,032.92	$3,078	$4,612
1024	$1,679.00	$3,613	$5,418
1536	$1,695.83	$4,562	$6,864

12.                                 Replace -corresponding PVCs price table columns in Section entitled “Pricing Schedules,” of the AT&T InterSpan® Frame Relay Services Attachment Appendix 2 with the following (all other columns remain the same):

PVCs

PVC CIR (Kbps)	Two-Way PVC Monthly Charge
4	$8.92
8	$11.46
16	$16.56
32	$22.15
48	$32.02
56	$42.71
64	$42.71
128	$42.71
256	$104.17
384	$208.83
512	$312.50
768	$416.67
1024	$1,041.67
1536	$1,758.00

13.                                 Delete and replace subsection (b) of Section entitled “Adjustment to Rates and Charges”, of the AT&T InterSpan® Frame Relay Services Attachment Appendix 2, as previously amended, with the following:

(b)                                 The first day of the twelfth, twenty-forth and thirty-sixth month following the effective date of Amendment No. 5 will be a Review Date. If the Customer elects to extend this Contract, the first day of the forty-eighth month following the effective date of Amendment No. 5 will be a Review Date.

14.                                 To the AT&T InterSpan® Frame Relay Services Attachment Appendix 2, add a Section entitled “Special Credit” as follows:

Special Credit

CUSTOMER shall receive a Special Credit of $400,000.00 to be applied in month fifty-nine (59) of the Service Period against CUSTOMER’s monthly bills for Services provided under this Attachment Appendix 2. However, an early termination of this Attachment for any reason will result in CUSTOMER being billed the full amount of the credit applied.

15.                                 Replace the table in Section 13.A.(1) of the AT&T InterSpan® Frame Relay Services Attachment Appendix 3, as previdusly amended, with the following:

Contract Year	Percentage
1	100%
2	47%
3	47%
4	47%
4	47%
6	47%
7	47%
8	25%
9 (Extended)	0%

16.                                 Delete and replace Section 15.B. of the AT&T InterSpan® Frame Relay Services Attachment Appendix 3 with the following:

B.                                     The aggregate reduction of the MARC and the aggregate reductions of the MARC requirements for additional discounts shall not exceed 30% under this Paragraph 15 (MARC Adjustments); provided, however, that the aggregate reduction with respect to Subparagraph 15.A.(v) shaLl not exceed 20%. AT&T will agree to reduce the MARC below the 30% or 20% floors, as applicable, if the parties mutually agree on appropriate changes to the rates and discounts in this agreement commensurate with the further reduction in the MARC.

Amendment No. 5 shall be incorporated in and shall constitute a part of the Agreement, as if fully set forth therein. In all other respects, the Agreement shall remain unchanged.

IN WITNESS WHEREOF, AT&T and Customer have executed this Amendment.

WORLDSPAN, LP		AT&T CORP.

By:	/s/ Paul Blackney	By:
	(Authorized Signature)		(Authorized Signature)

Paul Blackney
(Typed or Printed Name)			(Typed or Printed Name)

President & Chief Execution Officer
(Title)	Title)

December 20, 2000
(Date)	(Date)

Amendment No. 6 to the Agreement between AT&T Corp and
WORLDSPAN, LP for AT&T InterSpan® Data Communications
Services Dated February 1, 1996, as Amended

John Beckbissinger Contract Development Manager AT&T Corp. Room 34B40 55 Corporate Drive Bridgewater, NJ 08807-1265

AMENDMENT NO.6
TO
AT&T INTERSPAN® DATA COMMUNICATIONS SERVICES AGREEMENT

AT&T Corp. (“AT&T”) and WORLDSPAN, LP (“Customer”) have entered into an AT&T InterSpan® Data Communications Services Agreement with an effective date of February 1, 1996, Amendment 1, 2 and 3 (“Agreement”).

AT&T and Customer hereby agree to amend this Agreement as follows:

1.                                       To the Ports’ price table in Section entitled “Pricing Schedules” of the AT&T InterSpan® Frame Relay Services Attachment Appendix 2, add 44.736 Mbps Port Rate as follows (all other rows and columns remain the same):

Ports

Port

Port Rate (Kbps)	Port Monthly Charge	Hawaii Port Additional Monthly Charges*	Puerto Rico/Virgin Islands Port Additional Monthly Charge*	Port Installation Charge	Port Change Charge**	Port Deletion Charge***
44.736 Mbps	$9,921.50	N/A	N/A	$1,000.00	$100.00	$750.00
				(Waived)	(Waived)	(Waived)

Amendment No. 6 shall be incorporated in and shall constitute a part of the Agreement, as if fully set forth therein. In all other respects, the Agreement shall remain unchanged.

IN WITNESS WHEREOF, AT&T and Customer have executed this Amendment.

WORLDSPAN, LP		AT&T CORP.

By:	/s/ Kelly Higgins	By:	/s/ R. J. Paliseno
	(Authorized Signature)		(Authorized Signature)

Kelly Higgins	R. J. Paliseno
(Typed or Printed Name)	(Typed or Printed Name)

Director - Worldwide e-Commerce & Communications Infrastructure	District Manager
(Title)	(Title)

5/15/01	5/30/01
(Date)	(Date)